The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION DATED MARCH 24, 2004

Prospectus Supplement dated March [•], 2004

to Prospectus dated March 24, 2004

MBNA Credit Card Master Note Trust

Issuer

MBNA America Bank, National Association

Originator of the Issuer

MBNAseries

The issuer will issue and sell:	Class B(2004-1) Notes
Principal amount	$200,000,000
Interest rate	[•]% per year
Interest payment dates	15th day of each month, beginning in May 2004
Expected principal payment date	March 17, 2014
Legal maturity date	August 15, 2016
Expected issuance date	April [•], 2004
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to the issuer	$[•] (or [•]%)

The Class B(2004-1) notes are a tranche of the Class B notes of the MBNAseries. Interest and principal payments on Class B notes of the MBNAseries are subordinated to payments on Class A notes.

You should consider the discussion under “Risk Factors” beginning on page S-16 in this prospectus supplement and on page 15 of the accompanying prospectus before you purchase any notes.

The notes are obligations of the issuer only and are not obligations of any other person. Each tranche of notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the notes.

The primary asset of the issuer is the collateral certificate, Series 2001-D, representing an undivided interest in MBNA Master Credit Card Trust II, whose assets include a portfolio of consumer revolving credit card accounts.

The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

Citigroup

Banc of America Securities LLC

JPMorgan

Lehman Brothers

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the MBNAseries and the Class B(2004-1) notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the MBNA Credit Card Master Note Trust, some of which may not apply to the MBNAseries or the Class B(2004-1) notes.

This prospectus supplement may be used to offer and sell the Class B(2004-1) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the terms of the MBNAseries or the Class B(2004-1) notes vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the Class B(2004-1) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

Securities Offered

$200,000,000 [•]% Class B(2004-1) notes.

These Class B(2004-1) notes are part of a series of notes called the MBNAseries. The MBNAseries consists of Class A notes, Class B notes and Class C notes. These Class B(2004-1) notes are a tranche of the Class B notes of the MBNAseries.

These Class B(2004-1) notes are issued by, and are obligations of, the MBNA Credit Card Master Note Trust. The issuer expects to issue other classes and tranches of notes of the MBNAseries which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuer may issue other series of notes which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See “The Notes—Issuances of New Series, Classes and Tranches of Notes” in this prospectus supplement and in the prospectus.

Each class of notes in the MBNAseries may consist of multiple tranches. Notes of any tranche can be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement. See “The Notes—Issuances of New Series, Classes and Tranches of Notes” in this prospectus supplement and in the prospectus. The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the MBNAseries may be different. Therefore, subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all senior notes of the MBNAseries. Subordinated notes will generally not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the MBNAseries serve as credit enhancement for all of the senior notes of the MBNAseries, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of the MBNAseries. However, certain tranches of senior notes may not require subordination from each class of notes subordinated to it. For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. The amount of credit exposure of any particular tranche of notes is a function of, among other things, the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the senior tranches’ principal funding subaccounts.

Only the Class B(2004-1) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the MBNAseries as a part of the Class B notes, may be issued by the MBNA Credit Card Master Note Trust in the future.

The MBNAseries

These Class B(2004-1) notes are expected to be the thirteenth tranche of Class B notes in the MBNAseries.

See “Annex I: Outstanding Series, Classes and Tranches of Notes” for information on the other outstanding notes issued by the issuer.

Risk Factors

Investment in the Class B(2004-1) notes involves risks. You should consider carefully the risk factors beginning on page S-16 in this prospectus supplement and beginning on page 15 in the accompanying prospectus.

Interest

These Class B(2004-1) notes will accrue interest at an annual rate equal to [•]%.

Interest on these Class B(2004-1) notes will begin to accrue on April [•], 2004 and will be calculated on the basis of a 360-day year and twelve 30-day months.

Interest on these Class B(2004-1) notes for any interest payment date will equal one-twelfth of the product of:

•	the Class B(2004-1) note interest rate; times

•	the outstanding dollar principal amount of the Class B(2004-1) notes as of the related record date.

However, for the first interest payment date interest on these Class B(2004-1) notes will be $[•].

The issuer will make interest payments on these Class B(2004-1) notes on the 15th day of each month, beginning in May 2004. Interest payments due on a day that is not a business day in New York, New York and Newark, Delaware will be made on the following business day.

The Class B(2004-1) notes will have the benefit of a derivative agreement for interest, as described herein.

The payment of interest on a senior class of notes on any payment date is senior to the payment of interest on subordinated classes of notes of the MBNAseries on such date. Generally, no payment of interest will be made on any Class B note in the MBNAseries until the required payment of interest has been made to the Class A notes in the MBNAseries. Similarly, generally, no payment of interest will be made on any Class C note in the MBNAseries until the required payment of interest has been made to the Class A notes and the Class B notes in the MBNAseries. However, funds on deposit in the Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on any interest payment date.

Principal

The issuer expects to pay the stated principal amount of these Class B(2004-1) notes in one payment on March 17, 2014, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose and not required for subordination. If the stated principal amount of these Class B(2004-1) notes is not paid in full on the expected principal payment date due to insufficient funds or insufficient credit enhancement, noteholders will generally not have any remedies against the issuer until August 15, 2016, the legal maturity date of these Class B(2004-1) notes.

If the stated principal amount of these Class B(2004-1) notes is not paid in full on the expected principal payment date, then an early redemption event will occur with respect to these Class B(2004-1) notes and, subject to the principal payment rules described below under “—Subordination; Credit Enhancement” and “—Required Subordinated Amount,” principal and interest payments on these Class B(2004-1) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class B(2004-1) notes may be paid earlier than the expected principal payment date if (i) an event of default and acceleration occurs with respect to these Class B(2004-1) notes, (ii) an investment company early redemption event occurs or (iii) any other early redemption event occurs with respect to these Class B(2004-1) notes and the derivative agreement terminates or has been terminated or an interest reserve account event occurs or has occurred. See “The Indenture—Early Redemption Events” and “—Events of Default” in the prospectus and “The Notes—Early Redemption of the Notes” in this prospectus supplement.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class B(2004-1) notes is $200,000,000.

The nominal liquidation amount of a tranche of notes corresponds to the portion of the investor interest of the collateral certificate that is allocable to support that tranche of notes. If the nominal liquidation amount of these Class B(2004-1) notes is reduced by:

•	reallocations of available principal amounts to pay interest on a senior class of the MBNAseries or a portion of the master trust II servicing fee allocable to the MBNAseries; or

•	charge-offs resulting from uncovered defaults on the principal receivables in master trust II allocable to the MBNAseries,

the principal of and interest on these Class B(2004-1) notes may not be paid in full. If the nominal liquidation amount of these Class B(2004-1) notes has been reduced, available principal amounts and available funds allocated to pay principal of and interest on these Class B(2004-1) notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in the prospectus.

Subordination; Credit Enhancement

These Class B(2004-1) notes generally will not receive interest payments on any payment date until the Class A notes have received their full interest payments on such date. Available principal amounts allocable to these Class B(2004-1) notes may be applied to make interest payments on the

Class A notes of the MBNAseries or to pay a portion of the master trust II servicing fee allocable to the MBNAseries. Available principal amounts remaining on any payment date after any reallocations for interest on the senior classes of notes or for a portion of the master trust II servicing fee allocable to the MBNAseries will be first applied to make targeted deposits to the principal funding subaccounts of senior classes of notes on such date before being applied to make required deposits to the principal funding subaccounts of the subordinated notes on such date.

In addition, principal payments on these Class B(2004-1) notes are subject to the principal payment rules described below in “—Required Subordinated Amount.”

Required Subordinated Amount

In order to issue a senior class of notes, the required subordinated amount of subordinated notes must be outstanding and available on the issuance date. Generally, the required subordinated amount for a tranche of Class A notes in the MBNAseries is equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes. Similarly, the Class B required subordinated amount of Class C notes for each tranche of Class B notes in the MBNAseries is equal to a percentage of its adjusted outstanding dollar principal amount. However, the Class B required subordinated amount of Class C notes for the Class B(2004-1) notes may be adjusted to reflect its pro rata share of the portion of the adjusted outstanding dollar principal amount of all Class B notes in the MBNAseries which is not providing credit enhancement to the Class A notes.

For the Class B(2004-1) notes, the Class B required subordinated amount of Class C notes at any time is generally equal to the sum of (i) 8.10811% (referred to as the unencumbered percentage) of the Class B(2004-1) notes’ pro rata share of the excess of the adjusted outstanding dollar principal amount of all Class B notes in the MBNAseries over the Class A required subordinated amount of Class B notes for all Class A notes in the MBNAseries and (ii) 100% (referred to as the encumbered percentage) of the remainder of the adjusted outstanding dollar principal amount of the Class B(2004-1) notes. Therefore, for the Class B(2004-1) notes, the percentage used to calculate the required subordinated amount will (i) increase (but will never exceed 100%) if the share of the Class B(2004-1) notes that is providing credit enhancement to Class A notes of the MBNAseries increases and (ii) decrease (but will never be less than 8.10811%) if the share of the Class B(2004-1) notes that is providing credit enhancement to Class A notes of the MBNAseries decreases.

For example, if the adjusted outstanding dollar principal amount of all Class B notes in the MBNAseries is equal to the Class A required subordinated amount of Class B notes for all Class A notes in the MBNAseries, then the Class B required subordinated amount of Class C notes for the Class B(2004-1) notes will be equal to 100% of the adjusted outstanding dollar principal amount of the Class B(2004-1) notes. Similarly, if the Class A required subordinated amount of Class B notes for all Class A notes in the MBNAseries is equal to zero, then the Class B required subordinated amount of Class C notes for the Class B(2004-1) notes will be equal to 8.10811%

of the adjusted outstanding dollar principal amount of the Class B(2004-1) notes.

For a more detailed description of how to calculate the Class B required subordinated amount of Class C notes for the Class B(2004-1) notes, see “The Notes—Issuances of New Series, Classes and Tranches of Notes—Required Subordinated Amount.”

Reductions in the adjusted outstanding dollar principal amount of a tranche of senior notes of the MBNAseries will generally result in a reduction in the required subordinated amount for that tranche. Additionally, with respect to the Class B(2004-1) notes, a reduction in its Class B required subordinated amount of Class C notes may occur due to:

•	a decrease in the aggregate adjusted outstanding dollar principal amount of the Class A notes of the MBNAseries,

•	a decrease in the Class A required subordinated amount of Class B notes for outstanding tranches of Class A notes of the MBNAseries, or

•	the issuance of additional Class B notes of the MBNAseries,

any of which would reduce the amount of credit enhancement provided by an individual tranche of Class B notes to the Class A notes of the MBNAseries. However, if an early redemption event or event of default and acceleration with respect to the Class B(2004-1) notes occurs, or if on any day its Class B usage of Class C required subordinated amount exceeds zero, the Class B required subordinated amount of Class C notes for the Class B(2004-1) notes will not decrease after that early redemption event or event of default and acceleration, or the date on which its Class B usage of Class C required subordinated amount exceeds zero.

The method of calculating the Class B required subordinated amount of Class C notes for the Class B(2004-1) notes may change without the consent of any noteholders if the rating agencies consent. In addition, the method of calculating the required subordinated amount of subordinated notes of other Class B notes in the MBNAseries may be different than the method used for these Class B(2004-1) notes. In addition, if the rating agencies consent and without the consent of any noteholders, the issuer may utilize forms of credit enhancement other than subordinated notes in order to provide senior classes of notes with the required credit enhancement.

No payment of principal will be made on any Class B note in the MBNAseries unless, following the payment, the remaining available subordinated amount of Class B notes in the MBNAseries is at least equal to the required subordinated amount for the outstanding Class A notes in the MBNAseries less any usage of the required subordinated amount of Class B notes for such outstanding Class A notes. Similarly, no payment of principal will be made on any Class C note in the MBNAseries unless, following the payment, the remaining available subordinated amount of Class C notes in the MBNAseries is at least equal to the required subordinated amount for the outstanding Class A notes and Class B notes in the MBNAseries less any usage of the required subordinated amount of Class C notes for such outstanding Class A notes and Class B notes. However, there are some exceptions to this rule. See “The Notes—

Subordination of Interest and Principal” in this prospectus supplement and in the prospectus.

Early Redemption of Notes

The early redemption events applicable to all notes, including these Class B(2004-1) notes, are described in the accompanying prospectus. In addition, if for any date the amount of excess available funds averaged over the three preceding calendar months is less than the required excess available funds for such date, an early redemption event for the Class B(2004-1) notes will occur. Excess available funds for any month equals the available funds allocated to the MBNAseries that month after application for targeted deposits to the interest funding account, payment of the master trust II servicing fee allocable to the MBNAseries, application to cover defaults on principal receivables in master trust II allocable to the MBNAseries and reimbursement of any deficits in the nominal liquidation amounts of notes. Required excess available funds is an amount equal to zero. This amount may be changed provided the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes. See “The Notes—Early Redemption of Notes” and “The Indenture—Early Redemption Events” in the prospectus.

If an early redemption event (other than an investment company early redemption event) applicable to the Class B(2004-1) notes occurs and the derivative agreement has not been terminated and an interest reserve account event has not occurred, available principal amounts allocable to the Class B(2004-1) notes together with any amounts in the principal funding subaccount for the Class B(2004-1) notes will not be paid to the holders of the Class B(2004-1) notes as described under “The Notes—Early Redemption of the Notes” and “The Indenture—Early Redemption of the Notes” in the prospectus, but instead will be retained in the principal funding subaccount and paid to the holders of the Class B(2004-1) notes on the expected principal payment date of the Class B(2004-1) notes. However, if following an early redemption event (i) the derivative agreement terminates, (ii) an interest reserve account event occurs, (iii) an investment company early redemption event occurs or (iv) an event of default and acceleration of the Class B(2004-1) notes occurs, such amounts may be paid to the holders of the Class B(2004-1) notes and not accumulated in the principal funding subaccount, subject to the principal payment rules described above under “—Subordination; Credit Enhancement” and “—Required Subordinated Amount.”

See “The Indenture—Early Redemption Events” in the prospectus for a description of the investment company early redemption event and “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties” for a description of an interest reserve account event and the derivative agreement termination events.

Optional Redemption by the Issuer

The servicer has the right, but not the obligation, to direct the issuer to redeem these Class B(2004-1) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of these Class B(2004-1) notes is reduced to less than 5% of their highest outstanding dollar principal amount. This repurchase option is referred to as a clean-up call.

The issuer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the MBNAseries. If the issuer is directed to redeem these Class B(2004-1) notes, it will notify the registered holders at least thirty days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on these Class B(2004-1) notes will thereafter be made, subject to the principal payment rules described above under “—Subordination; Credit Enhancement,” until either the principal of and accrued interest on these Class B(2004-1) notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount and the interest funding subaccount for these Class B(2004-1) notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default

The Class B(2004-1) notes are subject to certain events of default described in “The Indenture—Events of Default” in the prospectus. For a description of the remedies upon an event of default, see “The Indenture—Events of Default Remedies” in the prospectus and “Deposit and Application of Funds—Sale of Credit Card Receivables” in this prospectus supplement.

Master Trust II Assets and Receivables

The collateral certificate, which is the issuer’s primary source of funds for the payment of principal of and interest on these Class B(2004-1) notes, is an investor certificate issued by master trust II. The collateral certificate represents an undivided interest in the assets of master trust II. Master trust II’s assets primarily include credit card receivables from selected MasterCard® and Visa® revolving credit card accounts that meet the eligibility criteria for inclusion in master trust II. These eligibility criteria are discussed in the prospectus under “Master Trust II—Addition of Master Trust II Assets.”

The credit card receivables in master trust II consist primarily of principal receivables and finance charge receivables. Principal receivables include amounts charged by cardholders for merchandise and services and amounts advanced to cardholders as cash advances. Finance charge receivables include periodic finance charges, annual membership fees, cash advance fees, late charges and certain other fees billed to cardholders, and recoveries on receivables in defaulted accounts.

In addition, MBNA is permitted to add to master trust II participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by MBNA and collections thereon.

See “The Master Trust II Portfolio” for detailed financial information on the receivables and the accounts.

See “Annex II: Outstanding Master Trust II Series” of this prospectus supplement for additional information on the outstanding series in master trust II.

Issuer Accounts

The issuer has established a principal funding account, an interest funding account, an accumulation reserve account and a Class C reserve account for the benefit of the MBNAseries. The principal funding account, the interest funding account and the accumulation reserve account will have subaccounts for the Class B(2004-1) notes.

Each month, distributions on the collateral certificate will be deposited into the collection account. Those deposits will then be allocated to each series of notes, including the MBNAseries. The amounts allocated to the MBNAseries plus any other amounts to be treated as available funds and available principal amounts for the MBNAseries will then be allocated to:

—the principal funding account;

—the interest funding account;

—the accumulation reserve account;

—the Class C reserve account;

—any other supplemental account;

—payments under any applicable derivative agreements; and

—the other purposes as specified in this prospectus supplement.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the MBNAseries notes, including the Class B(2004-1) notes.

Security for the Notes

The Class B(2004-1) notes are secured by a shared security interest in:

•	the collateral certificate;

•	the collection account;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount;

•	the applicable accumulation reserve subaccount; and

•	the applicable derivative agreement.

However, the Class B(2004-1) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture and the MBNAseries indenture supplement.

See “The Notes—Sources of Funds to Pay the Notes—The Collateral Certificate” and “—The Issuer Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—The Collateral Certificate” in the prospectus.

Limited Recourse to the Issuer

The sole sources of payment for principal of or interest on these Class B(2004-1) notes are provided by:

•	the portion of the available principal amounts and available funds allocated to the MBNAseries and available to these Class B(2004-1) notes after giving effect to any reallocations, payments and deposits for senior notes; and

•	funds in the applicable issuer accounts for these Class B(2004-1) notes.

Class B(2004-1) noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on these Class B(2004-1) notes.

However, following a sale of credit card receivables (i) due to an insolvency of MBNA, (ii) due to an event of default and acceleration with respect to the Class B(2004-1) notes or (iii) on the legal maturity date for the Class B(2004-1) notes, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables” in the prospectus, the Class B(2004-1) noteholders have recourse only to the proceeds of that sale.

Derivative Agreement

The issuer and Citibank, N.A., the derivative counterparty, will enter into a derivative agreement for interest for the benefit of the Class B(2004-1) notes. Under the derivative agreement, for each transfer date:

•	the derivative counterparty will make a payment to the issuer, based on the outstanding dollar principal amount of the Class B(2004-1) notes, at an annual rate equal to [•]%; and

•	the issuer will make a payment to the derivative counterparty, based on the outstanding dollar principal amount of the Class B(2004-1) notes, at an annual rate not to exceed LIBOR (for the related interest period) plus [•]%.

Generally, payments owed between the issuer and the derivative counterparty will be made on a net basis. Amounts paid by the issuer to the derivative counterparty will be paid from amounts on deposit in the interest funding subaccount for the Class B(2004-1) notes as described under “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account” and “—Withdrawals from Interest Funding Subaccounts.” Amounts paid by the derivative counterparty to the issuer will be treated as MBNAseries available funds as described under “Deposit and Application of Funds—MBNAseries Available Funds.”

For a more detailed discussion of the derivative agreement, including the circumstances under which the derivative agreement will terminate, see “The Notes—Sources of Funds to Pay the Notes—

Payments Received from Derivative Counterparties.”

The derivative counterparty currently has a short-term credit rating of “A-1+” and a long-term senior, unsecured debt rating of “AA-” from Standard & Poor’s and a long-term senior, unsecured debt rating of “Aa1” from Moody’s. For a discussion of the consequences of certain reductions in, or a withdrawal of, the derivative counterparty’s credit or debt ratings by either Standard & Poor’s or Moody’s, see “Risk Factors” and “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties.”

Accumulation Reserve Account

The issuer will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class B(2004-1) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class B(2004-1) notes is zero, unless more than one budgeted deposit is required to accumulate and pay the principal of the Class B(2004-1) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class B(2004-1) notes, or such other amount designated by the issuer. See “Deposit and Application of Funds—Targeted Deposits to the Accumulation Reserve Account.”

Shared Excess Available Funds

The MBNAseries will be included in “Group A.” In addition to the MBNAseries, the issuer may issue other series of notes that are included in Group A. As of the date of this prospectus supplement, the MBNAseries is the only series of notes issued by the issuer.

To the extent that available funds allocated to the MBNAseries are available after all required applications of such amounts as described in “Deposit and Application of Funds—Application of MBNAseries Available Funds,” these unused available funds, called shared excess available funds, will be applied to cover shortfalls in available funds for other series of notes in Group A. In addition, the MBNAseries may receive the benefits of shared excess available funds from other series in Group A, to the extent available funds for such other series of notes are not needed for such series. See “Deposit and Application of Funds—Shared Excess Available Funds” in this prospectus supplement and “Sources of Funds to Pay the Notes—The Collateral Certificate” and “—Deposit and Application of Funds” in the prospectus.

Stock Exchange Listing

The issuer will apply to list these Class B(2004-1) notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted or that, if accepted, such listing will be maintained. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for these Class B(2004-1) notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether these Class B(2004-1) notes are listed on the Luxembourg Stock Exchange.

Ratings

The issuer will issue these Class B(2004-1) notes only if they are rated at least “A” or “A2” or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class B notes may have different rating requirements from the Class B(2004-1) notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors—If the ratings of the notes are lowered or withdrawn, their market value could decrease” in the prospectus.

Risk Factors

The risk factors disclosed in this section and in “Risk Factors” in the accompanying prospectus describe the principal risk factors of an investment in the Class B(2004-1) notes.

Only some of the assets of the issuer are available for payments on any tranche of notes

The sole sources of payment of principal of and interest on your tranche of notes are provided by:

•	the portion of the available principal amounts and available funds allocated to the MBNAseries and available to your tranche of notes after giving effect to any reallocations and payments and deposits for senior notes; and

•	funds in the applicable issuer accounts for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer or any other person for payment of your notes. See “The Notes—Sources of Funds to Pay the Notes” in this prospectus supplement and “Sources of Funds to Pay the Notes” in the accompanying prospectus.

In addition, if there is a sale of credit card receivables due to the insolvency of MBNA, due to an event of default and acceleration or on the applicable legal maturity date, as described in “Deposit and Application of Funds—Sale of Credit Card Receivables” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables” in the accompanying prospectus, your tranche of notes has recourse only to the proceeds of that sale, any amounts then on deposit in the issuer accounts allocated to and held for the benefit of your tranche of notes and any amounts payable under any applicable derivative agreement.

The derivative agreement can affect the amount of credit enhancement available to the notes

Since the derivative counterparty makes payments under the derivative agreement based on a fixed rate for the related transfer date and the issuer makes payments under the derivative agreement based on a floating rate for the related transfer date, it is possible that the amount owing to the derivative counterparty for any transfer date could exceed the amount owing to the issuer for the related transfer date and that a net derivative payment will be owing by the issuer to the derivative counterparty. If a net derivative payment is owing by the issuer to the derivative counterparty for any transfer date, the derivative counterparty will be entitled to that payment from MBNAseries available funds and certain other available amounts otherwise allocated to the Class B(2004-1) notes and deposited into the interest funding subaccount for the Class B(2004-1) notes. If deposits to the interest funding subaccount for net derivative payments are made out of reallocated available principal amounts, the amount of credit enhancement supporting the Class B(2004-1) notes may be reduced.

A payment default under the derivative agreement or a termination of the derivative agreement may result in early or reduced payment on the notes

If the long-term, senior, unsecured debt rating of the derivative counterparty is reduced below “BBB-” by Standard & Poor’s or below “Baa3” by Moody’s, or if either rating is withdrawn by Standard & Poor’s or Moody’s, the derivative counterparty will be directed to assign its rights and obligations under the derivative agreement to a replacement derivative counterparty. You should be aware that there may not be a suitable replacement derivative counterparty. In addition, we cannot assure you that any assignment of the derivative counterparty’s rights and obligations will occur.

A payment default by the derivative counterparty or the issuer, or the occurrence of a nominal liquidation amount deficit under certain circumstances, may result in the termination of the derivative agreement. The derivative agreement may also be terminated upon the occurrence of certain other events described under “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties.”

Although the rating agencies have not relied on the ratings of the derivative counterparty in rating any notes, but rather have relied on the value of the receivables and the benefits of the applicable credit enhancement, we cannot assure you that interest on the Class B(2004-1) notes can be paid if a payment default by the derivative counterparty occurs.

The occurrence of certain events may result in early payment on the notes

The occurrence of an investment company early redemption event will cause available principal amounts allocable to the Class B(2004-1) notes, including amounts on deposit in the related principal funding subaccount, if any, to be paid to the Class B(2004-1) noteholders as described under “The Indenture—Early Redemption Events” in the prospectus. The occurrence of an early redemption event other than an investment company early redemption event will cause available principal amounts allocable to the Class B(2004-1) notes to be accumulated in the related principal funding subaccount and not paid to the Class B(2004-1) noteholders until the expected principal payment date for the Class B(2004-1) notes, unless any of the following events occurs: the derivative agreement is terminated, an interest reserve account event occurs, an investment company early redemption event occurs or an event of default and acceleration of the Class B(2004-1) notes occurs. Upon the occurrence of any such event, if the Class B(2004-1) notes are not required to provide enhancement for senior classes of notes of the MBNAseries, such amounts will not be accumulated, but instead will be paid to the Class B(2004-1) noteholders. We cannot assure you that any of these events will not occur prior to the expected principal payment date. See “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties” in this prospectus supplement and “Master Trust II—Pay Out Events” in the prospectus.

A conservator or receiver may have the power to prevent or cause the liquidation of the receivables or to prevent the issuer from retaining amounts in the principal funding subaccount and keeping the notes outstanding which may result in delayed, accelerated or reduced payments

In the case of certain events of insolvency, conservatorship or receivership of MBNA, a master trust II pay out event will occur (which is an early redemption event for the Class B(2004-1) notes), and MBNA will stop transferring newly created principal receivables to master trust II. The master trust II trustee will then proceed to liquidate the credit card receivables, unless otherwise instructed within a specified period by holders of certificates (including the collateral certificate) representing interests aggregating more than 50% of the investor interest of each series (or if any series has more than one class, of each class, and any other person specified in the master trust II agreement or a series supplement). The noteholders as holders of the collateral certificate will be deemed to have disapproved of such liquidation. If such liquidation occurs, there may be no further collections in respect of principal receivables or finance charge receivables by master trust II and, therefore, no MBNAseries available principal amounts or MBNAseries available funds.

If the master trust II trustee liquidates the receivables, any proceeds from such liquidation allocable to the Class B(2004-1) notes will be deposited into the principal funding subaccount up to the outstanding dollar principal amount of the Class B(2004-1) notes. If the master trust II trustee is instructed not to liquidate the receivables as described above and in “Master Trust II—Pay Out Events” in the prospectus, MBNAseries available principal amounts allocable to the Class B(2004-1) notes will be deposited into the principal funding subaccount up to the outstanding dollar principal amount of the Class B(2004-1) notes. In either case, the derivative agreement will remain in effect and the Class B(2004-1) notes will remain outstanding until the earliest of:

•	the expected principal payment date of the Class B(2004-1) notes;

•	the date on which an investment company early redemption event occurs;

•	the date on which an interest reserve account event occurs;

•	the date on which the derivative agreement terminates; and

•	the date on which an event of default and acceleration of the Class B(2004-1) notes occurs,

at which time the amount on deposit in the principal funding subaccount for the Class B(2004-1) notes will be distributed to the Class B(2004-1) noteholders.

However, if the only early redemption event to occur is the master trust II pay out event relating to the insolvency of MBNA or the appointment of a conservator or receiver for MBNA, the conservator or receiver may have the power to prevent the liquidation of the receivables or to cause the liquidation of the receivables regardless of the vote of the investor certificateholders and noteholders. In addition, a conservator or receiver may have the power (i) to prevent the deposit of liquidation proceeds in the principal funding subaccount or (ii) if there is no liquidation, to cause the payment of the notes prior to the expected principal payment date. A conservator or receiver may also have the power to terminate or assign the derivative agreement, take any funds on deposit in the accumulation reserve subaccount, and require the Class B(2004-1) notes to remain outstanding until the legal maturity date. If a conservator or receiver were to take any such actions, your payments could be delayed, accelerated or reduced. See “Risk Factors” and “Material Legal Aspects of the Receivables—Certain Matters Relating to Conservatorship or Receivership” in the prospectus.

Class B notes and Class C notes are subordinated and bear losses before Class A notes

Class B notes of the MBNAseries are subordinated in right of payment of principal and interest to Class A notes, and Class C notes of the MBNAseries are subordinated in right of payment of principal and interest to Class A notes and Class B notes.

In the MBNAseries, available funds are first used to pay interest due to Class A noteholders, next to pay interest due to Class B noteholders, and lastly to pay interest due to Class C noteholders. If available funds are not sufficient to pay interest on all classes of notes, the notes may not receive full payment of interest if, in the case of Class A and Class B notes, reallocated available principal amounts, and in the case of Class C notes, amounts on deposit in the applicable Class C reserve subaccount, are insufficient to cover the shortfall.

In the MBNAseries, available principal amounts may be reallocated to pay interest on senior classes of notes of the MBNAseries and to pay a portion of the master trust II servicing fee allocable to the MBNAseries to the extent that available funds are insufficient to make such payments. In addition, charge-offs due to defaulted principal receivables in master trust II allocable to the MBNAseries generally are reallocated from the senior classes to the subordinated classes of the MBNAseries. If these reallocations of available principal amounts and charge-offs are not reimbursed from available funds, the full stated principal amount of the subordinated classes of notes will not be repaid. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” in the prospectus and “Deposit and Application of Funds—Application of MBNAseries Available Principal Amounts” in this prospectus supplement.

In addition, after application to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee allocable to the MBNAseries, available principal amounts are first used to pay principal due to Class A noteholders, next to pay principal due to Class B noteholders, and lastly to pay principal due to Class C noteholders.

If there is a sale of the credit card receivables owned by master trust II due to an insolvency of MBNA or due to an event of default and acceleration with respect to the MBNAseries, the net proceeds of the sale allocable to principal payments with respect to the collateral certificate will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, and lastly to pay amounts due to Class C noteholders. This could cause a loss to Class A, Class B or Class C noteholders if the amount available to them is not enough to pay the Class A, Class B or Class C notes in full.

Payment of Class B notes and Class C notes may be delayed or reduced due to the subordination provisions

For the MBNAseries, subordinated notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and such notes are not needed to provide the required subordination for senior classes of notes of the MBNAseries. In addition, available principal amounts allocated to the MBNAseries will be applied first to pay shortfalls in interest on senior classes of notes, then to pay a portion of the shortfall in the master trust II servicing fee allocable to the MBNAseries and then to make targeted deposits to the principal funding subaccounts of senior classes of notes before being applied to make required deposits to the principal funding subaccounts of the subordinated notes.

If subordinated notes reach their expected principal payment date, or an early redemption event, event of default and acceleration or other optional or mandatory redemption occurs with respect to such subordinated notes prior to the legal maturity date, and cannot be paid because of the subordination provisions of the MBNAseries indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the MBNAseries will begin, as described in “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account,” and no available principal amounts will be deposited into the principal funding subaccount of, or used to make principal payments on, the subordinated notes. After that time, the subordinated notes will be paid only if, and to the extent that:

•	enough senior notes are repaid so that the subordinated notes are no longer necessary to provide the required subordination;

•	new subordinated notes are issued so that the subordinated notes which are payable are no longer necessary to provide the required subordination;

•	the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes are no longer necessary to provide the required subordination; or

•	the subordinated notes reach their legal maturity date.

This may result in a delay or loss of principal payments to holders of subordinated notes. See “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes.”

Class A and Class B notes of the MBNAseries can lose their subordination under some circumstances resulting in delayed or reduced payments to you

Subordinated notes of the MBNAseries may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the MBNAseries and the issuer is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with available principal amounts allocable to the MBNAseries and available for that purpose in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account.”

There will generally be a 29-month period between the expected principal payment date and the legal maturity date of the subordinated notes to prefund the principal funding subaccounts of the senior classes, if necessary. Notes of a subordinated class which have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of receivables or otherwise, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in master trust II were to decline during this prefunding period, then the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes unless additional subordinated notes of that class were issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The table under “The Master Trust II Portfolio—Principal Payment Rates” sets forth the highest and lowest cardholder monthly principal payment rates for the master trust II portfolio during the periods shown in such table. Principal payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by MBNA or the addition of credit card accounts to master trust II with different characteristics. There can be no assurance that the rate of principal repayment will remain in this range in the future.

Yield and payments on the receivables could decrease resulting in the receipt of principal payments earlier than the expected principal payment date

There is no assurance that the stated principal amount of your notes will be paid on its expected principal payment date.

A significant decrease in the amount of credit card receivables in master trust II for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the credit card receivables owned by master trust II could decrease due to, among other things, a change in periodic finance charges on the credit card accounts, an increase in the level of delinquencies or increased convenience use of the card whereby cardholders pay their credit card balance in full each month and incur no finance charges. This could reduce the amount of available funds. If the amount of excess available funds for any three consecutive calendar months is less than the required excess available funds for such three months, an early redemption event will occur and could result in an early payment of your notes. See “Prospectus Supplement Summary—Early Redemption of Notes.”

See “Risk Factors” in the prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

Glossary

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-71 in this prospectus supplement and beginning on page 108 in the accompanying prospectus.

The Notes

The MBNAseries notes will be issued pursuant to the indenture and an indenture supplement. The following discussion and the discussion under “The Notes” and “The Indenture” in the prospectus summarize the material terms of the notes, the indenture and the MBNAseries indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the MBNAseries indenture supplement. Neither the indenture nor the MBNAseries indenture supplement limits the aggregate principal amount of notes that may be issued.

The MBNAseries will be included in Excess Available Funds Group A for the purpose of sharing excess available funds. The MBNAseries notes will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

No senior class of the MBNAseries may be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding. See “—Issuances of New Series, Classes and Tranches of Notes—Required Subordinated Amount.”

The issuer will pay principal of and interest on the Class B(2004-1) notes solely from the portion of MBNAseries Available Funds and MBNAseries Available Principal Amounts and from other amounts which are available to the Class B(2004-1) notes under the indenture and the MBNAseries indenture supplement after giving effect to all allocations and reallocations. If those sources are not sufficient to pay the Class B(2004-1) notes, Class B(2004-1) noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on those notes.

Subordination of Interest and Principal

Principal and interest payments on Class B notes and Class C notes of the MBNAseries are subordinated to payments on Class A notes of the MBNAseries. Subordination of Class B notes and Class C notes of the MBNAseries provides credit enhancement for Class A notes of the MBNAseries.

Principal and interest payments on Class C notes of the MBNAseries are subordinated to payments on Class A notes and Class B notes of the MBNAseries. Subordination of Class C notes of the MBNAseries provides credit enhancement for Class A notes and Class B notes of the MBNAseries.

In addition, in the case of a discount note, the accreted principal of that note corresponding to capitalized interest will be senior or subordinated to the same extent that principal is senior or subordinated.

MBNAseries Available Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee allocable to the MBNAseries, subject to certain limitations. In addition, charge-offs due to uncovered defaults on principal receivables in master trust II allocable to the MBNAseries generally are reallocated from the senior classes to the subordinated classes of the MBNAseries. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” and “Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges” in the prospectus.

In the MBNAseries, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•	If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.” For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes and Class C notes may be repaid when such Class B notes and Class C notes are required to be repaid even if other tranches of Class A notes are outstanding.

•	If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes.”

•	If new tranches of subordinated notes are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination.

•	If the subordinated tranche of notes reaches its legal maturity date and there is a sale of credit card receivables as described in “Deposit and Application of Funds—Sale of Credit Card Receivables.”

MBNAseries Available Principal Amounts remaining after any reallocations for interest on the senior notes or for a portion of the master trust II servicing fee allocable to the MBNAseries will be applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes if such remaining amounts are not sufficient to make all required targeted deposits.

Issuances of New Series, Classes and Tranches of Notes

Conditions to Issuance

The issuer may issue new series, classes and tranches of notes (including additional notes of an outstanding tranche or class), so long as the conditions to issuance listed in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the prospectus are satisfied and so long as any increase in the targeted deposit amount of any Class C reserve subaccount caused by such issuance will have been funded on or prior to such issuance date.

The issuer and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes.

Required Subordinated Amount

No Class A notes or Class B notes may be issued unless the required subordinated amount is available at the time of its issuance. The required subordinated amount of a tranche of a senior class of notes of the MBNAseries is the aggregate nominal liquidation amount of a subordinated class that is required to be outstanding and available on the date when a tranche of a senior class of notes is issued.

For the Class B(2004-1) notes, the Class B required subordinated amount of Class C notes will be an amount equal to the product of the Adjusted Outstanding Dollar Principal Amount of the Class B(2004-1) notes on such date, times the sum of:

•	a fraction, the numerator of which is the aggregate Class A required subordinated amount of Class C notes for all tranches of Class A notes for which the Class A required subordinated amount of Class B notes is greater than zero which are outstanding on that date, and the denominator of which is the aggregate Adjusted Outstanding Dollar Principal Amount for all tranches of Class B notes (including the Class B(2004-1) notes) which are outstanding on that date; plus

•	the product of:

—8.10811%; times

—a fraction, the numerator of which is the aggregate Adjusted Outstanding Dollar Principal Amount for all tranches of Class B notes (including the Class B(2004-1) notes) which are outstanding on that date, minus the aggregate Class A required subordinated amount of Class B notes for all tranches of Class A notes which are outstanding on that date, and the denominator of which is the aggregate Adjusted Outstanding Dollar Principal Amount for all tranches of Class B notes (including the Class B(2004-1) notes) which are outstanding on that date.

However, on any day following an early redemption event or event of default and acceleration with respect to the Class B(2004-1) notes, or on any day where its Class B Usage of Class C Required Subordinated Amount exceeds zero, the Class B required subordinated amount of Class C notes for the Class B(2004-1) notes will be the greater of (i) the amount determined as described in the method above on such day and (ii) the amount determined as described in the method above as of the close of business on the day immediately preceding the occurrence of such early redemption event or such event of default and acceleration, or the day on which its Class B Usage of Class C Required Subordinated Amount exceeded zero.

The issuer may change the required subordinated amount for any tranche of notes of the MBNAseries, or the method of computing the required subordinated amount, at any time without the consent of any noteholders so long as the issuer has:

•	received confirmation from each rating agency that has rated any outstanding notes that the change will not result in the reduction, qualification or withdrawal of its then-current rating of any outstanding notes in the MBNAseries;

•	delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (2) following the change, master trust II will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by master trust II; and

•	delivered an opinion of counsel that for federal income tax purposes (1) the change will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes of the issuer that were characterized as debt at the time of their issuance, (2) following the change, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation, and (3) such change will not cause or constitute an event in which gain or loss would be recognized by any holder of such notes.

In order to issue Class A notes, the issuer must calculate the available amount of Class B notes and Class C notes. The issuer will first calculate the amount of Class B notes available for such new tranche of Class A notes. This is done by computing the following:

•	the aggregate nominal liquidation amount of all tranches of outstanding Class B notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class B notes to be made on that date; minus

•	the aggregate amount of the Class A required subordinated amount of Class B notes for all other Class A notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A notes to be made on that date.

The calculation in the prior paragraph will also be made in the same manner for calculating the amount of Class C notes available for Class A notes.

Additionally, in order to issue Class A notes, the issuer must calculate the amount of Class C notes available for Class B notes. This is done by computing the following:

•	the aggregate nominal liquidation amount of all tranches of outstanding Class C notes on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; minus

•	the aggregate amount of the Class A required subordinated amount of Class C notes for all tranches of Class A notes for which the Class A required subordinated amount of Class B notes is equal to zero which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class A notes to be made on that date.

In order to issue Class B notes, the issuer must calculate the available amount of Class C notes. This is done by computing the following:

•	the aggregate nominal liquidation amount of all tranches of Class C notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to Class C notes to be made on that date; minus

•	the sum of:

—the aggregate amount of the Class B required subordinated amount of Class C notes for all other tranches of Class B notes which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to any MBNAseries notes to be made on that date; plus

—the aggregate amount of the Class A required subordinated amount of Class C notes for all tranches of Class A notes for which the Class A required subordinated amount of Class B notes is equal to zero which are outstanding on that date, after giving effect to any issuances, deposits, allocations, reallocations or payments with respect to those Class A notes to be made on that date.

Waiver of Issuance Conditions

If the issuer obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series, class or tranche of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions to issuance described above and under “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the prospectus may be waived.

Sources of Funds to Pay the Notes

The Collateral Certificate

The primary source of funds for the payment of principal of and interest on the notes is the collateral certificate issued by master trust II to the issuer. For a description of the collateral certificate, master trust II and its assets, see “Master Trust II” and “Sources of Funds to Pay the Notes—The Collateral Certificate” in the prospectus.

Payments Received from Derivative Counterparties

The issuer may enter into derivative agreements with respect to certain tranches of the MBNAseries as a source of funds to pay principal of or interest on the notes. See “Deposit and Application of Funds—Payments Received from Derivative Counterparties for Interest on Foreign Currency Notes” and “—Payments Received from Derivative Counterparties for

Principal.” On the date the Class B(2004-1) notes are issued, the issuer will enter into a derivative agreement for interest (referred to in this prospectus supplement as the derivative agreement) with Citibank, N.A., the derivative counterparty.

The amount payable by the derivative counterparty to the issuer under the derivative agreement will be, for each Transfer Date, an amount equal to one-twelfth of the product of (a) [•]% and (b) the outstanding dollar principal amount of the Class B(2004-1) notes at the end of the prior month (or, with respect to the Transfer Date related to the initial interest period, the initial dollar principal amount of the Class B(2004-1) notes). In the case of the first Transfer Date, such amounts will include accrued amounts for the period from and including the issuance date to but excluding the first interest payment date. Payments from the derivative counterparty to the issuer will be calculated on the basis of a 360-day year and twelve 30-day months.

The amount payable by the issuer to the derivative counterparty under the derivative agreement will be, for each Transfer Date, an amount equal to the product of:

(i) a fraction, the numerator of which is the actual number of days in the interest period relating to such Transfer Date, and the denominator of which is 360;

(ii) a rate not to exceed [•]% per annum above LIBOR prevailing on the related LIBOR Determination Date with respect to such interest period; and

(iii) the outstanding dollar principal amount of the Class B(2004-1) notes at the end of the prior month (or, with respect to the Transfer Date related to the initial interest period, the initial dollar principal amount of the Class B(2004-1) notes).

An “interest period” begins on and includes an interest payment date and ends on but excludes the next interest payment date. However, the first interest period will begin on and include the issuance date.

With respect to each Transfer Date, the Net Derivative Receipt, if any, will be treated as MBNAseries Available Funds. The Net Derivative Payment, if any, will be paid to the derivative counterparty out of MBNAseries Available Funds and certain other available amounts allocated to the Class B(2004-1) notes and deposited into the related interest funding subaccount, including amounts on deposit in the accumulation reserve subaccount and reallocated MBNAseries Available Principal Amounts, based on the respective amounts due as described under “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account.”

The “Net Derivative Payment,” for any Transfer Date, means, (a) if the netting provisions of the derivative agreement apply, the amount by which the Floating Amount for such date exceeds the Fixed Amount for such date, and (b) otherwise, an amount equal to the Floating Amount for such date.

The “Net Derivative Receipt,” for any Transfer Date, means, (a) if the netting provisions of the derivative agreement apply, the amount by which the Fixed Amount for such date exceeds the Floating Amount for such date, and (b) otherwise, an amount equal to the Fixed Amount for such date.

The netting provisions of the derivative agreement will apply unless the issuer elects gross payments to be made pursuant to the provisions of the derivative agreement. If the issuer elects gross payments under the derivative agreement, the issuer’s obligation to pay the Floating Amount on any Transfer Date to the derivative counterparty pursuant to the terms of the derivative agreement is conditioned upon the prior receipt of the Fixed Amount from the derivative counterparty for such date.

The “Fixed Amount,” for any Transfer Date, means an amount equal to the fixed amount (including any termination payments pursuant to the derivative agreement) payable by the derivative counterparty to the issuer for such date pursuant to the terms of the derivative agreement.

The “Floating Amount,” for any Transfer Date, means an amount equal to the floating amount payable by the issuer to the derivative counterparty for such date pursuant to the derivative agreement minus the excess of (i) the targeted amount of principal funding subaccount earnings for the Class B(2004-1) notes for the related month over (ii) the sum of the amount actually earned on such funds for the related month, plus amounts withdrawn from the applicable accumulation reserve subaccount, plus collections of finance charge receivables allocable to the designated portion of the Seller Interest, if any, plus amounts withdrawn from a derivative reserve account, in each case, to cover shortfalls on principal funding subaccount earnings, if any. The Floating Amount does not include any termination payments payable by the issuer to the derivative counterparty pursuant to the derivative agreement.

The derivative agreement will terminate by its terms, whether or not the Class B(2004-1) notes have been paid in full prior to such termination, upon the earliest to occur of:

(i) the termination of the issuer pursuant to the terms of the indenture;

(ii) the payment in full of the Class B(2004-1) notes;

(iii) the expected principal payment date for the Class B(2004-1) notes;

(iv) the insolvency, conservatorship or receivership of the derivative counterparty;

(v) the failure on the part of the issuer or the derivative counterparty to make any payment under the derivative agreement within the applicable grace period, if any;

(vi) illegality on the part of the issuer or the derivative counterparty to be a party to, or perform an obligation under, the derivative agreement;

(vii) on any Transfer Date following an early redemption event, there is a Nominal Liquidation Amount Deficit for the Class B(2004-1) notes; and

(viii) on any Transfer Date following the insolvency, conservatorship or receivership of MBNA and the liquidation of the credit card receivables in master trust II, if the amount on deposit in the principal funding subaccount is less than the outstanding dollar principal amount of the Class B(2004-1) notes.

In the event that the derivative agreement terminates prior to the payment in full of the Class B(2004-1) notes, applications of MBNAseries Available Funds to fund targeted deposits to the interest funding subaccount will be made without the benefit of any Net Derivative Receipts that might have been due for any future Transfer Dates.

If (i) the derivative counterparty’s or a replacement derivative counterparty’s short-term credit rating from Standard & Poor’s is below “A-1”, (ii) in the case of a replacement derivative counterparty that does not have a short-term credit rating from Standard & Poor’s, such derivative counterparty’s long-term, senior, unsecured debt rating from Standard & Poor’s is below “A+”, or (iii) any of such ratings is withdrawn by Standard & Poor’s, the derivative counterparty will be required within 30 days from the date of such rating or withdrawal to fund an interest reserve account in an amount equal to one-twelfth of the product of (a) [•]% and (b) the outstanding dollar principal amount of the Class B(2004-1) notes at the end of the month preceding such reduction or withdrawal (the “required interest reserve amount”). On any Transfer Date after such deposit, if Standard & Poor’s short-term credit rating of the derivative counterparty is “A-1” or higher, or if Standard & Poor’s long-term, senior, unsecured debt rating of the derivative counterparty is “A+” or higher, the issuer will distribute any amounts on deposit in the interest reserve account to the derivative counterparty pursuant to the terms of the derivative agreement. The issuer will establish and maintain the interest reserve account for the benefit of the Class B(2004-1) noteholders. There can be no assurance that the derivative counterparty can or will adequately fund the interest reserve account. If the derivative counterparty fails to adequately fund the interest reserve account within 30 days of such reduction or withdrawal (an “interest reserve account event”), then (i) if an early redemption event has not previously occurred, upon the occurrence of an early redemption event, MBNAseries Available Principal Amounts allocable to the Class B(2004-1) notes, together with any amounts in the principal funding subaccount for the Class B(2004-1) notes, will not be retained in such subaccount and will be paid to the Class B(2004-1) noteholders or (ii) if an early redemption event has previously occurred, upon the occurrence of such interest reserve account event, any amounts in the principal funding subaccount for the Class B(2004-1) notes will not be retained in such account and will, together with MBNAseries Available Principal Amounts allocable to the Class B(2004-1) notes, if any, be paid to the Class B(2004-1) noteholders.

All amounts on deposit in the interest reserve account on any Transfer Date (after giving effect to any deposits to the interest reserve account to be made on such Transfer Date) will be invested in Permitted Investments. Investment earnings on amounts on deposit in the interest reserve account will be retained in the interest reserve account (to the extent the amount on deposit is less than the required interest reserve amount) or paid to the derivative counterparty.

On the Transfer Date on or following the termination of the derivative agreement due to a default by the derivative counterparty, the issuer will withdraw an amount equal to the Net Derivative Receipt, if any, for such Transfer Date, plus the amount of any Net Derivative Receipt previously due but not paid, from funds on deposit in the interest reserve account, if any, and treat such amounts as MBNAseries Available Funds as described under “Deposit and Application of Funds—MBNAseries Available Funds” as if such amounts were a Net Derivative Receipt received from the derivative counterparty. The interest reserve account will thereafter be terminated.

Upon the termination of the interest reserve account, any remaining amounts will be paid to the derivative counterparty.

In the event the long-term, senior, unsecured debt rating of the derivative counterparty or a replacement derivative counterparty is reduced below “BBB-” by Standard & Poor’s or below “Baa3” by Moody’s, or is withdrawn by either Standard & Poor’s or Moody’s, the issuer will direct the derivative counterparty to assign its rights and obligations under the derivative agreement to a replacement derivative counterparty. There can be no assurance that a successor derivative counterparty will be found or that such assignment can be made.

The rating agencies have not relied on the ratings of the derivative counterparty in rating the Class B(2004-1) notes but rather on the value of the receivables in master trust II and the terms of the applicable credit enhancements. See “Risk Factors.”

Derivative Counterparty

Citibank, N.A. (“Citibank”) was originally organized on June 16, 1812, and Citibank now is a national banking association organized under the National Bank Act of 1864 of the United States. Citibank is a wholly-owned subsidiary of Citicorp, a Delaware corporation, and is Citicorp’s principal subsidiary. Citicorp is an indirect wholly-owned subsidiary of Citigroup Inc. (“Citigroup”), a Delaware holding company. As of December 31, 2003 the total assets of Citibank and its consolidated subsidiaries represented approximately 71% of the total assets of Citicorp and its consolidated subsidiaries.

Citibank is a commercial bank that, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world.

For further information regarding Citibank, reference should be made to Citicorp’s Annual Report on Form 10-K for the year ended December 31, 2003 and to any subsequent reports of Citicorp on Forms 10-K, 10-Q and 8-K which are filed with the Securities and Exchange Commission. Copies of such material may be obtained, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports are available at the SEC Internet site (http://www.sec.gov).

In addition, Citibank submits quarterly to the Office of the Comptroller of the Currency certain reports called “Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices” (“Call Reports”). The Call Reports are on file with and publicly available at the OCC’s offices at 250 E Street, S.W., Washington, D.C. 20219 and are also available on the Internet site of the Federal Deposit Insurance Corporation. Each Call Report consists of a balance sheet, income statement, changes in equity capital and other supporting schedules at the end of and for the period to which the report relates. The Call Reports are prepared in accordance with the regulatory instructions issued by the Federal Financial Institutions Examination Council. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about Citibank, the reports nevertheless provide important information concerning the financial condition and results of operations of Citibank.

The obligations of Citibank under the derivative agreement will not be guaranteed by Citicorp or Citigroup or by any other affiliate.

The information in the preceding five paragraphs and in the first sentence of the last paragraph of “Summary of Terms—Derivative Agreement” has been provided by Citibank for use in this prospectus supplement. Except for the foregoing five paragraphs and the first sentence of the last paragraph of “Summary of Terms—Derivative Agreement”, Citibank, Citicorp, Citigroup and their affiliates do not accept responsibility for this prospectus supplement as a whole. Additionally, the issuer makes no representations as to the accuracy or completeness of such information.

The Issuer Accounts

The issuer will establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the MBNAseries, which will have subaccounts for each tranche of notes of the MBNAseries, and a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the MBNAseries.

Each month, distributions on the collateral certificate will be deposited into the collection account, and then allocated to each series of notes (including the MBNAseries) as described in the accompanying prospectus, and then allocated to the principal funding account, the interest funding account, the accumulation reserve account, the Class C reserve account and any other supplemental account, to make payments under any applicable derivative agreements and additionally as specified in “Deposit and Application of Funds.”

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the MBNAseries notes when such payments are due. Payments of interest and principal will be due in the month when the funds are deposited into the accounts, or in later months. If interest on a note is not scheduled to be paid every month—for example, if interest on that note is payable quarterly, semiannually or at another interval less frequently than monthly—the issuer will deposit accrued interest amounts funded from MBNAseries Available Funds into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds—Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account.”

If the issuer anticipates that MBNAseries Available Principal Amounts will not be enough to pay the stated principal amount of a note on its expected principal payment date, the issuer may begin to apply MBNAseries Available Principal Amounts in months before the expected principal payment date and deposit those funds into the principal funding subaccount established for that tranche to be held until the expected principal payment date of that note. However, since funds in the principal funding subaccount for tranches of subordinated notes will not be available for credit enhancement for any senior classes of notes, MBNAseries Available Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated notes if such deposit would reduce the available subordination below the required subordination.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account to the extent available, unless the amounts on deposit in the principal funding subaccount are prefunded amounts, in which case additional finance charge collections will be allocable to the collateral certificate and the MBNAseries and will be treated as MBNAseries Available Funds as described under “Deposit and Application of Funds— MBNAseries Available Funds” in this prospectus supplement and “Master Trust II— Application of Collections” in the prospectus.

Limited Recourse to the Issuer; Security for the Notes

The collateral certificate is allocated a portion of collections of finance charge receivables, collections of principal receivables, its share of the payment obligation on the master trust II servicing fee and its share of defaults on principal receivables in master trust II based on the investor percentage. The MBNAseries and the other series of notes are secured by a shared security interest in the collateral certificate and the collection account of the issuer, but each series of notes (including the MBNAseries) is entitled to the benefits of only that portion of those assets allocable to it under the indenture and the applicable indenture supplement. Therefore, only a portion of the collections allocated to the collateral certificate are available to the MBNAseries. Similarly, MBNAseries notes are entitled only to their allocable share of MBNAseries Available Funds, MBNAseries Available Principal Amounts, amounts on deposit in the applicable issuer accounts, any payments received from derivative counterparties (to the extent not included in MBNAseries Available Funds) and proceeds of the sale of credit card receivables by master trust II. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes of the MBNAseries is entitled to the benefits of only that portion of the issuer’s assets allocated to that tranche under the indenture and the MBNAseries indenture supplement. Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreement.

Early Redemption of the Notes

The early redemption events applicable to all notes are described in “The Indenture— Early Redemption Events” in the prospectus. In addition, if for any date the amount of Excess Available Funds averaged over the three preceding months is less than the Required Excess Available Funds for such date, an early redemption event for the Class B(2004-1) notes will occur.

If any of the early redemption events applicable to the Class B(2004-1) notes occurs (other than an investment company early redemption event) and the derivative agreement has not been terminated, an interest reserve account event has not occurred and an event of default and acceleration of the Class B(2004-1) notes has not occurred, MBNAseries Available Principal Amounts allocable to the Class B(2004-1) notes and amounts in the principal funding subaccount for the Class B(2004-1) notes will not be paid to the holders of the Class B(2004-1) notes as described under “The Notes—Early Redemption of the Notes” and “The Indenture—Early Redemption of the Notes” in the prospectus, but instead will be retained in the principal funding subaccount for the Class B(2004-1) notes until the expected principal payment date of the Class B(2004-1) notes. However, if following an early redemption event (i) the derivative agreement terminates, (ii) an interest reserve account event occurs, (iii) an investment company early redemption event occurs or (iv) an event of default and acceleration of the Class B(2004-1) notes occurs, such amounts will not be accumulated in the principal funding subaccount for the Class B(2004-1) notes, but instead will be paid to the holders of the Class B(2004-1) notes, subject to the principal payment rules described in “The Notes—Subordination of Principal and Interest” in this prospectus supplement. See “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties” for a description of an interest reserve account event and the derivative agreement termination events.

Deposit and Application of Funds

The indenture specifies how Available Funds (primarily consisting of collections of finance charge receivables allocated and paid to the collateral certificateholder) and Available Principal Amounts (primarily consisting of collections of principal receivables allocated and paid to the collateral certificateholder) will be allocated among the multiple series of notes secured by the collateral certificate. The MBNAseries indenture supplement specifies how MBNAseries Available Funds (which are the MBNAseries’s share of Available Funds plus other amounts treated as MBNAseries Available Funds) and MBNAseries Available Principal Amounts (which are the MBNAseries’s share of Available Principal Amounts plus other amounts treated as MBNAseries Available Principal Amounts) will be deposited into the issuer accounts established for the MBNAseries to provide for the payment of interest on and principal of MBNAseries notes as payments become due. In addition, the MBNAseries indenture supplement specifies how defaults on principal receivables in master trust II and the master trust II servicing fee will be allocated to the collateral certificate and the MBNAseries. The following sections summarize those provisions.

MBNAseries Available Funds

MBNAseries Available Funds will consist of the following amounts:

•	The MBNAseries’s share of collections of finance charge receivables allocated and paid to the collateral certificateholder and investment earnings on funds held in the collection account. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds” in the prospectus.

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of MBNAseries Available Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuer will begin to fund an accumulation reserve subaccount for such tranche. See “—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account.” The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the third month prior to the first Transfer Date on which MBNAseries Available Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

On each Transfer Date, the issuer will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as MBNAseries Available Funds for such month.

•	Additional finance charge collections allocable to the MBNAseries.

The issuer will notify the servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, master trust II will designate an amount of the Seller Interest equal to such prefunded amounts. On each Transfer Date, the issuer will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Seller Interest up to the amount of the shortfall will be treated as MBNAseries Available Funds. See “Master Trust II—Application of Collections” in the prospectus.

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the MBNAseries.

•	Any shared excess available funds allocable to the MBNAseries.

See “—Shared Excess Available Funds” in this prospectus supplement.

•	Amounts received from derivative counterparties.

Unless otherwise specified in the MBNAseries indenture supplement, payments received under derivative agreements for interest on notes of the MBNAseries payable in U.S. dollars will be treated as MBNAseries Available Funds.

Application of MBNAseries Available Funds

On each Transfer Date, the indenture trustee will apply MBNAseries Available Funds as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the notes and certain payments due to derivative counterparties;

•	second, to pay the MBNAseries’s share of the master trust II servicing fee, plus any previously due and unpaid master trust II servicing fee allocable to the MBNAseries, to the servicer;

•	third, to be treated as MBNAseries Available Principal Amounts in an amount equal to the amount of defaults on principal receivables in master trust II allocated to the MBNAseries for the preceding month;

•	fourth, to be treated as MBNAseries Available Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of MBNAseries notes;

•	fifth, to make the targeted deposit to the accumulation reserve account, if any;

•	sixth, to make the targeted deposit to the Class C reserve account, if any;

•	seventh, to make any other payment or deposit required by any class or tranche of MBNAseries notes;

•	eighth, to be treated as shared excess available funds; and

•	ninth, to the issuer.

Targeted Deposits of MBNAseries Available Funds to the Interest Funding Account

The aggregate deposit targeted to be made each month to the interest funding account will be equal to the sum of the interest funding account deposits targeted to be made for each tranche of notes set forth below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•	Interest Payments. The deposit targeted for any tranche of outstanding interest-bearing notes on each Transfer Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, in addition to any applicable stated interest as determined under the item above, the deposit targeted for that tranche of notes on each Transfer Date with respect to any payment to the derivative counterparty will be specified in the MBNAseries indenture supplement.

•	Discount Notes. The deposit targeted for a tranche of discount notes on each Transfer Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the first Monthly Principal Accrual Date for the next month.

•	Specified Deposits. If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month are the specified amounts.

•	Additional Interest. The deposit targeted for any tranche of notes that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

Each deposit to the interest funding account for each month will be made on the Transfer Date in such month. A tranche of notes may be entitled to more than one of the preceding deposits.

A class or tranche of notes for which credit card receivables have been sold by master trust II as described in “—Sale of Credit Card Receivables” will not be entitled to receive any of the preceding deposits to be made from MBNAseries Available Funds after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•	MBNAseries Available Funds are at least equal to targeted amounts. If MBNAseries Available Funds are at least equal to the sum of the deposits targeted by each tranche of notes as described above, then that targeted amount will be deposited in the interest funding subaccount established for each tranche.

•	MBNAseries Available Funds are less than targeted amounts. If MBNAseries Available Funds are less than the sum of the deposits targeted by each tranche of notes as described above, then MBNAseries Available Funds will be allocated to each tranche of notes as follows:

—first, to cover the deposits with respect to the Class A notes (including any applicable derivative counterparty payments),

—second, to cover the deposits with respect to the Class B notes (including any applicable derivative counterparty payments), and

—third, to cover the deposits with respect to the Class C notes (including any applicable derivative counterparty payments).

In each case, MBNAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—the aggregate amount of the deposits targeted with respect to that tranche of notes, to

—the aggregate amount of the deposits targeted with respect to all tranches of notes in such class.

Payments Received from Derivative Counterparties for Interest on Foreign Currency Notes

Payments received under derivative agreements for interest on foreign currency notes in the MBNAseries will be applied as specified in the MBNAseries indenture supplement.

Allocations of Reductions from Charge-Offs

On each Transfer Date when there is a charge-off for uncovered defaults on principal receivables in master trust II allocable to the MBNAseries for the prior month, that reduction will be allocated (and reallocated) on that date to each tranche of notes as set forth below:

Initially, the amount of such charge-off will be allocated to each tranche of outstanding notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for the prior month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for the prior month.

Immediately afterwards, the amount of charge-offs allocated to the Class A notes and Class B notes will be reallocated to the Class C notes as set forth below, and the amount of charge-offs allocated to the Class A notes and not reallocated to the Class C notes because of the limits set forth below will be reallocated to the Class B notes as set forth below. In addition, charge-offs initially allocated to Class A notes which are reallocated to Class B notes because of Class C usage limitations can be reallocated to Class C notes if permitted as described below. Any amount of charge-offs which cannot be reallocated to a subordinated class as a result of the limits set forth below will reduce the nominal liquidation amount of the tranche of notes to which it was initially allocated.

Limits on Reallocations of Charge-Offs to a Tranche of Class C Notes from Tranches of Class A and Class B Notes.

No reallocations of charge-offs from a tranche of Class A notes to Class C notes may cause that tranche’s Class A Usage of Class C Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class C notes.

No reallocations of charge-offs from a tranche of Class B notes to Class C notes may cause that tranche’s Class B Usage of Class C Required Subordinated Amount to exceed that tranche’s Class B required subordinated amount of Class C notes.

The amount of charge-offs permitted to be reallocated to tranches of Class C notes will be applied to each tranche of Class C notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount of such tranche of Class C notes for the prior month to the Weighted Average Available Funds Allocation Amount of all Class C notes in the MBNAseries for the prior month.

No such reallocation of charge-offs will reduce the nominal liquidation amount of any tranche of Class C notes below zero.

Limits on Reallocations of Charge-Offs to a Tranche of Class B Notes from Tranches of Class A Notes.

No reallocations of charge-offs from a tranche of Class A notes to Class B notes may cause that tranche’s Class A Usage of Class B Required Subordinated Amount to exceed that tranche’s Class A required subordinated amount of Class B notes.

The amount of charge-offs permitted to be reallocated to tranches of Class B notes will be applied to each tranche of Class B notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche of Class B notes for the prior month to the Weighted Average Available Funds Allocation Amount for all Class B notes in the MBNAseries for the prior month.

No such reallocation of charge-offs will reduce the nominal liquidation amount of any tranche of Class B notes below zero.

For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by an amount equal to the charge-offs which are allocated or reallocated to that tranche of notes less the amount of charge-offs that are reallocated from that tranche of notes to a subordinated class of notes.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are MBNAseries Available Funds available to reimburse any Nominal Liquidation Amount Deficits on any Transfer Date, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

•	second, to each tranche of Class B notes, and

•	third, to each tranche of Class C notes.

In each case, MBNAseries Available Funds allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—the Nominal Liquidation Amount Deficit of such tranche of notes, to

—the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the nominal liquidation amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of MBNAseries Available Principal Amounts

On each Transfer Date, the indenture trustee will apply MBNAseries Available Principal Amounts as follows:

•	first, for each month, if MBNAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month) will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—an amount equal to the sum of the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II);

•	second, for each month, if MBNAseries Available Funds are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first clause above) will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the first clause above);

•

third, for each month, if MBNAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the MBNAseries, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first and second clauses above) will be paid to the servicer in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—the amount of the deficiency times the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for such month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for such month, and

—an amount equal to the Class A Unused Subordinated Amount of Class C notes plus the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the first and second clauses above);

•	fourth, for each month, if MBNAseries Available Funds are insufficient to pay the portion of the master trust II servicing fee allocable to the MBNAseries, then MBNAseries Available Principal Amounts (in an amount not to exceed the sum of the investor percentage of collections of principal receivables allocated to the Class B notes and the Class C notes for each day during such month minus the aggregate amount of MBNAseries Available Principal Amounts reallocated as described in the first, second and third clauses above) will be paid to the servicer in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the deficiency times the ratio of the Weighted Average Available Funds Allocation Amount for such tranche for such month to the Weighted Average Available Funds Allocation Amount for the MBNAseries for such month, and

—an amount equal to the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes (determined after giving effect to the allocation of charge-offs for uncovered defaults on principal receivables in master trust II and the reallocation of MBNAseries Available Principal Amounts as described in the preceding clauses);

•	fifth, to make the targeted deposits to the principal funding account as described below under “—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account;” and

•	sixth, to the issuer for reinvestment in the Investor Interest of the collateral certificate.

A tranche of notes for which credit card receivables have been sold by master trust II as described in “—Sale of Credit Card Receivables” will not be entitled to receive any further allocations of MBNAseries Available Funds or MBNAseries Available Principal Amounts.

The Investor Interest of the collateral certificate is the sum of the nominal liquidation amounts of each tranche of notes issued by the issuer and outstanding and, therefore, will be reduced by the amount of MBNAseries Available Principal Amounts used to make deposits into the interest funding account, payments to the servicer and deposits into the principal funding account. If the Investor Interest of the collateral certificate is reduced because MBNAseries Available Principal Amounts have been used to make deposits into the interest funding account or payments to the servicer or because of charge-offs due to uncovered defaults on principal receivables in master trust II, the amount of Available Funds and Available Principal Amounts allocated to the collateral certificate and the amount of MBNAseries Available Funds and MBNAseries Available Principal Amounts will be reduced unless the reduction in the Investor Interest is reimbursed from amounts described above in the fourth item in “—Application of MBNAseries Available Funds.”

Reductions to the Nominal Liquidation Amount of Subordinated Classes from Reallocations of MBNAseries Available Principal Amounts

Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of “—Application of MBNAseries Available Principal Amounts” will reduce the nominal liquidation amount of the Class C notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes.

Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class A notes as described in the first clause of “—Application of MBNAseries Available Principal Amounts” which does not reduce the nominal liquidation amount of Class C notes pursuant to the preceding paragraph will reduce the nominal liquidation amount of the Class B notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes, and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of MBNAseries Available Principal Amounts deposited to the interest funding subaccount of a tranche of Class B notes as described in the second clause of “—Application of MBNAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the third clause of “—Application of MBNAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class C notes for such tranche of Class A notes (after giving effect to the preceding paragraphs).

Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the third clause of “—Application of MBNAseries Available Principal Amounts” which does not reduce the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class B notes. However, the amount of such reduction for each such tranche of Class A notes will not exceed the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (after giving effect to the preceding paragraphs), and such reductions in the nominal liquidation amount of the Class B notes may be reallocated to the Class C notes if permitted as described below.

Each reallocation of MBNAseries Available Principal Amounts paid to the servicer as described in the fourth clause of “—Application of MBNAseries Available Principal Amounts” will reduce the nominal liquidation amount (determined after giving effect to the preceding paragraphs) of the Class C notes.

Subject to the following paragraph, each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described above will reduce the nominal liquidation amount of each tranche of the Class B notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche of Class B notes for the related month to the Weighted Average Available Funds Allocation Amount for all Class B notes for the related month. However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class B notes below zero will be reallocated to the remaining tranches of Class B notes in the manner set forth in this paragraph.

Each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class B notes as described in the preceding paragraph may be reallocated to the Class C notes and such reallocation will reduce the nominal liquidation amount of the Class C notes. However, the amount of such reallocation from each tranche of Class B notes will not exceed the Class B Unused Subordinated Amount of Class C notes for such tranche of Class B notes.

Each reallocation of MBNAseries Available Principal Amounts which reduces the nominal liquidation amount of Class C notes as described above will reduce the nominal liquidation amount of each tranche of the Class C notes pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for such tranche of Class C notes for the related month to the Weighted Average Available Funds Allocation Amount for all Class C notes for the related month. However, any allocation of any such reduction that would otherwise have reduced the nominal liquidation amount of a tranche of Class C notes below zero will be reallocated to the remaining tranches of Class C notes in the manner set forth in this paragraph.

None of such reallocations will reduce the nominal liquidation amount of any tranche of Class B or Class C notes below zero.

For each tranche of notes, the nominal liquidation amount of that tranche will be reduced by the amount of reductions which are allocated or reallocated to that tranche less the amount of reductions which are reallocated from that tranche to notes of a subordinated class.

Limit on Allocations of MBNAseries Available Principal Amounts and MBNAseries Available Funds

Each tranche of notes will be allocated MBNAseries Available Principal Amounts and MBNAseries Available Funds solely to the extent of its nominal liquidation amount. Therefore, if the nominal liquidation amount of any tranche of notes has been reduced due to reallocations of MBNAseries Available Principal Amounts to cover payments of interest or the master trust II servicing fee or due to charge-offs for uncovered defaults on principal receivables in master trust II, such tranche of notes will not be allocated MBNAseries Available Principal Amounts or MBNAseries Available Funds to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, and in the case of Class C notes, any funds in the applicable Class C reserve subaccount, will still be available to pay principal of and interest on that tranche of notes. If the nominal liquidation amount of a tranche of notes has been reduced due to reallocation of MBNAseries Available Principal Amounts to pay interest on senior classes of notes or the master trust II servicing fee, or due to charge-offs for uncovered defaults on principal receivables in master trust II, it is possible for that tranche’s nominal liquidation amount to be increased by allocations of MBNAseries Available Funds. However, there are no assurances that there will be any MBNAseries Available Funds for such allocations.

Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding account in any month will be the highest of the following amounts. However, no amount will be deposited into the principal funding subaccount for any subordinated note unless following such deposit the remaining available subordinated amount is equal to the aggregate unused subordinated amount for all outstanding senior notes.

•	Principal Payment Date. For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the nominal liquidation amount of that tranche of notes as of the close of business on the last day of such month, determined after giving effect to any charge-offs for uncovered defaults on principal receivables in master trust II and any reallocations, payments or deposits of MBNAseries Available Principal Amounts occurring on the following Transfer Date.

•	Budgeted Deposits. Each month beginning with the twelfth month before the expected principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date.

The issuer may postpone the date of the targeted deposits under the previous sentence. If the issuer and the servicer determine that less than twelve months would be required to accumulate MBNAseries Available Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, using conservative historical information about payment rates of principal receivables under master trust II and after taking into account all of the other expected payments of principal of master trust II investor certificates and notes to be made in the next twelve months, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement.

•	Prefunding of the Principal Funding Account for Senior Classes. If the issuer determines that any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If the issuer determines that any date on which principal is payable or to be deposited into a principal funding subaccount with respect to any Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class B notes.

Prefunding of the principal funding subaccount for the senior tranches of the MBNAseries will continue until:

—enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—new subordinated notes are issued so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the MBNAseries will be calculated as described under “The Notes—Issuances of New Series, Classes and Tranches of Notes—Required Subordinated Amount” based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes or if the usage of the subordinated notes with respect to such senior notes is greater than zero, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event or the date on which the usage of the subordinated notes exceeds zero.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description under “—Withdrawals from Principal Funding Account—Withdrawals of Prefunded Amounts.” The nominal liquidation amount of the prefunded tranches will be increased by the amount removed from the principal funding account.

If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche of notes with respect to that month and each following month will equal the nominal liquidation amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Transfer Date with respect to such month.

•	Amounts Owed to Derivative Counterparties. If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Transfer Date with respect to any payment to the derivative counterparty will be specified in the MBNAseries indenture supplement.

Allocation to Principal Funding Subaccounts

MBNAseries Available Principal Amounts, after any reallocation to cover MBNAseries Available Funds shortfalls, if any, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•	MBNAseries Available Principal Amounts Equal Targeted Amounts. If MBNAseries Available Principal Amounts remaining after giving effect to clauses one through four under “—Application of MBNAseries Available Principal Amounts” are equal to the sum of the deposits targeted by each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•	MBNAseries Available Principal Amounts Are Less Than Targeted Amounts. If MBNAseries Available Principal Amounts remaining after giving effect to clauses one through four under “—Application of MBNAseries Available Principal Amounts” are less than the sum of the deposits targeted by each tranche of notes, then MBNAseries Available Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—first, the amount available will be allocated to the Class A notes,

—second, the amount available after the application above will be allocated to the Class B notes, and

—third, the amount available after the applications above will be allocated to the Class C notes.

In each case, MBNAseries Available Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If the restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” prevent the deposit of MBNAseries Available Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of MBNAseries Available Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to the Class A notes and then to the Class B notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See “—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes.

No MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes unless, following such deposit, the available subordinated amount of Class B notes is at least equal to the required subordinated amount of Class B notes for all outstanding Class A notes minus the Class A Usage of Class B Required Subordinated Amount for all Class A notes. For this purpose, the available subordinated amount of Class B notes is equal to the aggregate nominal liquidation amount of all other Class B notes of the MBNAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class B notes and all other Class B notes which have a targeted deposit into the principal funding account for such month.

No MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes unless, following such deposit:

—the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes minus the Class A Usage of Class C Required Subordinated Amount for all Class A notes; and

—the available subordinated amount of Class C notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class B notes minus the Class B Usage of Class C Required Subordinated Amount for all Class B notes.

For this purpose, the available subordinated amount of Class C notes is equal to the aggregate nominal liquidation amount of all other Class C notes of the MBNAseries which will be outstanding after giving effect to the deposit into the principal funding subaccount of such tranche of Class C notes and all other Class C notes which have a targeted deposit into the principal funding account for such month.

MBNAseries Available Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to either of the preceding two paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches.

No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the MBNAseries indenture supplement). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the MBNAseries indenture supplement).

Payments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related indenture supplement, dollar payments for principal received under derivative agreements of U.S. dollar notes in the MBNAseries will be treated as MBNAseries Available Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the MBNAseries will be applied as specified in the MBNAseries indenture supplement.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the principal funding subaccount for the applicable tranche of Class C notes to the extent required pursuant to the MBNAseries indenture supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for U.S. Dollar Notes. On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date (including any overdue interest payments and additional interest on overdue interest payments) will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement. On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the MBNAseries indenture supplement will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•	Withdrawals for Discount Notes. On each applicable principal payment date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date— or, in the case of the first principal payment date, the date of issuance of that tranche—to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Investor Interest of the collateral certificate.

•	Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required under the applicable derivative agreement, with respect to any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid in accordance with the MBNAseries indenture supplement.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts,” second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts,” and third paid to the issuer.

Withdrawals from Principal Funding Account

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•	Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The issuer will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the applicable indenture supplement will be withdrawn from that principal funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•	Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the applicable indenture supplement will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•	Withdrawals of Prefunded Amounts. If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account for Senior Classes,” the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fourth, any remaining amounts paid to master trust II to increase the Investor Interest of the collateral certificate.

•	Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche may be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made. Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls, and third paid to the issuer.

Sale of Credit Card Receivables

Credit card receivables may be sold upon the insolvency of MBNA, upon an event of default and acceleration with respect to a tranche of notes and on the legal maturity date of a tranche of notes. See “The Indenture—Events of Default” and “Master Trust II—Pay Out Events” in the prospectus.

If a tranche of notes has an event of default and is accelerated before its legal maturity date, master trust II may sell credit card receivables in an amount up to the nominal liquidation amount of the affected tranche plus any accrued, past due or additional interest on the affected tranche if the conditions described in “The Indenture—Events of Default” in the prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•	the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including MBNAseries Available Funds and MBNAseries Available Principal Amounts allocable to the accelerated tranche of notes, payments to be received from any applicable derivative agreement and amounts on deposit in the applicable subaccounts, may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of receivables for a subordinated tranche of notes will be delayed if the subordination provisions prevent payment of the accelerated tranche until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, in each case, to the extent that the accelerated tranche of notes is no longer needed to provide the required subordination for the senior classes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date (after giving effect to any allocations, deposits and distributions to be made on such date), the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche.

The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The nominal liquidation amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, no more MBNAseries Available Principal Amounts or MBNAseries Available Funds will be allocated to that tranche.

If a tranche of notes directs a sale of credit card receivables, then after the sale that tranche will no longer be entitled to credit enhancement from subordinated classes of notes of the same series. Tranches of notes that have directed sales of credit card receivables are not outstanding under the indenture.

After giving effect to a sale of receivables for a tranche of notes, the amount of proceeds may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the receivables was less than the outstanding dollar principal amount. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “—Final Payment of the Notes” and that has caused a sale of receivables will be treated as MBNAseries Available Funds and be allocated as described in “—Application of MBNAseries Available Funds.”

Targeted Deposits to the Class C Reserve Account

The Class C reserve account will be funded on each Transfer Date, as necessary, from MBNAseries Available Funds as described under “—Application of MBNAseries Available Funds.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the MBNAseries indenture supplement.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the MBNAseries indenture supplement.

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche no later than three months prior to the date on which a budgeted deposit is first targeted for such tranche as described under “—Targeted Deposits of MBNAseries Available Principal Amounts to the Principal Funding Account.” The accumulation reserve subaccount for a tranche of notes will be funded on each Transfer Date, as necessary, from MBNAseries Available Funds as described under “—Application of MBNAseries Available Funds.” The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of MBNAseries Available Funds available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Weighted Average Available Funds Allocation Amount for that tranche for that month to the Weighted Average Available Funds Allocation Amount for all tranches of notes that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•

Interest.    On or prior to each Transfer Date, the issuer will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts)

over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the MBNAseries indenture supplement) for the prior month. If there is any such shortfall for that Transfer Date, or any unpaid shortfall from any earlier Transfer Date, the issuer will withdraw the sum of those amounts from the accumulation reserve subaccount, to the extent available, for treatment as MBNAseries Available Funds for such month.

•	Payment to Issuer. Upon payment in full of any tranche of notes, any amount on deposit in the applicable accumulation reserve subaccount will be paid to the issuer.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, MBNAseries Available Principal Amounts will be allocated to pay principal on the notes only up to their nominal liquidation amount, which will be reduced for charge-offs due to uncovered defaults of principal receivables in master trust II and reallocations of MBNAseries Available Principal Amounts to pay interest on senior classes of notes or a portion of the master trust II servicing fee allocable to such notes. In addition, if a sale of receivables occurs, as described in “—Sale of Credit Card Receivables,” the amount of receivables sold will be limited to the nominal liquidation amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the nominal liquidation amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of receivables are sufficient to pay the full principal amount, amounts are received from an applicable derivative agreement or amounts have been previously deposited in an issuer account for such tranche of notes.

On the date of a sale of receivables, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that tranche of notes;

•	the date on which the outstanding dollar principal amount of that tranche of notes is reduced to zero, and all accrued, past due or additional interest on that tranche of notes is paid in full;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of credit card receivables and payments to be made on that date; or

•	except as otherwise described in “The Notes—Early Redemption of the Notes,” the date on which a sale of receivables has taken place with respect to such tranche, as described in “—Sale of Credit Card Receivables.”

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Available Funds

MBNAseries Available Funds for any month remaining after making the seventh application described under “—Application of MBNAseries Available Funds” will be available for allocation to other series of notes in Group A. Such excess including excesses, if any, from other series of notes in Group A, called shared excess available funds, will be allocated to cover certain shortfalls in Available Funds for the series in Group A, if any, which have not been covered out of Available Funds allocable to such series. If these shortfalls exceed shared excess available funds for any month, shared excess available funds will be allocated pro rata among the applicable series in Group A based on the relative amounts of those shortfalls in Available Funds. To the extent that shared excess available funds exceed those shortfalls, the balance will be paid to the issuer. For the MBNAseries, shared excess available funds, to the extent available and allocated to the MBNAseries, will cover shortfalls in the first four applications described in “—Application of MBNAseries Available Funds.”

MBNA and MBNA Corporation

MBNA America Bank, National Association (referred to in this prospectus supplement as MBNA) is a wholly-owned subsidiary of MBNA Corporation. MBNA has two wholly-owned foreign bank subsidiaries, MBNA Europe Bank Limited, located in the United Kingdom, and MBNA Canada Bank, located in Canada.

On a managed basis, including loan accounts originated or acquired by MBNA Europe Bank Limited and MBNA Canada Bank, MBNA maintained loan accounts with aggregate outstanding balances of $115.9 billion as of December 31, 2003. Of this amount, $84.1 billion were MasterCard and Visa credit card loans originated in the United States. As of December 31, 2003, MBNA had assets of $56.5 billion, deposits of $33.4 billion and capital and surplus accounts of $10.8 billion, and MBNA Corporation had consolidated assets of $59.1 billion, consolidated deposits of $31.8 billion and capital and surplus accounts of $11.1 billion.

MBNA’s Credit Card Portfolio

MBNA primarily relies on affinity marketing in the acquisition of credit card accounts, but also engages in targeted direct response marketing and portfolio acquisitions. For a description of MBNA’s marketing, underwriting and credit risk control policies, see “MBNA’s Credit Card Activities—Acquisition and Use of Credit Card Accounts” in the prospectus.

Billing and Payments

MBNA, using MBNA Technology, Inc. as its service bureau, generates and mails to cardholders monthly statements summarizing account activity and processes cardholder monthly payments. Generally, cardholders must make a monthly minimum payment at least equal to the lesser of (i) the sum of all finance charges, bank imposed fees, a stated minimum amount (generally $15) and past due amounts or (ii) 2.25% of the statement balance plus past due amounts, but generally not less than $15. Certain eligible cardholders are given the option periodically to take a payment deferral.

The finance charges on purchases, which are assessed monthly, are calculated by multiplying the account’s average daily purchase balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on purchases from the date of the purchase or the first day of the billing cycle in which the purchase is posted to the account, whichever is later. Monthly periodic finance charges are generally not assessed on new purchases if, for each billing cycle, all balances shown on the previous billing statement are paid by the due date, which is generally at least 25 days after the billing date. Monthly periodic finance charges are not assessed in most circumstances on previous purchases if all balances shown on the two previous billing statements are paid by their respective due dates.

The finance charges, which are assessed monthly on cash advances (including balance transfers), are calculated by multiplying the account’s average cash advance balance by the applicable daily periodic rate, and multiplying the result by the number of days in the billing cycle. Finance charges are calculated on cash advances (including balance transfers) from the date of the transaction. Currently, MBNA generally treats the day on which a cash advance check is deposited or cashed as the transaction date for such check.

MBNA offers fixed rate and variable rate credit card accounts. MBNA also offers temporary promotional rates.

MBNA assesses annual membership fees on certain accounts although under various marketing programs these fees may be waived or rebated. For most credit card accounts, MBNA also assesses late, overlimit and returned check charges. MBNA generally assesses a fee on cash advances and certain purchase transactions.

Delinquencies and Collection Efforts

An account is contractually delinquent if the minimum payment is not received by the due date indicated on the customer’s statement. Efforts to collect contractually delinquent credit card receivables currently are made by MBNA’s Customer Assistance personnel. Collection activities include statement messages, telephone calls and formal collection letters. MBNA employs two principal computerized systems for collecting past due accounts. The Predictive Management System analyzes each cardholder’s purchase and repayment habits and selects accounts for initial contact with the objective of contacting the highest risk accounts first. The accounts selected are queued to MBNA’s proprietary Outbound Call

Management System. This system sorts accounts by a number of factors, including time zone, degree of delinquency and dollar amount due, and automatically dials delinquent accounts in order of priority. Representatives are automatically linked to the cardholder’s account information and voice line when a contact is established.

Accounts are charged off in accordance with regulatory guidelines issued by the Federal Financial Institutions Examination Council in June 2000. Accounts are charged off by the end of the month in which they become 180 days contractually past due and bankrupt accounts are charged off 60 days after receiving notice of filing from the bankruptcy courts. Deceased accounts are charged off when the loss is determined. Fraudulent accounts are charged off within 90 days after identifying the account as fraudulent.

Renegotiated and Re-Aged Accounts

MBNA may modify the terms of its credit card agreements with cardholders who have experienced financial difficulties by offering them renegotiated account programs, which include either placing them on nonaccrual status or reducing their interest rate. When an account is classified as nonaccrual, the accrual of interest ceases. In future periods, when payment is received it is recorded as a reduction of principal. Reduced-rate accounts are those accounts for which the interest rate was reduced because of the inability of the cardholder to service the obligation under the original terms of the credit card agreement. Finance charges accrue at the reduced rate as long as the cardholder is current under the revised terms and conditions of the credit card agreement. In addition, accounts may be re-aged to remove existing delinquency. Re-aging accounts assists cardholders who have recently overcome temporary financial difficulties and have clearly demonstrated both the ability and willingness to resume regular payments, but are unable to pay the entire past due amount on their accounts. MBNA’s policies and procedures with respect to renegotiated and re-aged accounts are consistent with Federal Financial Institutions Examination Council established guidelines.

As of December 31, 2003, the Master Trust II Portfolio included approximately $52.2 million of receivables in nonaccrual accounts, less than 0.5% of the total receivables in the Master Trust II Portfolio, approximately $1.878 billion of receivables in reduced-rate accounts, less than 3% of the total receivables in the Master Trust II Portfolio, and approximately $2.029 billion of receivables re-aged for the year ended December 31, 2003, less than 3% of the total receivables in the Master Trust II Portfolio.

The Master Trust II Portfolio

The receivables conveyed to master trust II arise in accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut-Off Date and, with respect to additional accounts, as of the related date of their designation. The receivables in master trust II may include receivables that are contractually delinquent. The seller has the right, subject to certain limitations and conditions set forth therein, to designate from time to time additional accounts and to transfer to master trust II all receivables of such additional accounts. Any additional accounts designated must be Eligible Accounts as of the date the seller designates such accounts as additional accounts.

Delinquency and Principal Charge-Off Experience

Minimum scheduled payments for the accounts are generally due 25 days from the end of the last billing cycle. A credit card account is contractually delinquent if less than 90% of the minimum payment is made by the payment due date. For collection purposes, however, an account is considered delinquent if at least 90% of the minimum payment required to be made is not received by MBNA within 5 days after the due date reflected in the respective monthly billing statement. Upon receipt of 3 consecutive payments on their respective due dates, delinquent accounts may qualify to be redesignated as non-delinquent.

The following table sets forth the delinquency experience for cardholder payments on the credit card accounts in the Master Trust II Portfolio for each of the periods shown. The receivables outstanding on the accounts consist of all amounts due from cardholders as posted to the accounts as of the end of the period shown. We cannot provide any assurance that the delinquency experience for the receivables in the future will be similar to the historical experience set forth below.

Delinquency Experience

Master Trust II Portfolio

(Dollars in Thousands)

	December 31,
	2003		2002		2001
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$77,426,846		$72,696,743		$66,500,791
Receivables Delinquent:
30-59 Days	$1,202,508	1.55%	$1,343,708	1.85%	$1,247,086	1.88%
60-89 Days	825,924	1.07	833,204	1.15	708,484	1.07
90 or More	1,986,364	2.57	1,856,047	2.55	1,473,667	2.21

Total	$4,014,796	5.19%	$4,032,959	5.55%	$3,429,237	5.16%

	December 31,
	2000		1999
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$58,611,594		$51,032,411
Receivables Delinquent:
30-59 Days	$1,024,175	1.75%	$817,374	1.60%
60-89 Days	583,768	1.00	482,084	0.94
90 or More	1,158,371	1.97	1,064,669	2.09

Total	$2,766,314	4.72%	$2,364,127	4.63%

The following table sets forth the principal charge-off experience for cardholder payments on the credit card accounts in the Master Trust II Portfolio for each of the periods shown. Charge-offs consist of write-offs of principal receivables. If accrued finance charge receivables that have been written off were included in total charge-offs, total charge-offs would be higher as an absolute number and as a percentage of the average of principal receivables outstanding during the periods indicated. Average principal receivables outstanding is the average of the daily principal receivables balance during the periods indicated. We cannot provide any assurance that the charge-off experience for the receivables in the future will be similar to the historical experience set forth below.

Principal Charge-Off Experience

Master Trust II Portfolio

(Dollars in Thousands)

	Year Ended December 31,
	2003	2002	2001
Average Principal Receivables Outstanding	$70,695,439	$65,393,297	$59,261,613
Total Charge-Offs	$4,168,622	$3,629,682	$3,102,804
Total Charge-Offs as a percentage of Average Principal Receivables Outstanding	5.90%	5.55%	5.24%

	Year Ended December 31,
	2000	1999
Average Principal Receivables Outstanding	$52,869,754	$44,034,527
Total Charge-Offs	$2,697,976	$2,172,404
Total Charge-Offs as a percentage of Average Principal Receivables Outstanding	5.10%	4.93%

Total charge-offs as a percentage of average principal receivables outstanding for the months ended January 31, 2004 and February 29, 2004 were 5.69% and 5.73%, respectively, each calculated as an annualized figure. Total charge-offs are total principal charge-offs before recoveries and do not include any charge-offs of finance charge receivables or the amount of any reductions in average daily principal receivables outstanding due to fraud, returned goods, customer disputes or other miscellaneous adjustments.

Revenue Experience

The following table sets forth the revenue experience for the credit card accounts from finance charges, fees paid and interchange in the Master Trust II Portfolio for each of the periods shown.

The revenue experience in the following table is calculated on a cash basis. Yield from finance charges and fees is the result of dividing finance charges and fees by average daily principal receivables outstanding during the periods indicated. Finance charges and fees are comprised of monthly cash collections of periodic finance charges and other credit card fees including interchange.

Revenue Experience

Master Trust II Portfolio

(Dollars in Thousands)

	Year Ended December 31,
	2003	2002	2001
Finance Charges and Fees*	$12,425,445	$11,733,951	$11,486,818
Yield from Finance Charges and Fees	17.58%	17.94%	19.38%

	Year Ended December 31,
	2000	1999
Finance Charges and Fees	$10,122,205	$8,121,775
Yield from Finance Charges and Fees	19.15%	18.44%

*	Since December 17, 2001, recoveries on receivables in Defaulted Accounts have been included as amounts received in respect of finance charge receivables.

The yield on a cash basis will be affected by numerous factors, including the monthly periodic finance charges on the receivables, the amount of the annual membership fees and other fees, changes in the delinquency rate on the receivables, the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges, the percentage of credit card accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the receivables. See “Risk Factors” in the prospectus.

The revenue from periodic finance charges and fees—other than annual fees—depends in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay account balances over several months—as opposed to convenience use, where cardholders pay off their entire balance each month, thereby avoiding periodic finance charges on their purchases—and upon other credit card related services for which the cardholder pays a fee. Fees for these other services will be treated for purposes of the master trust II agreement as principal receivables rather than finance charge receivables; however, MBNA may specify that it will treat these fees as finance charge receivables. Revenues from periodic finance charges and fees also depend on the types of charges and fees assessed on the credit card accounts. Accordingly, revenue will be affected by future changes in the types of charges and fees assessed on the accounts and on the types of additional accounts added from time to time. These revenues could be adversely affected by future changes in fees and charges assessed by MBNA and other factors. See “MBNA’s Credit Card Activities” in the prospectus.

Interchange

MBNA, as seller, will transfer to master trust II a percentage of the interchange attributed to cardholder charges for goods and services in the accounts of master trust II. Interchange will be allocated to each series of master trust II investor certificates based on such series’s pro rata portion as measured by its Investor Interest of cardholder charges for goods and services in the accounts of master trust II relative to the total amount of cardholder charges for goods and services in the MasterCard and Visa credit card accounts owned by MBNA, as reasonably estimated by the seller.

MasterCard and Visa may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of finance charge receivables. Under the circumstances described herein, interchange will be used to pay a portion of the Investor Servicing Fee required to be paid on each Transfer Date. See “Master Trust II—Servicing Compensation and Payment of Expenses” and “MBNA’s Credit Card Activities—Interchange” in the prospectus.

        Principal Payment Rates

The following table sets forth the highest and lowest cardholder monthly principal payment rates for the Master Trust II Portfolio during any month in the periods shown and the average cardholder monthly principal payment rates for all months during the periods shown, in each case calculated as a percentage of total beginning monthly account principal balances during the periods shown. Principal payment rates shown in the table are based on amounts which are deemed payments of principal receivables with respect to the accounts.

Cardholder Monthly Principal Payment Rates

Master Trust II Portfolio

	Year Ended December 31,
	2003	2002	2001	2000	1999
Lowest Month	12.73%	12.93%	12.28%	12.21%	12.56%
Highest Month	14.71%	14.40%	13.76%	14.05%	13.61%
Monthly Average	13.84%	13.63%	13.03%	13.01%	13.17%

Generally, cardholders must make a monthly minimum payment at least equal to the lesser of (i) the sum of all finance charges, bank imposed fees, a stated minimum amount (generally $15) and past due amounts or (ii) 2.25% of the statement balance plus past due amounts, but generally not less than $15. Certain eligible cardholders are given the option periodically to take a payment deferral. We cannot assure you that the cardholder monthly principal payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

MBNA, as seller, has the right, subject to certain limitations and conditions, to designate certain removed credit card accounts and to require the master trust II trustee to reconvey all receivables in such removed credit card accounts to the seller. Once an account is removed, receivables existing or guaranteed under that credit card account are not transferred to master trust II.

        The Receivables

As of the beginning of the day on March 11, 2004:

•	the Master Trust II Portfolio included $71,599,629,876 of principal receivables and $1,654,840,379 of finance charge receivables;

•	the credit card accounts had an average principal receivable balance of $1,703 and an average credit limit of $13,242;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 13.2%;

•	the average age of the credit card accounts was approximately 75 months; and

•	cardholders whose accounts are included in the Master Trust II Portfolio had billing addresses in all 50 States and the District of Columbia.

The following tables summarize the Master Trust II Portfolio by various criteria as of the beginning of the day on March 11, 2004. Because the future composition of the Master Trust II Portfolio may change over time, these tables do not describe the composition of the Master Trust II Portfolio at any future time.

Composition by Account Balance

Master Trust II Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Credit Balance	725,747	1.7%	$(82,115,798)	(0.1)%
No Balance	24,152,492	57.4	0	0.0
$ .01-$ 5,000.00	12,166,203	28.9	16,373,619,792	22.3
$ 5,000.01-$10,000.00	2,876,586	6.9	20,616,705,656	28.1
$10,000.01-$15,000.00	1,146,560	2.7	13,980,662,347	19.1
$15,000.01-$20,000.00	501,168	1.2	8,644,169,244	11.8
$20,000.01-$25,000.00	266,927	0.7	5,991,348,245	8.2
$25,000.01 or More	219,838	0.5	7,730,080,769	10.6

Total	42,055,521	100.0%	$73,254,470,255	100.0%

Composition by Credit Limit

Master Trust II Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Less than or equal to $5,000.00	7,246,643	17.2%	$5,130,027,226	7.0%
$ 5,000.01-$10,000.00	11,429,707	27.2	15,085,125,865	20.6
$10,000.01-$15,000.00	9,760,407	23.2	15,719,927,135	21.5
$15,000.01-$20,000.00	5,529,897	13.2	11,218,683,165	15.3
$20,000.01-$25,000.00	5,511,695	13.1	13,079,491,421	17.8
$25,000.01 or More	2,577,172	6.1	13,021,215,443	17.8

Total	42,055,521	100.0%	$73,254,470,255	100.0%

Composition by Period of Delinquency

Master Trust II Portfolio

Period of Delinquency (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not Delinquent	40,778,751	97.0%	$64,943,475,166	88.6%
Up to 29 Days	697,668	1.6	4,076,244,586	5.6
30 to 59 Days	194,534	0.5	1,267,011,477	1.7
60 to 89 Days	112,862	0.3	798,067,004	1.1
90 or More Days	271,706	0.6	2,169,672,022	3.0

Total	42,055,521	100.0%	$73,254,470,255	100.0%

Composition by Account Age

Master Trust II Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not More than 6 Months	882,729	2.1%	$1,084,488,562	1.5%
Over 6 Months to 12 Months	2,487,142	5.9	3,968,267,013	5.4
Over 12 Months to 24 Months	4,535,309	10.8	6,684,783,411	9.1
Over 24 Months to 36 Months	4,658,028	11.1	6,129,866,518	8.4
Over 36 Months to 48 Months	4,362,105	10.4	6,864,524,316	9.4
Over 48 Months to 60 Months	4,086,012	9.7	6,760,586,177	9.2
Over 60 Months to 72 Months	3,486,168	8.3	5,794,934,081	7.9
Over 72 Months	17,558,028	41.7	35,967,020,177	49.1

Total	42,055,521	100.0%	$73,254,470,255	100.0%

Geographic Distribution of Accounts

Master Trust II Portfolio

State	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
California	3,747,428	8.9%	$7,536,255,586	10.3%
Florida	3,030,012	7.2	5,264,194,254	7.2
New York	2,836,562	6.8	4,839,941,918	6.6
Pennsylvania	2,676,343	6.4	3,890,283,689	5.3
Texas	2,197,269	5.2	4,770,911,011	6.5
New Jersey	1,817,924	4.3	3,158,621,292	4.3
Ohio	1,739,347	4.1	2,711,967,804	3.7
Illinois	1,691,794	4.0	2,772,590,302	3.8
Virginia	1,606,732	3.8	2,693,764,499	3.7
North Carolina	1,449,428	3.5	2,671,840,575	3.6
Other	19,262,682	45.8	32,944,099,325	45.0

Total	42,055,521	100.0%	$73,254,470,255	100.0%

Since the largest number of cardholders (based on billing address) whose accounts were included in master trust II as of March 11, 2004 were in California, Florida, New York, Pennsylvania and Texas, adverse changes in the economic conditions in these areas could have a direct impact on the timing and amount of payments on the notes.

Recent Additions to the Master Trust II Portfolio

The following table sets forth the timing and amount of additions of receivables in additional accounts to the Master Trust II Portfolio since the beginning of 2001. Balances of receivables include principal and finance charge receivables as of the date of the related addition.

Additions of Receivables

Master Trust II Portfolio

Date of Addition	Number of Accounts	Receivables	Percentage of Total Receivables
November 19, 2003	1,620,789	$1,754,560,022	2.4%
July 29, 2003	1,835,591	2,689,463,672	3.8
April 24, 2003	1,598,545	2,728,260,279	3.9
November 22, 2002	2,181,256	2,994,477,993	4.4
July 25, 2002	2,208,399	3,757,990,403	5.8
March 19, 2002	2,652,455	4,365,797,657	6.9
November 27, 2001	2,252,309	2,881,019,461	4.6
July 20, 2001	2,491,847	3,760,863,507	6.3
April 30, 2001	1,288,123	1,450,543,629	2.5
January 30, 2001	1,593,803	1,789,807,766	3.1

The following tables summarize by various criteria the receivables and related accounts added to the Master Trust II Portfolio on November 19, 2003. Because the characteristics of the receivables and related accounts added on November 19, 2003 may change over time, these tables do not describe the composition of those receivables and related accounts at any time before or after November 19, 2003. Additionally, the characteristics of the receivables and related accounts added on November 19, 2003 may be materially different from the characteristics of receivables and related accounts added before or after November 19, 2003.

Composition by Account Balance

November 19, 2003 Addition of Accounts

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Credit Balance	5,909	0.4%	$(1,109,076)	(0.1)%
No Balance	962,909	59.4	0	0.0
$ .01-$ 5,000.00	540,710	33.3	657,518,053	37.5
$ 5,000.01-$10,000.00	77,899	4.8	555,153,846	31.6
$10,000.01-$15,000.00	20,304	1.2	249,860,548	14.2
$15,000.01-$20,000.00	7,480	0.5	129,736,583	7.4
$20,000.01-$25,000.00	2,906	0.2	65,719,014	3.8
$25,000.01 or More	2,672	0.2	97,681,054	5.6

Total	1,620,789	100.0%	$1,754,560,022	100.0%

Composition by Credit Limit

November 19, 2003 Addition of Accounts

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Less than or equal to $5,000.00	874,969	54.0%	$342,898,686	19.5%
$ 5,000.01-$10,000.00	463,931	28.6	596,817,854	34.0
$10,000.01-$15,000.00	163,951	10.1	336,830,697	19.2
$15,000.01-$20,000.00	71,038	4.4	211,158,837	12.0
$20,000.01-$25,000.00	25,725	1.6	97,569,234	5.6
$25,000.01 or More	21,175	1.3	169,284,714	9.7

Total	1,620,789	100.0%	$1,754,560,022	100.0%

Composition by Period of Delinquency

November 19, 2003 Addition of Accounts

Period of Delinquency (Days Contractually Delinquent)	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not Delinquent	1,596,795	98.5%	$1,670,714,314	95.2%
Up to 29 Days	19,913	1.2	67,497,678	3.8
30 to 59 Days	2,303	0.1	7,827,155	0.5
60 to 89 Days	707	0.1	3,004,034	0.2
90 or More Days	1,071	0.1	5,516,841	0.3

Total	1,620,789	100.0%	$1,754,560,022	100.0%

Composition by Account Age

November 19, 2003 Addition of Accounts

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
Not More than 6 Months	1,520,340	93.8%	$1,566,856,038	89.3%
Over 6 Months to 12 Months	1,052	0.1	2,044,306	0.1
Over 12 Months to 24 Months	5,791	0.4	11,845,201	0.7
Over 24 Months to 36 Months	4,911	0.3	10,345,097	0.6
Over 36 Months to 48 Months	4,054	0.3	7,959,037	0.4
Over 48 Months to 60 Months	10,436	0.6	20,928,691	1.2
Over 60 Months to 72 Months	7,050	0.4	13,506,239	0.8
Over 72 Months	67,155	4.1	121,075,413	6.9

Total	1,620,789	100.0%	$1,754,560,022	100.0%

Geographic Distribution of Accounts

November 19, 2003 Addition of Accounts

State	Number of Accounts	Percentage of Total Number of Accounts	Receivables	Percentage of Total Receivables
New York	127,509	7.9%	$133,543,740	7.6%
California	124,396	7.7	192,278,388	11.0
Ohio	121,512	7.5	158,967,296	9.1
Florida	117,175	7.2	113,842,358	6.5
Pennsylvania	91,630	5.7	71,778,118	4.1
New Jersey	75,466	4.7	77,067,369	4.4
Texas	73,336	4.5	95,241,100	5.4
Illinois	71,662	4.4	67,691,382	3.8
North Carolina	56,880	3.5	53,272,354	3.0
Virginia	55,884	3.4	53,706,072	3.1
Other	705,339	43.5	737,171,845	42.0

Total	1,620,789	100.0%	$1,754,560,022	100.0%

Underwriting

Subject to the terms and conditions of the underwriting agreement for these Class B(2004-1) notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class B(2004-1) notes set forth opposite its name:

Underwriters	Principal Amount
Citigroup Global Markets Inc.	$50,000,000
Banc of America Securities LLC	50,000,000
J.P. Morgan Securities Inc.	50,000,000
Lehman Brothers Inc.	50,000,000

Total	$200,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $200,000,000 aggregate principal amount of these Class B(2004-1) notes if any of these Class B(2004-1) notes are purchased.

The underwriters have advised the issuer that the several underwriters propose initially to offer these Class B(2004-1) notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of these Class B(2004-1) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of these Class B(2004-1) notes has agreed that:

•	it has not offered or sold, and prior to the date which is six months after the date of issue of the Class B(2004-1) notes will not offer or sell any Class B(2004-1) notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000 (the “FSMA”);

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class B(2004-1) notes in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class B(2004-1) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

In connection with the sale of these Class B(2004-1) notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Class B(2004-1) notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Class B(2004-1) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase these Class B(2004-1) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which the underwriter reclaims a selling concession from a syndicate member when any of these Class B(2004-1) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class B(2004-1) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuer and MBNA will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The proceeds to the issuer from the sale of these Class B(2004-1) notes and the underwriting discount are set forth on the cover page of this prospectus supplement. Additional offering expenses are estimated to be $400,000.

Citigroup Global Markets Inc. is an affiliate of Citibank, N.A., the derivative counterparty.

Glossary of Defined Terms

“Class A Unused Subordinated Amount of Class B notes” means for any tranche of outstanding Class A notes, with respect to any Transfer Date, an amount equal to the Class A required subordinated amount of Class B notes minus the Class A Usage of Class B Required Subordinated Amount, each as of such Transfer Date.

“Class A Unused Subordinated Amount of Class C notes” means for any tranche of outstanding Class A notes, with respect to any Transfer Date, an amount equal to the Class A required subordinated amount of Class C notes minus the Class A Usage of Class C Required Subordinated Amount, each as of such Transfer Date.

“Class A Usage of Class B Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class A Usage of Class B Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to Class B notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; plus

(2)  the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class A notes and then reallocated on such Transfer Date to Class B notes; plus

(3) the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes; plus

(4) an amount equal to the aggregate amount of MBNAseries Available Principal Amounts reallocated to pay any amount to the servicer for such tranche of Class A notes which did not result in a Class A Usage of Class C Required Subordinated Amount for such tranche of Class A notes on such Transfer Date; minus

(5) an amount (which will not exceed the sum of items (1) through (4) above) equal to the sum of:

•	the product of:

—a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such

Transfer Date) for such tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class B notes (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class B notes on such Transfer Date), times

—the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class B notes which are reimbursed on such Transfer Date, plus

•	if the aggregate Class A Usage of Class B Required Subordinated Amount (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits for any tranche of Class B notes on such Transfer Date) for all Class A notes exceeds the aggregate Nominal Liquidation Amount Deficits of all tranches of Class B notes (prior to giving effect to any reimbursement on such Transfer Date), the product of:

—a fraction, the numerator of which is the amount of such excess and the denominator of which is the aggregate Nominal Liquidation Amount Deficits for all tranches of Class C notes (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date), times

—the aggregate amount of the Nominal Liquidation Amount Deficits of any tranche of Class C notes which are reimbursed on such Transfer Date, times

—a fraction, the numerator of which is the Class A Usage of Class B Required Subordinated Amount of such tranche of Class A notes and the denominator of which is the Class A Usage of Class B Required Subordinated Amount for all Class A notes in the MBNAseries.

“Class A Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class A notes, zero on the date of issuance of such tranche of Class A notes, and on any Transfer Date thereafter, the sum of the Class A Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class C notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class C notes (as of the last day of the preceding month), times

•	the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class C notes; plus

(2)  the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class A notes and then reallocated on such date to Class C notes; plus

(3)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class B notes; plus

(4)  the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class A notes; plus

(5)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for such tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class B notes; plus

(6)  the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class A notes; plus

(7)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class A Unused Subordinated Amount of Class B notes for that tranche of Class A notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class B notes; minus

(8)  an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

•	a fraction, the numerator of which is the Class A Usage of Class C Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class A notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes, times

•	the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

“Class B Unused Subordinated Amount of Class C notes” means for any tranche of outstanding Class B notes, with respect to any Transfer Date, an amount equal to the Class B required subordinated amount of Class C notes minus the Class B Usage of Class C Required Subordinated Amount, each as of such Transfer Date.

“Class B Usage of Class C Required Subordinated Amount” means, with respect to any tranche of outstanding Class B notes, zero on the date of issuance of such tranche, and on any Transfer Date thereafter, the sum of the Class B Usage of Class C Required Subordinated Amount as of the preceding date of determination plus the sum of the following amounts:

(1)  an amount equal to the product of:

•	a fraction, the numerator of which is the Class B Unused Subordinated Amount of Class C notes for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class C notes (as of the last day of the preceding month), times

•	the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated on such Transfer Date to Class C notes; plus

(2)  an amount equal to the product of:

•	a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the sum of (i) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class C Required Subordinated Amount and (ii) the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes that was included in Class A Usage of Class B Required Subordinated Amount; plus

(3)  the amount of charge-offs for uncovered defaults on principal receivables in master trust II initially allocated to that tranche of Class B notes, and then reallocated on such date to the Class C notes; plus

(4)  an amount equal to the product of:

•	a fraction, the numerator of which is the nominal liquidation amount for that tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(5)  the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to the interest funding subaccount for that tranche of Class B notes; plus

(6)  an amount equal to the product of:

•	a fraction, the numerator of which is the nominal liquidation amount for such tranche of Class B notes (as of the last day of the preceding month) and the denominator of which is the aggregate nominal liquidation amount of all Class B notes (as of the last day of the preceding month), times

•	the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for any tranche of Class A notes that has a Class A Unused Subordinated Amount of Class B notes; plus

(7)  the amount of MBNAseries Available Principal Amounts reallocated on such Transfer Date to pay any amount to the servicer for such tranche of Class B notes; minus

(8)  an amount (which will not exceed the sum of items (1) through (7) above) equal to the product of:

•	a fraction, the numerator of which is the Class B Usage of Class C Required Subordinated Amount (prior to giving effect to any reimbursement of a Nominal Liquidation Amount Deficit for any tranche of Class C notes on such Transfer Date) for that tranche of Class B notes and the denominator of which is the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes, times

•	the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Transfer Date.

“Excess Available Funds” means, for the MBNAseries for any month, the Available Funds allocable to the MBNAseries remaining after application to cover targeted deposits to the interest funding account, payment of the portion of the master trust II servicing fee allocable to the MBNAseries, and application to cover any defaults on principal receivables in master trust II allocable to the MBNAseries or any deficits in the nominal liquidation amount of the MBNAseries notes.

“Fixed Amount” has the meaning described in “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties” in this prospectus supplement.

“Floating Amount” has the meaning described in “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties” in this prospectus supplement.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date (or, in the case of the first interest period, such rate that corresponds with the actual number of days in the first interest period). If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the beneficiary of the issuer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means March [•], 2004 for the period from and including the issuance date to but excluding May 17, 2004 and for each interest period thereafter, the second London Business Day prior to the interest payment date on which such interest period commences.

“London Business Day” means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“MBNAseries Available Funds” means, for any month, the amounts to be treated as MBNAseries Available Funds as described in “Deposit and Application of Funds—MBNAseries Available Funds.”

“MBNAseries Available Principal Amounts” means, for any month, the sum of the Available Principal Amounts allocated to the MBNAseries, dollar payments for principal under any derivative agreements for tranches of notes of the MBNAseries, and any amounts of MBNAseries Available Funds available to cover defaults on principal receivables in master trust II allocable to the MBNAseries or any deficits in the nominal liquidation amount of the MBNAseries notes.

“Monthly Interest Accrual Date” means, with respect to any outstanding series, class or tranche of notes:

•	each interest payment date for such series, class or tranche; and

•	for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that series, class or tranche of notes, or in the case of a series, class or tranche of zero-coupon discount notes, the expected principal payment date for that series, class or tranche; but

—for the month in which a series, class or tranche of notes is issued, the date of issuance of such series, class or tranche will be the first Monthly Interest Accrual Date for such tranche of notes;

—for the month next following the month in which a series, class or tranche of notes is issued, unless otherwise indicated, the first day of such month will be the first Monthly Interest Accrual Date in such next following month for such series, class or tranche of notes;

—any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the interest funding account for such series, class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day with respect to that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means with respect to any outstanding series, class or tranche of notes:

•	for any month in which the expected principal payment date occurs for such series, class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day; and

•	for any month in which no expected principal payment date occurs for such series, class or tranche, the date in that month corresponding numerically to the expected principal payment date for that tranche of notes (or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such tranche of notes); but

—following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—any date on which proceeds from a sale of receivables following an event of default and acceleration of any series, class or tranche of notes are deposited into the principal funding account for such series, class or tranche of notes will be a Monthly Principal Accrual Date for such series, class or tranche of notes;

—if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Net Derivative Payment” has the meaning described in “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties” in this prospectus supplement.

“Net Derivative Receipt” has the meaning described in “The Notes—Sources of Funds to Pay the Notes—Payments Received from Derivative Counterparties” in this prospectus supplement.

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the Adjusted Outstanding Dollar Principal Amount minus the nominal liquidation amount of that tranche.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

“Required Excess Available Funds” means, for any month, zero; provided, however, that this amount may be changed if the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

Annex I

Outstanding Series, Classes and Tranches of Notes

The information provided in this Annex I is an integral part of the prospectus supplement.

MBNAseries

Class A Notes

Class A	Issuance Date	Nominal Liquidation Amount		Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class A(2001-1)	5/31/01		$1,000,000,000	5.75%	May 2006	October 2008
Class A(2001-2)	7/26/01		$500,000,000	One Month LIBOR + 0.25%	July 2011	December 2013
Class A(2001-3)	8/8/01		$1,000,000,000	Three Month LIBOR + 0.11%	July 2006	December 2008
Class A(2001-Emerald)	8/15/01	Up to $	5,650,000,000	—	—	—
Class A(2001-4)	9/27/01		$1,000,000,000	One Month LIBOR + 0.13%	September 2004	February 2007
Class A(2001-5)	11/8/01		$500,000,000	One Month LIBOR + 0.21%	October 2008	March 2011
Class A(2002-1)	1/31/02		$1,000,000,000	4.95%	January 2007	June 2009
Class A(2002-2)	3/27/02		$656,175,000	Not to exceed Three Month LIBOR + 0.35%[1]	February 17, 2012	July 17, 2014
Class A(2002-3)	4/24/02		$750,000,000	One Month LIBOR + 0.24%	April 2012	September 2014
Class A(2002-4)	5/9/02		$1,000,000,000	One Month LIBOR + 0.11%	March 2007	August 2009
Class A(2002-5)	5/30/02		$750,000,000	One Month LIBOR + 0.18%	May 2009	October 2011
Class A(2002-6)	6/26/02		$750,000,000	3.90%	June 2005	November 2007
Class A(2002-7)	7/25/02		$497,250,000	Not to exceed Three Month LIBOR + 0.25%[2]	July 17, 2009	December 19, 2011
Class A(2002-8)	7/31/02		$400,000,000	Three Month LIBOR + 0.15%	July 2009	December 2011
Class A(2002-9)	7/31/02		$700,000,000	Three Month LIBOR + 0.09%	July 2007	December 2009
Class A(2002-10)	9/19/02		$1,000,000,000	One Month LIBOR + 0.14%	September 2007	February 2010
Class A(2002-11)	10/30/02		$490,600,000	Not to exceed Three Month LIBOR + 0.35%[3]	October 19, 2009	March 19, 2012
Class A(2002-12)	11/19/02		$1,500,000,000	One Month LIBOR + 0.06%	November 2005	April 2008
Class A(2002-13)	12/18/02		$500,000,000	One Month LIBOR + 0.13%	December 2007	May 2010
Class A(2003-1)	2/27/03		$500,000,000	3.30%	February 2008	July 2010
Class A(2003-2)	3/26/03		$1,000,000,000	One Month LIBOR + 0.05%	March 2006	August 2008
Class A(2003-3)	4/10/03		$750,000,000	One Month LIBOR + 0.12%	March 2008	August 2010
Class A(2003-4)	4/24/03		$750,000,000	One Month LIBOR + 0.22%	April 2010	September 2012
Class A(2003-5)	5/21/03		$548,200,000	Not to exceed Three Month LIBOR + 0.35%[4]	April 19, 2010	September 19, 2012
Class A(2003-6)	6/4/03		$500,000,000	2.75%	May 2008	October 2010
Class A(2003-7)	7/8/03		$650,000,000	2.65%	June 2008	November 2010
Class A(2003-8)	8/5/03		$750,000,000	One Month LIBOR + 0.19%	July 2010	December 2012
Class A(2003-9)	9/24/03		$1,050,000,000	One Month LIBOR + 0.13%	September 2008	February 2011
Class A(2003-10)	10/15/03		$500,000,000	One Month LIBOR + 0.26%	October 2013	March 2016
Class A(2003-11)	11/6/03		$500,000,000	3.65%	October 2008	March 2011
Class A(2003-12)	12/18/03		$500,000,000	One Month LIBOR + 0.11%	December 2008	May 2011
Class A(2004-1)	2/26/04		$752,760,000	Not to exceed Three Month LIBOR + 0.30%[5]	January 17, 2014	June 17, 2016
Class A(2004-2)	2/25/04		$600,000,000	One Month LIBOR + 0.15%	February 2011	July 2013
Class A(2004-3)	3/17/04		$700,000,000	One Month LIBOR + 0.26%	March 2019	August 2021

1Class A(2002-2) noteholders will receive interest at 5.60% on an outstanding euro principal amount of €750,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-2) notes.

2Class A(2002-7) noteholders will receive interest at Three Month EURIBOR + 0.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-7) notes.

3Class A(2002-11) noteholders will receive interest at Three Month EURIBOR + 0.25% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2002-11) notes.

4Class A(2003-5) noteholders will receive interest at 4.15% on an outstanding euro principal amount of €500,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2003-5) notes.

5Class A(2004-1) noteholders will receive interest at 4.50% on an outstanding euro principal amount of €600,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class A(2004-1) notes.

A-I-1

MBNAseries

Class B Notes

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class B(2001-1)	5/24/01	$250,000,000	One Month LIBOR + 0.375%	May 2006	October 2008
Class B(2001-2)	9/6/01	$250,000,000	One Month LIBOR + 0.36%	August 2006	January 2009
Class B(2001-3)	12/20/01	$150,000,000	Not to exceed One Month LIBOR + 0.50%	January 2007	June 2009
Class B(2002-1)	2/28/02	$250,000,000	5.15%	February 2007	July 2009
Class B(2002-2)	6/12/02	$250,000,000	One Month LIBOR + 0.38%	May 2007	October 2009
Class B(2002-3)	8/29/02	$250,000,000	One Month LIBOR + 0.40%	August 2005	January 2008
Class B(2002-4)	10/29/02	$200,000,000	One Month LIBOR + 0.50%	October 2007	March 2010
Class B(2003-1)	2/20/03	$200,000,000	One Month LIBOR + 0.44%	February 2008	July 2010
Class B(2003-2)	6/12/03	$200,000,000	One Month LIBOR + 0.39%	May 2008	October 2010
Class B(2003-3)	8/20/03	$200,000,000	One Month LIBOR + 0.375%	August 2008	January 2011
Class B(2003-4)	10/15/03	$331,650,000	Not to exceed Three Month LIBOR + 0.85%[1]	September 18, 2013	February 17, 2016
Class B(2003-5)	10/2/03	$150,000,000	One Month LIBOR + 0.37%	September 2008	February 2011

[1]	Class B(2003-4) noteholders will receive interest at 5.45% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2003-4) notes.

A-I-2

MBNAseries

Class C Notes

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class C(2001-1)	5/24/01	$250,000,000	One Month LIBOR + 1.05%	May 2006	October 2008
Class C(2001-2)	7/12/01	$100,000,000	Not to exceed One Month LIBOR + 1.15%	July 2008	December 2010
Class C(2001-3)	7/25/01	$400,000,000	6.55%	July 2006	December 2008
Class C(2001-4)	9/6/01	$250,000,000	One Month LIBOR + 1.05%	August 2006	January 2009
Class C(2001-5)	12/11/01	$150,000,000	One Month LIBOR + 1.22%	January 2007	June 2009
Class C(2002-1)	2/28/02	$250,000,000	6.80%	February 2012	July 2014
Class C(2002-2)	6/12/02	$100,000,000	Not to exceed One Month LIBOR + 0.95%	May 2007	October 2009
Class C(2002-3)	6/12/02	$200,000,000	One Month LIBOR + 1.35%	May 2012	October 2014
Class C(2002-4)	8/29/02	$100,000,000	One Month LIBOR + 1.20%	August 2007	January 2010
Class C(2002-5)	8/29/02	$100,000,000	4.05%	August 2005	January 2008
Class C(2002-6)	10/29/02	$50,000,000	One Month LIBOR + 2.00%	October 2012	March 2015
Class C(2002-7)	10/29/02	$50,000,000	6.70%	October 2012	March 2015
Class C(2003-1)	2/4/03	$200,000,000	One Month LIBOR + 1.70%	January 2010	June 2012
Class C(2003-2)	2/12/03	$100,000,000	One Month LIBOR + 1.60%	January 2008	June 2010
Class C(2003-3)	5/8/03	$175,000,000	One Month LIBOR + 1.35%	May 2008	October 2010
Class C(2003-4)	6/19/03	$327,560,000	Not to exceed Three Month LIBOR + 2.05%[1]	May 17, 2013	October 19, 2015
Class C(2003-5)	7/2/03	$100,000,000	One Month LIBOR + 1.18%	June 2008	November 2010
Class C(2003-6)	7/30/03	$250,000,000	One Month LIBOR + 1.18%	July 2008	December 2010
Class C(2003-7)	11/5/03	$100,000,000	One Month LIBOR + 1.35%	October 2013	March 2016
Class C(2004-1)	3/16/04	$200,000,000	One Month LIBOR + 0.78%	February 2011	July 2013

[1]	Class C(2003-4) noteholders will receive interest at 6.10% on an outstanding sterling principal amount of £200,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class C(2003-4) notes.

A-I-3

Annex II

Outstanding Master Trust II Series

The information provided in this Annex II is an integral part of the prospectus supplement.

#	Series/Class	Issuance Date	Investor Interest	Certificate Rate	Scheduled Payment Date	Termination Date
1	Series 1994-E	12/15/94
	Investor Interest
	(as of 2/29/04)	—	$450,000,000	Commercial Paper Index	—	—
	Cash Collateral Amount	—	$27,000,000	—	—	—
2	Series 1995-A	3/22/95
	Class A	—	$500,250,000	One Month LIBOR + .27%	August 2004	January 2007
	Class B	—	$25,875,000	One Month LIBOR + .45%	September 2004	January 2007
	Collateral Interest	—	$48,875,000	—	—	—
3	Series 1995-C	6/29/95
	Class A	—	$500,250,000	6.45%	June 2005	February 2008
	Class B	—	$25,875,000	One Month LIBOR + .42%	July 2005	February 2008
	Collateral Interest	—	$48,875,000	—	—	—
4	Series 1996-B	3/26/96
	Class A	—	$435,000,000	One Month LIBOR + .26%	March 2006	August 2008
	Class B	—	$22,500,000	One Month LIBOR + .37%	April 2006	August 2008
	Collateral Interest	—	$42,500,000	—	—	—
5	Series 1996-G	7/17/96
	Class A	—	$425,000,000	One Month LIBOR + .18%	July 2006	December 2008
	Class B	—	$37,500,000	One Month LIBOR + .35%	August 2006	December 2008
	Collateral Interest	—	$37,500,000	—	—	—
6	Series 1996-M	11/26/96
	Class A	—	$425,000,000	Three Month LIBOR + .13%	November 2006	April 2009
	Class B	—	$37,500,000	Three Month LIBOR + .35%	December 2006	April 2009
	Collateral Interest	—	$37,500,000	—	—	—
7	Series 1997-B	2/27/97
	Class A	—	$850,000,000	One Month LIBOR + .16%	March 2012	August 2014
	Class B	—	$75,000,000	One Month LIBOR + .35%	March 2012	August 2014
	Collateral Interest	—	$75,000,000	—	—	—
8	Series 1997-D	5/22/97
	Class A	—	$387,948,000	Three Month LIBOR + .05%	May 2007	October 2009
	Class B	—	$34,231,000	Not to Exceed Three Month LIBOR + .50%	May 2007	October 2009
	Collateral Interest	—	$34,231,000	—	—	—
9	Series 1997-G	6/18/97
	Class A	—	$460,000,000	One Month LIBOR + .15%	June 2004	November 2006
	Class B	—	$40,600,000	One Month LIBOR + .36%	June 2004	November 2006
	Collateral Interest	—	$40,600,000	—	—	—
10	Series 1997-H	8/6/97
	Class A	—	$507,357,000	Three Month LIBOR + .07%	September 2007	February 2010
	Class B	—	$44,770,000	Not to Exceed Three Month LIBOR + .50%	September 2007	February 2010
	Collateral Interest	—	$44,770,000	—	—	—
11	Series 1997-I	8/26/97
	Class A	—	$637,500,000	6.55%	August 2004	January 2007
	Class B	—	$56,250,000	One Month LIBOR + .31%	August 2004	January 2007
	Collateral Interest	—	$56,250,000	—	—	—
12	Series 1997-J	9/10/97
	Class A	—	$637,500,000	One Month LIBOR + .12%	September 2004	February 2007
	Class B	—	$56,250,000	One Month LIBOR + .30%	September 2004	February 2007
	Collateral Interest	—	$56,250,000	—	—	—
13	Series 1997-K	10/22/97
	Class A	—	$637,500,000	One Month LIBOR + .12%	November 2005	April 2008
	Class B	—	$56,250,000	One Month LIBOR + .32%	November 2005	April 2008
	Collateral Interest	—	$56,250,000	—	—	—
14	Series 1997-O	12/23/97
	Class A	—	$425,000,000	One Month LIBOR + .17%	December 2007	May 2010
	Class B	—	$37,500,000	One Month LIBOR + .35%	December 2007	May 2010
	Collateral Interest	—	$37,500,000	—	—	—
15	Series 1998-B	4/14/98
	Class A	—	$550,000,000	Three Month LIBOR + .09%	April 2008	September 2010
	Class B	—	$48,530,000	Not to Exceed Three Month LIBOR + .50%	April 2008	September 2010
	Collateral Interest	—	$48,530,000	—	—	—

A-II-1

#	Series/Class	Issuance Date	Investor Interest	Certificate Rate	Scheduled Payment Date	Termination Date
16	Series 1998-E	8/11/98
	Class A	—	$750,000,000	Three Month LIBOR + .145%	April 2008	September 2010
	Class B	—	$66,200,000	Three Month LIBOR + .33%	April 2008	September 2010
	Collateral Interest	—	$66,200,000	—	—	—
17	Series 1998-F	8/26/98
	Class A	—	$425,000,000	Three Month LIBOR + .10%	September 2005	February 2008
	Class B	—	$37,500,000	Three Month LIBOR + .28%	September 2005	February 2008
	Collateral Interest	—	$37,500,000	—	—	—
18	Series 1998-G	9/10/98
	Class A	—	$637,500,000	One Month LIBOR + .13%	September 2006	February 2009
	Class B	—	$56,250,000	One Month LIBOR + .40%	September 2006	February 2009
	Collateral Interest	—	$56,250,000	—	—	—
19	Series 1999-B	3/26/99
	Class A	—	$637,500,000	5.90%	March 2009	August 2011
	Class B	—	$56,250,000	6.20%	March 2009	August 2011
	Collateral Interest	—	$56,250,000	—	—	—
20	Series 1999-C	5/18/99
	Class A	—	$799,500,000	Three Month LIBOR + .19%	May 2004	October 2006
	Class B	—	$70,550,000	Not to Exceed Three Month LIBOR + .50%	May 2004	October 2006
	Collateral Interest	—	$70,550,000	—	—	—
21	Series 1999-D	6/3/99
	Class A	—	$425,000,000	One Month LIBOR + .19%	June 2006	November 2008
	Class B	—	$37,500,000	6.50%	June 2006	November 2008
	Collateral Interest	—	$37,500,000	—	—	—
22	Series 1999-F	8/3/99
	Class A	—	$509,400,000	Three Month LIBOR – .125%	August 2004	January 2007
	Class B	—	$44,950,000	Not to Exceed Three Month LIBOR + .50%	August 2004	January 2007
	Collateral Interest	—	$44,950,000	—	—	—
23	Series 1999-G	7/29/99
	Class A	—	$637,500,000	6.35%	July 2004	December 2006
	Class B	—	$56,250,000	6.60%	July 2004	December 2006
	Collateral Interest	—	$56,250,000	—	—	—
24	Series 1999-H	8/18/99
	Class A	—	$850,000,000	Three Month LIBOR + .21%	April 2004	September 2006
	Class B	—	$75,000,000	Three Month LIBOR + .48%	April 2004	September 2006
	Collateral Interest	—	$75,000,000	—	—	—
25	Series 1999-J	9/23/99
	Class A	—	$850,000,000	7.00%	September 2009	February 2012
	Class B	—	$75,000,000	7.40%	September 2009	February 2012
	Collateral Interest	—	$75,000,000	—	—	—
26	Series 1999-L	11/5/99
	Class A	—	$637,500,000	One Month LIBOR + .25%	October 2006	March 2009
	Class B	—	$56,250,000	One Month LIBOR + .53%	October 2006	March 2009
	Collateral Interest	—	$56,250,000	—	—	—
27	Series 1999-M	12/1/99
	Class A	—	$425,000,000	6.60%	November 2004	April 2007
	Class B	—	$37,500,000	6.80%	November 2004	April 2007
	Collateral Interest	—	$37,500,000	—	—	—
28	Series 2000-A	3/8/00
	Class A	—	$637,500,000	7.35%	February 2005	July 2007
	Class B	—	$56,250,000	7.55%	February 2005	July 2007
	Collateral Interest	—	$56,250,000	—	—	—
29	Series 2000-C	4/13/00
	Class A	—	$1,275,000,000	One Month LIBOR + .16%	February 2005	July 2007
	Class B	—	$112,500,000	One Month LIBOR + .375%	February 2005	July 2007
	Collateral Interest	—	$112,500,000	—	—	—
30	Series 2000-D	5/11/00
	Class A	—	$722,500,000	One Month LIBOR + .20%	April 2007	September 2009
	Class B	—	$63,750,000	One Month LIBOR + .43%	April 2007	September 2009
	Collateral Interest	—	$63,750,000	—	—	—
31	Series 2000-E	6/1/00
	Class A	—	$500,000,000	7.80%	May 2010	October 2012
	Class B	—	$45,000,000	8.15%	May 2010	October 2012
	Collateral Interest	—	$45,000,000	—	—	—
32	Series 2000-F	6/23/00
	Class A	—	$750,000,000	Three Month LIBOR + .125%	June 2005	November 2007
	Class B	—	$66,200,000	Three Month LIBOR + .35%	June 2005	November 2007
	Collateral Interest	—	$66,200,000	—	—	—

A-II-2

#	Series/Class	Issuance Date	Investor Interest	Certificate Rate	Scheduled Payment Date	Termination Date
33	Series 2000-G	7/20/00
	Class A	—	$637,500,000	Three Month LIBOR + .13%	July 2005	December 2007
	Class B	—	$56,250,000	Three Month LIBOR + .40%	July 2005	December 2007
	Collateral Interest	—	$56,250,000	—	—	—
34	Series 2000-H	8/23/00
	Class A	—	$595,000,000	One Month LIBOR + .25%	August 2010	January 2013
	Class B	—	$52,500,000	One Month LIBOR + .60%	August 2010	January 2013
	Collateral Interest	—	$52,500,000	—	—	—
35	Series 2000-I	9/8/00
	Class A	—	$850,000,000	6.90%	August 2005	January 2008
	Class B	—	$75,000,000	7.15%	August 2005	January 2008
	Collateral Interest	—	$75,000,000	—	—	—
36	Series 2000-J	10/12/00
	Class A Swiss Francs	—	CHF 1,000,000,000	4.125%
	Class A	—	$568,990,043	Three Month LIBOR + .21%	October 17, 2007	March 17, 2010
	Class B	—	$50,250,000	One Month LIBOR + .44%	October 2007	March 17, 2010
	Collateral Interest	—	$50,250,000	—	—	—
37	Series 2000-K	11/21/00
	Class A	—	$637,500,000	Three Month LIBOR + .11%	October 2005	March 2008
	Class B	—	$56,250,000	Three Month LIBOR + .375%	October 2005	March 2008
	Collateral Interest	—	$56,250,000	—	—	—
38	Series 2000-L	12/13/00
	Class A	—	$425,000,000	6.50%	November 2007	April 2010
	Class B	—	$37,500,000	One Month LIBOR + .50%	November 2007	April 2010
	Collateral Interest	—	$37,500,000	—	—	—
39	Series 2001-A	2/20/01
	Class A	—	$1,062,500,000	One Month LIBOR + .15%	February 2006	July 2008
	Class B	—	$93,750,000	One Month LIBOR + .45%	February 2006	July 2008
	Collateral Interest	—	$93,750,000	—	—	—
40	Series 2001-B	3/8/01
	Class A	—	$637,500,000	One Month LIBOR + .26%	March 2011	August 2013
	Class B	—	$56,250,000	One Month LIBOR + .60%	March 2011	August 2013
	Collateral Interest	—	$56,250,000	—	—	—
41	Series 2001-C	4/25/01
	Class A	—	$675,000,000	Three Month LIBOR - .125%	April 2011	September 2013
	Class B	—	$60,000,000	One Month LIBOR + .62%	April 2011	September 2013
	Collateral Interest	—	$60,000,000	—	—	—

A-II-3

Prospectus Dated March 24, 2004

MBNA Credit Card Master Note Trust

Issuer

MBNA America Bank, National Association

Originator of the Issuer

The issuer—

•	may periodically issue notes in one or more series, classes or tranches; and

•	will own—

—	the collateral certificate, Series 2001-D, representing an undivided interest in master trust II, whose assets include a portfolio of consumer revolving credit card accounts; and

—	other property described in this prospectus and in the accompanying prospectus supplement.

The notes—

•	will be secured by the issuer’s assets and will be paid only from proceeds of the issuer’s assets;

•	offered with this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

•	may be issued as part of a designated series, class or tranche.

You should consider the discussion under “Risk Factors” beginning on page 15 of this prospectus before you purchase any notes.

MBNA Credit Card Master Note Trust will be the issuer of the notes. The notes will be obligations of the issuer only and are not obligations of any other person. Each tranche of notes will be secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the notes.

The notes will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Important Notice about Information Presented in this

Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series, class or tranche of notes, including your series, class or tranche, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series, class or tranche of notes, including:

•	the timing of interest and principal payments;
•	financial and other information about the issuer’s assets;
•	information about enhancement for your series, class or tranche;
•	the ratings for your class or tranche; and
•	the method for selling the notes.

This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche.

If the terms of a particular series, class or tranche of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and any supplement to this prospectus before you purchase any notes. The accompanying supplement to this prospectus may supplement disclosure in this prospectus.

Securities Offered

The issuer will be offering notes. The notes will be issued pursuant to an indenture between the issuer and The Bank of New York, as indenture trustee.

Risk Factors

Investment in notes involves risks. You should consider carefully the risk factors beginning on page 15 in this prospectus and any risk factors disclosed in the accompanying prospectus supplement.

Issuer

MBNA Credit Card Master Note Trust, a Delaware trust, will be the issuer of the notes. The address of the issuer will be MBNA Credit Card Master Note Trust, c/o Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001. Its telephone number is (302) 651-1284.

Master Trust II

The issuer’s primary asset will be the collateral certificate issued by the MBNA Master Credit Card Trust II, which is referred to in this prospectus and in the accompanying prospectus supplement as master trust II. For a description of the collateral certificate, see “Sources of Funds to Pay the Notes—The Collateral Certificate.” Master trust II’s assets consist primarily of credit card receivables arising in a portfolio of consumer revolving credit card accounts. In addition, MBNA is permitted to add to master trust II participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by MBNA and collections thereon. For a description of master trust II, see “Master Trust II.”

MBNA

MBNA America Bank, National Association formed master trust II and has transferred and may continue to transfer credit card receivables to master trust II. MBNA will be responsible for servicing, managing and making collections on the credit card receivables in master trust II.

MBNA will be the originator and beneficiary of the issuer.

Indenture Trustee

The Bank of New York will be the indenture trustee under the indenture for the notes.

Under the terms of the indenture, the role of the indenture trustee is limited. See “The Indenture—Indenture Trustee.”

Series, Classes and Tranches of Notes

The notes will be issued in series. Each series is entitled to its allocable share of the issuer’s assets. It is expected that most series will consist of multiple classes. A class designation determines the relative seniority for receipt of cash flows and funding of uncovered defaults on principal receivables in master trust II allocated to the related series of notes. For example, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series.

Some series of notes will be multiple tranche series, meaning that they may have classes consisting of multiple tranches. Tranches of notes within a class may be issued on different dates and have different stated principal amounts, rates of interest, interest payment dates, expected principal payment dates, legal maturity dates and other material terms as described in the related prospectus supplement.

In a multiple tranche series, the expected principal payment dates and the legal maturity dates of the senior and subordinated classes of such series may be different. As such, certain subordinated tranches of notes may have expected principal payment dates and legal maturity dates earlier than some or all of the senior notes of such series. However, subordinated notes will not be repaid before their legal maturity dates, unless, after payment, the remaining subordinated notes provide the required enhancement for the senior notes. In addition, senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for the senior notes. See “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

Some series may not be multiple tranche series. For these series, there will be only one tranche per class and each class will generally be issued on the same date. The expected principal payment dates and legal maturity dates of the subordinated classes of such a series will either be the same as or later than those of the senior classes of that series.

Interest Payments

Each tranche of notes, other than discount notes, will bear interest from the date and at the rate set forth or as determined in the related prospectus supplement. Interest on the notes will be paid on the interest payment dates specified in the related prospectus supplement.

Expected Principal Payment Date and Legal Maturity Date

Unless otherwise specified in the related prospectus supplement, it is expected that the issuer will pay the stated principal amount of each note in one payment on that note’s expected principal payment date. The expected principal payment date of a note is generally 29 months before its legal maturity date. The legal maturity date is the date on which a note is legally required to be fully paid in accordance with its terms. The expected principal payment date and legal maturity date for a note will be specified in the related prospectus supplement.

The issuer will be obligated to pay the stated principal amount of a note on its expected principal payment date, or upon the occurrence of an early redemption event or event of default and acceleration or other optional or mandatory redemption, only to the extent that funds are available for that purpose and only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. The remedies a noteholder may exercise following an event of default and acceleration or on the legal maturity date are described in “The Indenture—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

•	Stated Principal Amount. The stated principal amount of a note is the amount that is stated on the face of the note to be payable to the holder. It can be denominated in U.S. dollars or a foreign currency.

•	Outstanding Dollar Principal Amount. For U.S. dollar notes (other than discount notes), the outstanding dollar principal amount is the same as the initial dollar principal amount of the notes (as set forth in the applicable supplement to this prospectus), less principal payments to noteholders. For foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial dollar principal amount of the notes (as set forth in the related prospectus supplement), less dollar payments to derivative counterparties with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement.

In addition, a note may have an adjusted outstanding dollar principal amount. The adjusted outstanding dollar principal amount is the same as the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that note.

•	Nominal Liquidation Amount. The nominal liquidation amount of a note is a U.S. dollar amount based on the outstanding dollar principal amount of the note, but after deducting:

    —that note’s share of reallocations of available principal amounts used to pay interest on senior classes of notes or a portion of the master trust II servicing fee allocated to its series;

    —that note’s share of charge-offs resulting from uncovered defaults on principal receivables in master trust II;

    —amounts on deposit in the principal funding subaccount for that note;

and adding back all reimbursements from excess available funds allocated to that note of (i) reallocations of available principal amounts used to pay interest on senior classes of notes or the master trust II servicing fee or (ii) charge-offs resulting from uncovered defaults on principal receivables in master trust II. Excess available funds are available funds that remain after the payment of interest and other required payments with respect to the notes.

The nominal liquidation amount of a note corresponds to the portion of the investor interest of the collateral certificate that is allocated to support that note.

The aggregate nominal liquidation amount of all of the notes is equal to the investor interest of the collateral certificate. The investor interest of the collateral certificate corresponds to the amount of principal receivables in master trust II that is allocated to support the collateral certificate. For a more detailed discussion, see the definition of investor interest in the glossary. Anything that increases or decreases the aggregate nominal liquidation amount of the notes will also increase or decrease the investor interest of the collateral certificate.

Upon a sale of credit card receivables held by master trust II (i) following the insolvency of MBNA, (ii) following an event of default and acceleration for a note, or (iii) on a note’s legal maturity date, each as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables,” the nominal liquidation amount of a note will be reduced to zero.

For a detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Subordination

Unless otherwise specified in the prospectus supplement, payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes.

Unless otherwise specified in the prospectus supplement, available principal amounts allocable to the notes of a series may be reallocated to pay interest on senior classes of notes in that series or a portion of the master trust II servicing fee allocable to that series. In addition, the nominal liquidation amount of a subordinated class of notes will generally be reduced for charge-offs resulting from uncovered defaults on principal receivables in master trust II prior to any reductions in the nominal liquidation amount of the senior classes of notes of the same series. While in a multiple tranche series charge-offs from uncovered defaults on principal receivables in master trust II allocable to the series will be initially allocated to each tranche pro rata, these charge-offs will then be reallocated from tranches in the senior classes to tranches in the subordinated classes to the extent credit enhancement in the form of subordination is still available to such senior tranches.

In addition, available principal amounts are first utilized to fund targeted deposits to the principal funding subaccounts of senior classes before being applied to the principal funding subaccounts of the subordinated classes.

In a multiple tranche series, subordinated notes that reach their expected principal payment date, or that have an early redemption event, event of default or other optional or mandatory redemption, will not be paid to the extent that those notes are necessary to provide the required subordination for senior classes of notes of the same series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of its respective indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the same series will begin, as described in the related prospectus supplement. After that time, the subordinated notes will be paid only to the extent that:

•	the principal funding subaccounts for the senior classes of notes of that series are prefunded in an amount such that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination;

•	new tranches of subordinated notes of that series are issued so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination;

•	enough notes of senior classes of that series are repaid so that the subordinated notes that have reached their expected principal payment date are no longer necessary to provide the required subordination; or

•	the subordinated notes reach their legal maturity date.

On the legal maturity date of a tranche of notes, available principal amounts, if any, allocable to that tranche and proceeds from any sale of receivables will be paid to the noteholders of that tranche, even if payment would reduce the amount of available subordination below the required subordination for the senior classes of that series.

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

•	the nominal liquidation amount of your notes has been reduced by charge-offs due to uncovered defaults on principal receivables in master trust II or as a result of reallocations of available principal amounts to pay interest on senior classes of notes or a portion of the master trust II servicing fee, and those amounts have not been reimbursed from available funds; or

•	receivables are sold (i) following the insolvency of MBNA, (ii) following an event of default and acceleration or (iii) on the legal maturity date, and the proceeds from the sale of receivables, plus any available amounts on deposit in the applicable subaccounts allocable to your notes are insufficient.

Sources of Funds to Pay the Notes

The issuer will have the following sources of funds to pay principal of and interest on the notes:

•	Collateral Certificate. The collateral certificate is an investor certificate issued as “Series 2001-D” by master trust II to the issuer. It represents an undivided interest in the assets of master trust II. Master trust II owns primarily receivables arising in selected MasterCard and Visa consumer revolving credit card accounts. MBNA has transferred, and may continue to transfer, credit card receivables to master trust II in accordance with the terms of the master trust II agreement. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in master trust II—including the collateral certificate—based generally on the investment in principal receivables of each interest in master trust II. If collections of receivables allocable to the collateral certificate are less than expected, payments of principal of and interest on the notes could be delayed or remain unpaid.

The collateral certificate will receive an investment grade rating from at least one nationally recognized rating agency.

•	Derivative Agreements. Some notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps, or other similar agreements with various counterparties. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the applicable prospectus supplement.

•	The Issuer Accounts. The issuer will establish a collection account for the purpose of receiving collections of finance charge receivables and principal receivables and other related amounts from master trust II payable under the collateral certificate. If so specified in the prospectus supplement, the issuer may establish supplemental accounts for any series, class or tranche of notes.

Each month, distributions on the collateral certificate will be deposited into the collection account. Those deposits will then be allocated among each series of notes and applied as described in the accompanying prospectus supplement.

Early Redemption of Notes

The issuer will be required to redeem any note upon the occurrence of an early redemption event with respect to that note, but only to the extent funds are available for such redemption after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.

However, if so specified in the accompanying prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement will not be redeemed prior to such notes’ expected principal payment date.

Early redemption events include, unless otherwise provided in the related prospectus supplement, the following:

•	the occurrence of a note’s expected principal payment date;

•	each of the pay out events applicable to the collateral certificate, as described under “Master Trust II—Pay Out Events”;

•	the issuer becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or

•	any additional early redemption events specified in the accompanying prospectus supplement.

It is not an event of default if the issuer fails to redeem a note because it does not have sufficient funds available or because payment of the note is delayed because it is necessary to provide required subordination for a senior class of notes.

If so specified in the accompanying prospectus supplement, under certain circumstances the servicer may direct the issuer to redeem the notes of any series, class or tranche before the applicable expected principal payment date on the terms described in such prospectus supplement.

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as events of default.

Some events of default result in an automatic acceleration of the notes, and others result in the right of the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of more than 50% of the outstanding dollar principal amount of the affected series, class or tranche of notes.

Events of default for any series, class or tranche of notes include the following:

•	with respect to any tranche of notes, the issuer’s failure, for a period of 35 days, to pay interest upon such notes when such interest becomes due and payable;

•	with respect to any tranche of notes, the issuer’s failure to pay the principal amount of such notes on the applicable legal maturity date;

•	the issuer’s default in the performance, or breach, of any other of its covenants or warranties in the indenture for a period of 60 days after either the indenture trustee or the holders of 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period;

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuer; and

•	with respect to any series, class or tranche of notes, any additional events of default specified in the accompanying prospectus supplement.

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

Events of Default Remedies

After an event of default and acceleration of a series, class or tranche of notes, funds on deposit in the applicable issuer accounts for the affected notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal amounts and available funds allocated to those notes will be applied to make monthly principal and interest payments on those notes until the earlier of the date those notes are paid in full or the legal maturity date of those notes. However, subordinated notes of a multiple tranche series will receive payment of principal of those notes prior to the legal maturity date of such notes only if and to the extent that funds are available for that payment and, after giving effect to that payment, the required subordination will be maintained for senior notes in that series.

If an event of default of a series, class or tranche of notes occurs and that series, class or tranche of notes is accelerated, the indenture trustee may, and at the direction of the majority of the noteholders of the affected series, class or tranche will, direct master trust II to sell credit card receivables. However, this sale of receivables may occur only if:

•	the conditions specified in “The Indenture—Events of Default” are satisfied and, for subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series; or

•	on the legal maturity date of those notes.

The holders of the accelerated notes will be paid their allocable share of the proceeds of a sale of credit card receivables. Upon the sale of the receivables, the nominal liquidation amount of those accelerated notes will be reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

Security for the Notes

The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the indenture supplement.

Each tranche of notes is also secured by:

•	a security interest in any applicable supplemental account; and

•	a security interest in any derivative agreement for that tranche.

Limited Recourse to the Issuer

The sole source of payment for principal of or interest on a tranche of notes is provided by:

•	the portion of collections of principal receivables and finance charge receivables received by the issuer under the collateral certificate and available to that tranche of notes after giving effect to all allocations and reallocations;

•	funds in the applicable issuer accounts for that tranche of notes; and

•	payments received under any applicable derivative agreement for that tranche of notes.

Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

If there is a sale of credit card receivables (i) following the insolvency of MBNA, (ii) following an event of default and acceleration, or (iii) on the applicable legal maturity date, each as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables,” following such sale those noteholders have recourse only to the proceeds of that sale, investment earnings on those proceeds and any funds previously deposited in any applicable issuer account for such noteholders.

Registration, Clearance and Settlement

The notes offered by this prospectus will be registered in the name of The Depository Trust Company or its nominee, and purchasers of notes will only be entitled to receive a definitive certificate under limited circumstances. Owners of notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear System in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “The Notes—Book-Entry Notes.”

ERISA Eligibility

The indenture permits benefit plans to purchase notes of every class offered pursuant to this prospectus and a related prospectus supplement. A fiduciary of a benefit plan should consult its counsel as to whether a purchase of notes by the plan is permitted by ERISA and the Internal Revenue Code. See “Benefit Plan Investors.”

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that, for United States federal income tax purposes (1) the notes will be treated as indebtedness and (2) the issuer will not be an association or a publicly traded partnership taxable as a corporation. In addition, noteholders will agree, by acquiring notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

Denominations

The notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date.

Risk Factors

        The risk factors disclosed in this section of the prospectus and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes.

Some liens or interests may be given priority over your notes which could cause your receipt of payments to be delayed or reduced.

MBNA will represent and warrant that its transfer of receivables to master trust II is either (1) an absolute sale of those receivables or (2) the grant of a security interest in those receivables. For a description of master trust II’s rights if these representations and warranties are not true, see “Master Trust II—Representations and Warranties” in this prospectus. In addition, MBNA will represent and warrant that its transfer of the collateral certificate to the issuer is either (1) an absolute sale of the collateral certificate or (2) the grant of a security interest in the collateral certificate.

MBNA will take steps under the Uniform Commercial Code to perfect master trust II’s interest in the receivables and the issuer’s and the indenture trustee’s interest in the collateral certificate. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

MBNA will represent, warrant, and covenant that both its transfer of receivables to master trust II and its transfer of the collateral certificate to the issuer is perfected and free and clear of the lien or interest of any other entity. If this is not true, master trust II’s interest in the receivables and the issuer’s and the indenture trustee’s interest in the collateral certificate could be impaired, and payments to you could be delayed or reduced. For instance,

•	a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of master trust II, or a prior or subsequent transferee of the collateral certificate could have an interest in the collateral certificate superior to the interest of the issuer and the indenture trustee;

•	a tax, governmental, or other nonconsensual lien that attaches to the property of MBNA could have priority over the interest of master trust II in the receivables and the interest of the issuer and the indenture trustee in the collateral certificate; and

•	the administrative expenses of a conservator or receiver for MBNA could be paid from collections on the receivables or distributions on the collateral certificate before master trust II, the issuer or the indenture trustee receives any payments.

Regulatory action could cause delays or reductions in payment of your notes.

MBNA is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal Deposit Insurance Corporation as conservator or receiver for MBNA if certain events occur relating to MBNA’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for MBNA.

Although MBNA will treat both its transfer of the receivables to master trust II and its transfer of the collateral certificate to the issuer as sales for accounting purposes, each of these transfers may constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables and the collateral certificate if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The master trust II agreement and MBNA’s transfer of the receivables, as well as the trust agreement and MBNA’s transfer of the collateral certificate, are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize MBNA’s transfer of the receivables or the collateral certificate. The FDIA would limit master trust II’s, the issuer’s or the indenture trustee’s damages in this event to its “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for MBNA. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize MBNA’s transfer of the receivables or the collateral certificate for a reasonable period following its appointment as conservator or receiver for MBNA. Therefore, if the FDIC were to reclaim, recover, or recharacterize MBNA’s transfer of the receivables or the collateral certificate, payments to you could be delayed or reduced.

Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize MBNA’s transfer of the receivables or the collateral certificate, you could suffer a loss on your investment if (i) the master trust II agreement, the trust agreement, or MBNA’s transfer of the receivables or the collateral certificate were found to violate the regulatory requirements of the FDIA, (ii) master trust II, the master trust II trustee, the issuer, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables or the collateral certificate, (iii) the FDIC were to request a stay of any action by master trust II, the master trust II trustee, the issuer, or the indenture trustee to enforce the master trust II agreement, the trust agreement, the indenture, the collateral certificate, or the notes, or (iv) the FDIC were to repudiate other parts of the master trust II agreement or the trust agreement, such as any obligation to collect payments on or otherwise service the receivables or to manage the issuer.

In addition, regardless of the terms of the master trust II agreement, the trust agreement, or the indenture, and regardless of the instructions of those authorized to direct the master trust II trustee’s, the issuer’s or the indenture trustee’s actions, the FDIC as conservator or receiver for MBNA may have the power (i) to prevent or require the commencement of an early redemption of the notes, (ii) to prevent, limit, or require the early liquidation of receivables or the collateral certificate and termination of master trust II or the issuer, or (iii) to require, prohibit, or limit the continued transfer of receivables or payments on the collateral certificate. Furthermore, regardless of the terms of the master trust II agreement or the trust agreement, the FDIC (i) could prevent the appointment of a successor servicer or another manager for the issuer, (ii) could authorize MBNA to stop servicing the receivables or managing the issuer, or (iii) could increase the amount or the priority of the servicing fee due to MBNA or otherwise alter the terms under which MBNA services the receivables or manages the issuer. If any of these events were to occur, payments to you could be delayed or reduced. See “Master Trust II—Servicer Default” in this prospectus.

In addition, if insolvency proceedings were commenced by or against MBNA, or if certain time periods were to pass, master trust II, the issuer and the indenture trustee may lose any perfected security interest in collections held by MBNA and commingled with its other funds. See “Sources of Funds to Pay the Notes—The Collateral Certificate” and “Master Trust II—Application of Collections” in this prospectus.

Furthermore, at any time, if the appropriate banking regulatory authorities, including the Office of the Comptroller of the Currency, were to conclude that any obligation under the master trust II agreement, the trust agreement or the indenture were an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to MBNA, such regulatory authority has the power to order MBNA, among other things, to rescind the agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authority determines to be appropriate. If such an order were issued, payments to you could be delayed or reduced, and MBNA may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the relevant regulatory authority. See “Material Legal Aspects of the Receivables—Certain Regulatory Matters” in this prospectus.

Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections which may result in an acceleration of or reduction in payments on your notes.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans. Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for MBNA as servicer of master trust II to collect payments on the receivables or that reduce the finance charges and other fees that MBNA as seller to master trust II can charge on credit card account balances. For example, if MBNA were required to reduce its finance charges and other fees, resulting in a corresponding decrease in the credit card accounts’ effective yield, this could lead to an early redemption event and could result in an acceleration of payment or reduced payments on your notes. See “Material Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The noteholders could suffer a loss if no funds are available from credit enhancement or other sources. See “Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Competition in the credit card industry may result in a decline in ability to generate new receivables. This may result in the payment of principal earlier or later than the expected principal payment date, or in reduced amounts.

The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. MBNA’s ability to compete in this environment will affect its ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which MBNA generates new receivables declines significantly, MBNA might be unable to transfer additional receivables or designate additional credit card accounts to master trust II and a pay out event could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which MBNA generates new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

Payment patterns of cardholders may not be consistent over time and variations in these payment patterns may result in reduced payment of principal, or receipt of payment of principal earlier or later than expected.

Collections of principal receivables available to pay your notes on any principal payment date or to make deposits into an issuer account will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected which may cause payment on the notes to be earlier or later than expected;

•	the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to master trust II; and

•	the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, competitive, political, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. The availability of incentive or other award programs may also affect cardholders’ actions. Social factors include consumer confidence levels and the public’s attitude about incurring debt and the consequences of personal bankruptcy. In addition, acts of terrorism in the United States and the political and military response to any such events may have an adverse effect on general economic conditions, consumer confidence and general market liquidity.

We cannot predict how any of these or other factors will affect repayment patterns or credit card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount, or delays in the timing, of interest or principal payments will reduce the amount available for distribution on the notes.

Allocations of defaulted principal receivables and reallocation of available principal amounts could result in a reduction in payment on your notes.

MBNA, as servicer, will write off the principal receivables arising in credit card accounts in the master trust II portfolio if the principal receivables become uncollectible. Your notes will be allocated a portion of these defaulted principal receivables. In addition, available principal amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the master trust II servicing fee. You may not receive full repayment of your notes and full payment of interest due if (i) the nominal liquidation amount of your notes has been reduced by charge-offs resulting from uncovered default amounts on principal receivables in master trust II or as the result of reallocations of available principal amounts to pay interest and a portion of the master trust II servicing fee, and (ii) those amounts have not been reimbursed from available funds. For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

The note interest rate and the receivables interest rate may reset at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

Some credit card accounts may have finance charges set at a variable rate based on a designated index (for example, the prime rate). A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the rate charged on the credit card accounts declines, collections of finance charge receivables allocated to the collateral certificate may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of finance charge receivables. This could result in delayed or reduced principal and interest payments to you.

Issuance of additional notes or master trust II investor certificates may affect the timing and amount of payments to you.

The issuer expects to issue notes from time to time, and master trust II may issue new investor certificates from time to time. New notes and master trust II investor certificates may be issued without notice to existing noteholders, and without their consent, and may have different terms from outstanding notes and investor certificates. For a description of the conditions that must be met before master trust II can issue new investor certificates or the issuer can issue new notes, see “Master Trust II—New Issuances” and “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes or master trust II investor certificates could adversely affect the timing and amount of payments on outstanding notes. For example, if notes in your series issued after your notes have a higher interest rate than your notes, this could result in a reduction in the available funds used to pay interest on your notes. Also, when new notes or investor certificates are issued, the voting rights of your notes will be diluted. See “Risk Factors—You may have limited or no ability to control actions under the indenture and the master trust II agreement.”

Addition of credit card accounts to master trust II and attrition of credit card accounts and receivables from master trust II may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of master trust II, and therefore the assets allocable to the collateral certificate held by the issuer, change every day. These changes may be the result of cardholder actions and preferences, marketing initiatives by MBNA and other card issuers or other factors, including but not limited to, reductions in card usage, changes in payment patterns for revolving balances, closing of accounts in the master trust II portfolio, and transfers or conversions of accounts in the master trust II portfolio to new card accounts and other products. MBNA may choose, or may be required, to add credit card receivables to master trust II. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for master trust II. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms.

We cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated for master trust II. If the credit quality of the assets in master trust II were to deteriorate, the issuer’s ability to make payments on the notes could be adversely affected. For example, MBNA plans to market American Express branded cards to a portion of its Visa U.S.A. and MasterCard Incorporated cardholders, including cardholders whose accounts are included in the master trust II portfolio. See “MBNA and MBNA Corporation—The MBNA/American Express Agreement” for a description of MBNA’s agreement with American Express. If higher credit quality cardholders convert to or use American Express branded card accounts, and the master trust II agreement is not amended to make such American Express branded card accounts eligible for inclusion in the master trust II portfolio, then the credit quality of the assets in master trust II and the assets eligible to be included in master trust II could deteriorate. See “Master Trust II—Addition of Master Trust II Assets” in this prospectus and “The Master Trust II Portfolio—Recent Additions to the Master Trust II Portfolio” in the accompanying prospectus supplement.

MBNA may not be able to generate new receivables or designate new credit card accounts to master trust II when required by the master trust II agreement. This could result in an acceleration of or reduction in payments on your notes.

The issuer’s ability to make payments on the notes will be impaired if sufficient new credit card receivables are not generated by MBNA. MBNA may be prevented from generating sufficient new receivables or designating new credit card accounts to add to master trust II, due to regulatory restrictions or for other reasons. For example, if MBNA issues American Express branded cards or converts existing Visa and MasterCard credit cards to American Express branded cards, the American Express branded card receivables will be ineligible for inclusion in master trust II unless the terms of the master trust II agreement are amended. See “MBNA and MBNA Corporation—The MBNA/American Express Agreement” in this prospectus. We do not guarantee that new credit card accounts or receivables will be created, that any credit card account or receivable created will be eligible for inclusion in master trust II, that they will be added to master trust II, or that credit card receivables will be repaid at a particular time or with a particular pattern.

The master trust II agreement provides that MBNA must add additional credit card receivables to master trust II if the total amount of principal receivables in master trust II falls below specified percentages of the total investor interests of investor certificates in master trust II. There is no guarantee that MBNA will have enough receivables to add to master trust II. If MBNA does not make an addition of receivables within five business days after the date it is required to do so, a pay out event will occur with respect to the collateral certificate. This would constitute an early redemption event and could result in an early payment of your notes. See “Master Trust II—Addition of Master Trust II Assets,” “—Pay Out Events” and “The Indenture—Early Redemption Events.”

MBNA may change the terms of the credit card accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

MBNA transfers the receivables to master trust II but continues to own the credit card accounts. As owner of the credit card accounts, MBNA retains the right to change various credit card account terms (including finance charges and other fees it charges and the required minimum monthly payment). An early redemption event could occur if MBNA reduced the finance charges and other fees it charges and a corresponding decrease in the collection of finance charges and fees resulted. In addition, changes in the credit card account terms may alter payment patterns. If payment rates decrease significantly at a time when you are scheduled to receive principal, you might receive principal more slowly than planned.

MBNA will not reduce the interest rate it charges on the receivables or other fees if that action would cause a master trust II pay out event or cause an early redemption event with respect to the notes unless MBNA is required by law or determines it is necessary to maintain its credit card business, based on its good faith assessment of its business competition.

MBNA will not change the terms of the credit card accounts or its servicing practices (including changes to the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs) unless MBNA reasonably believes a master trust II pay out event would not occur for any master trust II series of investor certificates and an early redemption event would not occur with respect to any tranche of notes and takes the same action on other substantially similar credit card accounts, to the extent permitted by those credit card accounts.

For a discussion of early redemption events, see the prospectus supplement.

MBNA has no restrictions on its ability to change the terms of the credit card accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause MBNA to change credit card account terms.

If MBNA breaches representations and warranties relating to the receivables, payments on your notes may be reduced.

MBNA, as seller of the receivables, makes representations and warranties relating to the validity and enforceability of the receivables arising under the credit card accounts in the master trust II portfolio, and as to the perfection and priority of the master trust II trustee’s interests in the receivables. However, the master trust II trustee will not make any examination of the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

If a representation or warranty relating to the receivables is violated, the related obligors may have defenses to payment or offset rights, or creditors of MBNA may claim rights to the master trust II assets. If a representation or warranty is violated, MBNA may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under “Master Trust II—Representations and Warranties” in this prospectus, MBNA must accept reassignment of each receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “Master Trust II—Representations and Warranties” in this prospectus.

There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell those notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.

You may not be able to reinvest any early redemption proceeds in a comparable security.

If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

If the ratings of the notes are lowered or withdrawn, their market value could decrease.

The initial rating of a note addresses the likelihood of the payment of interest on that note when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, the ratings do not address the possibility of early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. See “The Indenture—Early Redemption Events” and “—Events of Default.”

The ratings of the notes are not a recommendation to buy, hold or sell the notes. The ratings of the notes may be lowered or withdrawn entirely at any time by the applicable rating agency. The market value of the notes could decrease if the ratings are lowered or withdrawn.

You may have limited or no ability to control actions under the indenture and the master trust II agreement. This may result in, among other things, payment of principal being accelerated when it is in your interest to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is in your interest to receive early payment of principal.

Under the indenture, some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche or all the notes. These actions include consenting to amendments relating to the collateral certificate. In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most classes of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

The collateral certificate is an investor certificate under the master trust II agreement, and noteholders have indirect consent rights under the master trust II agreement. See “The Indenture—Voting.” Under the master trust II agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the master trust II agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates issued by master trust II. Consequently, the holders of investor certificates—other than the collateral certificate—will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause actions to be taken.

If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default under your series, class or tranche of notes occurs. After an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuer account with respect to that series, class or tranche of notes will be applied to pay principal of and interest on those notes. Then, in each following month, available principal amounts and available funds will be deposited into the applicable issuer account, and applied to make monthly principal and interest payments on those notes until the legal maturity date of those notes.

However, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of those notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior classes of notes in that series.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of credit card receivables held by master trust II only under the limited circumstances as described in “The Indenture—Events of Default” and “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

However, following an event of default and acceleration with respect to subordinated notes of a multiple tranche series, if the indenture trustee or a majority of the noteholders of the affected class or tranche directs master trust II to sell credit card receivables, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining notes or if such sale occurs on the legal maturity date. However, if principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes.

Even if a sale of receivables is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

The effect on noteholders of certain litigation against MBNA is unclear.

In January 2002 plaintiffs filed a motion to include MBNA and MBNA Corporation in a lawsuit against various card issuers in In Re Currency Conversion Fee Antitrust Litigation in the U.S. District Court for the Southern District of New York. This suit is a purported class action. The plaintiffs, none of whom are MBNA’s or MBNA Corporation’s customers, claim that the defendants conspired in violation of the antitrust laws to charge foreign currency conversion fees and to conceal the fees by not disclosing them on cardholder statements, in violation of the Truth-in-Lending Act. The plaintiffs claim that MBNA, MBNA Corporation and other issuers and MasterCard and Visa conspired to charge a 1% foreign currency conversion fee assessed by MasterCard and Visa. In July 2003, the court granted a motion to dismiss certain Truth-in-Lending Act claims against MBNA, MBNA Corporation and other defendants, but denied a motion to dismiss the antitrust claims against the defendants. MBNA and MBNA Corporation intend to file a motion for summary judgment after discovery. MBNA and MBNA Corporation intend to defend this matter vigorously and believe that they should prevail. See “MBNA and MBNA Corporation—Industry Developments—Foreign Currency Conversion Fees Litigation” in this prospectus.

Glossary

This prospectus uses defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 108 in this prospectus.

The Issuer

MBNA Credit Card Master Note Trust will be the issuer of the notes. The issuer’s principal offices will be at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.

The issuer’s activities will be limited to:

•	acquiring and holding the collateral certificate, and other certificates of beneficial interest in master trust II, and the other assets of the issuer and the proceeds from these assets;

•	issuing notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes.

The assets of the issuer will consist primarily of:

•	the collateral certificate;

•	derivative agreements that the issuer will enter into from time to time to manage interest rate or currency risk relating to certain series, classes or tranches of notes; and

•	funds on deposit in the issuer accounts.

It is not expected that the issuer will have any other significant assets.

UCC financing statements will be filed to perfect the ownership or security interests of the issuer and the indenture trustee described herein.

The issuer will operate pursuant to a trust agreement between MBNA and Wilmington Trust Company, the owner trustee. The issuer will not have any officers or directors. Its sole beneficiary will be MBNA. As beneficiary, MBNA will generally direct the actions of the issuer.

MBNA and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment will not (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the purpose and powers of the issuer, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

In addition, if holders of not less than (a) in the case of a significant change in the purpose and powers of the issuer which is not reasonably expected to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (b) in all other cases, 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, the trust agreement may also be amended for the purpose of (i) adding, changing or eliminating any provisions of the trust agreement or of modifying the rights of those noteholders or (ii) significantly changing the purposes and powers of the issuer.

In addition, a noteholder will not have any right to consent to any amendment to the trust agreement providing for a change in the beneficiary or other related amendments in connection with replacing MBNA, as seller under the master trust II agreement, with a bankruptcy-remote special purpose entity.

See “The Indenture—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

Use of Proceeds

The net proceeds from the sale of each series, class and tranche of notes offered hereby will be paid to MBNA. MBNA will use such proceeds for its general corporate purposes.

MBNA and MBNA Corporation

MBNA America Bank, National Association, a national banking association located in Wilmington, Delaware, conducts nationwide consumer lending programs principally comprised of credit card related activities. MBNA has two wholly-owned foreign bank subsidiaries, MBNA Europe Bank Limited, located in the United Kingdom, and MBNA Canada Bank, located in Canada.

MBNA conducts all direct customer contact processes with respect to the cardholder. This involves a 24 hour, 365 day per year Customer Service telephone staff, Credit Decisions, Correspondence Resolution, Security and Collection Operations.

MBNA is a wholly-owned subsidiary of MBNA Corporation. MBNA was established in January 1991 in connection with a restructuring of the former MBNA America Bank, N.A., a wholly-owned subsidiary of MNC Financial, Inc. MBNA Corporation is a bank holding company organized under the laws of Maryland in 1990 and registered under the Bank Holding Company Act of 1956, as amended. The principal asset of MBNA Corporation is the capital stock of MBNA.

The MBNA/American Express Agreement

MBNA and American Express Travel Related Services Company, Inc. have entered into a card issuer agreement allowing MBNA to issue cards that will carry the American Express logo and will be accepted on the American Express global merchants network. MBNA will issue cards that carry the American Express logo only if the United States Department of Justice ultimately prevails in an antitrust lawsuit against Visa and MasterCard seeking to require Visa and MasterCard to allow their member banks to issue credit cards under alternative networks.

If certain requirements are met, the master trust II agreement could be amended to allow for (i) the addition of American Express branded card accounts in the Master Trust II Portfolio or (ii) the conversion of Visa or MasterCard credit card accounts presently included in the Master Trust II Portfolio to American Express branded card accounts. We cannot guarantee that any such amendment to the master trust II agreement will occur. See “Master Trust II—Amendments to the Master Trust II Agreement” in this prospectus for a description of the requirements for amending the master trust II agreement.

Industry Developments

MasterCard/Visa Debit Card Litigation

Several U.S. merchants have filed class action suits against MasterCard and Visa under U.S. federal antitrust law. MBNA and its affiliates are not parties to these suits. However, MBNA is a member bank of MasterCard and Visa and thus may be affected by these suits. The following description of the suits is based primarily on MasterCard Incorporated’s disclosure in its Annual Report on Form 10-K for the period ended December 31, 2003.

Commencing in October 1996, several class action suits were brought by a number of U.S. merchants against MasterCard and Visa. Those suits were later consolidated in the U.S. District Court for the Eastern District of New York. The plaintiffs challenged MasterCard’s and Visa’s rules requiring merchants who accept their credit cards to accept their debit cards. The plaintiffs claimed that MasterCard and Visa unlawfully tied acceptance of debit cards to acceptance of credit cards and had conspired to monopolize the point-of-sale debit card market. The plaintiffs alleged that the plaintiff class had been forced to pay unlawfully high prices for debit and credit card transactions. MasterCard and Visa denied the merchants’ allegations. In April 2003, MasterCard and Visa announced they had agreed to settle the suits brought by the retailers. MasterCard agreed to pay into a settlement fund approximately $1 billion over ten years and Visa agreed to pay approximately $2 billion over ten years. The associations also agreed to certain reductions in the interchange rate for debit cards, and agreed to change their rules to allow merchants who accept their credit cards for payment to not accept their debit cards. In December 2003, the U.S. District Court granted its approval of the settlements. Certain merchants, however, have opted out of the settlements and have commenced separate suits. Additionally, consumer class actions with claims mirroring the merchants’ allegations have been filed in eighteen state courts and the District of Columbia.

MBNA and its affiliates are not a party to these suits and therefore will not be directly liable for any amount related to the settlements, the suits filed by merchants who have opted out of the settlements or the consumer class action suits pending in the state courts. Also, MBNA has issued only credit cards and not debit cards, and it is the acceptance of debit cards which is at issue in these suits. However, if a judgment is entered against MasterCard or Visa in the suits filed by merchants who have opted out of the settlements or the consumer class action suits pending in the state courts, then the plaintiffs, the associations or the associations’ creditors may seek to assess or otherwise assert claims against the associations’ member banks, including MBNA, to satisfy the judgment. In addition, even if no claim is asserted against the associations’ member banks, the impact of the settlements or a judgment against the associations could adversely affect the business operations of the member banks. The outcome of these suits, the amount of any possible judgment against the associations, the amount of the settlements, the likelihood, amount and validity of any claim against the associations’ member banks, including MBNA, resulting from the settlements or these suits, and the effect of the settlements or these suits on the payment of principal and interest on the notes cannot be determined at this time.

Foreign Currency Conversion Fees Litigation

MasterCard and Visa charge credit and debit cardholders a 1% fee on transactions in foreign currencies for conversion of the foreign currency into U.S. dollars. They require MBNA and other member banks to disclose the fee in their cardholder agreements and to bill and collect the fee from cardholders. In Schwartz v. Visa and MasterCard, filed in February 2000 in the California Superior Court, the plaintiff claims that the 1% fee is not adequately disclosed under federal and California law. The trial court issued a decision holding that the federal disclosure requirement is not applicable but that the failure to disclose the fee on each statement that includes a fee is unfair under California law. The court held a hearing on restitution of the fees to cardholders. MasterCard and Visa appealed the decision in December 2003. MBNA is not a party to the Schwartz case and should have no direct potential liability in that matter. However, a large monetary judgment against MasterCard or Visa could indirectly affect MBNA and other issuers. The plaintiffs or MasterCard and Visa or their creditors may seek to assess or otherwise assert claims against members of MasterCard and Visa, including MBNA, to satisfy the judgment. Even if no claim is asserted against member banks, the impact of a judgment against MasterCard and Visa could adversely affect the business of MBNA. MBNA cannot determine at this time the outcome of this matter, the amount of any possible judgments against MasterCard and Visa, or the likelihood, amount or validity of any claims against the member banks resulting from these suits.

Unlike most other issuers, in the United States MBNA does not charge a foreign currency conversion fee on consumer credit cards in addition to the fee charged by MasterCard and Visa. A number of other class actions are pending against other issuers claiming that these additional foreign currency conversion fees are not properly disclosed by those issuers as finance charges on the cardholder statement under Regulation Z. MBNA is not a party to these suits.

The Notes

The notes will be issued pursuant to the indenture and a related indenture supplement. The following discussion and the discussions under “The Indenture” in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the indenture and the indenture supplements. The indenture does not limit the aggregate stated principal amount of notes that may be issued.

The notes will be issued in series. Each series of notes will represent a contractual debt obligation of the issuer which shall be in addition to the debt obligations of the issuer represented by any other series of notes. Each series will be issued pursuant to the indenture and an indenture supplement, copies of the forms of which are filed as exhibits to the registration statement of which this prospectus is a part. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes.

The following summaries describe certain provisions common to each series of notes.

General

Each series of notes is expected to consist of multiple classes of notes. Some series, if so specified in the accompanying prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple tranches. Whenever a “class” of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires.

The issuer may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no senior tranche of notes of a series may be issued unless a sufficient amount of subordinated notes (or other form of credit enhancement) of that series will be issued on that date or has previously been issued and is outstanding and available as subordination (or other credit enhancement) for such senior tranche of notes. See “—Required Subordinated Amount.”

If so specified in the related prospectus supplement, the notes of a series may be included in a group of series for purposes of sharing Available Principal Amounts and Available Funds.

The issuer may offer notes denominated in U.S. dollars or any foreign currency. We will describe the specific terms of any note denominated in a foreign currency in the related prospectus supplement.

If so specified in the related prospectus supplement, the noteholders of a particular series, class or tranche may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement.

The issuer will pay principal of and interest on a series, class or tranche of notes solely from the portion of Available Funds and Available Principal Amounts which are allocable to that series, class or tranche of notes after giving effect to all allocations and reallocations, amounts in any issuer accounts relating to that series, class or tranche of notes, and amounts received under any derivative agreement relating to that series, class or tranche of notes. If those sources are not sufficient to pay the notes, those noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on those notes.

Holders of notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

Interest

Interest will accrue on the notes, except on discount notes, from the relevant issuance date at the applicable note rate, which may be a fixed, floating or other type of rate as specified in the accompanying prospectus supplement. Interest will be distributed or deposited with respect to noteholders on the dates described in the related prospectus supplement. Interest payments or deposits will be funded from Available Funds allocated to the notes during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the accompanying prospectus supplement.

For each issuance of fixed rate notes, we will designate in the related prospectus supplement the fixed rate of interest at which interest will accrue on those notes. For each issuance of floating rate notes, we will designate in the related prospectus supplement the interest rate index or other formula on which the interest is based. A discount note will be issued at a price lower than the stated principal amount payable on the expected principal payment date of that note. Until the expected principal payment date for a discount note, accreted principal will be capitalized as part of the principal of the note and reinvested in the collateral certificate, so long as an early redemption event or an event of default and acceleration has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a discount note after an event of default or after its expected principal payment date.

Each payment of interest on a note will include all interest accrued from the preceding interest payment date—or, for the first interest period, from the issuance date—through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement. We refer to each period during which interest accrues as an “interest period.” Interest on a note will be due and payable on each interest payment date.

If interest on a note is not paid within 35 days after such interest is due, an event of default will occur with respect to that note. See “The Indenture—Events of Default.”

Principal

The timing of payment of principal of a note will be specified in the related prospectus supplement.

Principal of a note may be paid later than its expected principal payment date if sufficient funds are not allocated from master trust II to the collateral certificate or are not allocable to the series, class or tranche of the note to be paid. It is not an event of default if the principal of a note is not paid on its expected principal payment date. However, if the principal amount of a note is not paid in full by its legal maturity date, an event of default will occur with respect to that note. See “The Indenture—Events of Default.”

Principal of a note may be paid earlier than its expected principal payment date if an early redemption event or an event of default and acceleration occurs. See “The Indenture—Early Redemption Events” and “—Events of Default.”

See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on the notes.

Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each note has a stated principal amount, an outstanding dollar principal amount and a nominal liquidation amount.

Stated Principal Amount

The stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For dollar notes, the outstanding dollar principal amount is the initial dollar principal amount (as set forth in the applicable supplement to this prospectus) of the notes, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the dollar equivalent of the initial dollar principal amount (as set forth in the applicable supplement to this prospectus) of the notes, less dollar payments to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement. The outstanding dollar principal amount of a discount note will increase over time as principal accretes. The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.

In addition, a note may have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a note is the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that note. The Adjusted Outstanding Dollar Principal Amount of any note will decrease as a result of each deposit into the principal funding subaccount for such note.

Nominal Liquidation Amount

The nominal liquidation amount of a note is a dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions—including reductions from reallocations of Available Principal Amounts, allocations of charge-offs for uncovered defaults allocable to the collateral certificate and deposits in a principal funding subaccount for such note—and increases described below. The aggregate nominal liquidation amount of all of the notes will always be equal to the Investor Interest of the collateral certificate, and the nominal liquidation amount of any particular note corresponds to the portion of the Investor Interest of the collateral certificate that would be allocated to that note if master trust II were liquidated.

The nominal liquidation amount of a note may be reduced as follows:

•	If Available Funds allocable to a series of notes are insufficient to fund the portion of defaults on principal receivables in master trust II allocable to such series of notes (which will be allocated to each series of notes pro rata based on the Weighted Average Available Funds Allocation Amount of all notes in such series) such uncovered defaults will result in a reduction of the nominal liquidation amount of such series. Within each series, unless otherwise specified in the related prospectus supplement, subordinated classes of notes will bear the risk of reduction in their nominal liquidation amount due to charge-offs resulting from uncovered defaults before senior classes of notes.

In a multiple tranche series, while these reductions will be initially allocated pro rata to each tranche of notes, they will then be reallocated to the subordinated classes of notes in that series in succession, beginning with the most subordinated classes. However, these reallocations will be made from senior notes to subordinated notes only to the extent that such senior notes have not used all of their required subordinated amount. For any tranche, the required subordinated amount will be specified in the related prospectus supplement. For multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of the related class based on the Weighted Average Available Funds Allocation Amount of such tranche. Reductions that cannot be reallocated to a subordinated tranche will reduce the nominal liquidation amount of the tranche to which the reductions were initially allocated.

•	If Available Principal Amounts are reallocated from subordinated notes of a series to pay interest on senior notes, any shortfall in the payment of the master trust II servicing fee or any other shortfall with respect to Available Funds which Available Principal Amounts are reallocated to cover, the nominal liquidation amount of those subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Available Principal Amounts will be applied to reduce the nominal liquidation amount of the subordinated classes of notes in that series in succession, to the extent of such senior tranches’ required subordinated amount of the related subordinated notes, beginning with the most subordinated classes. No Available Principal Amounts will be reallocated to pay interest on a senior class of notes or any portion of the master trust II servicing fee if such reallocation would result in the reduction of the nominal liquidation amount of such senior class of notes. For a multiple tranche series, these reductions will generally be allocated within each class pro rata to each outstanding tranche of the related class based on the Weighted Average Available Funds Allocation Amount of such tranche.

•	The nominal liquidation amount of a note will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The nominal liquidation amount of a note will be reduced by the amount of all payments of principal of that note.

•	Upon a sale of credit card receivables after the insolvency of MBNA, an event of default and acceleration or on the legal maturity date of a note, the nominal liquidation amount of such note will be automatically reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

The nominal liquidation amount of a note can be increased in two ways.

•	For discount notes, the nominal liquidation amount will increase over time as principal accretes, to the extent that Available Funds are allocated for that purpose.

•	If Available Funds are available, they will be applied to reimburse earlier reductions in the nominal liquidation amount from charge-offs for uncovered defaults on principal receivables in master trust II, or from reallocations of Available Principal Amounts from subordinated classes to pay shortfalls of Available Funds. Within each series, the increases will be allocated first to the senior-most class with a deficiency in its nominal liquidation amount and then, in succession, to the subordinated classes with a deficiency in the nominal liquidation amount. In a multiple tranche series, the increases will be further allocated to each tranche of a class pro rata based on the deficiency in the nominal liquidation amount in each tranche.

In most circumstances, the nominal liquidation amount of a note, together with any accumulated Available Principal Amounts held in a principal funding subaccount, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the nominal liquidation amount as a result of reallocations of Available Principal Amounts from that note to pay interest on senior classes or the master trust II servicing fee, or as a result of charge-offs for uncovered defaults on principal receivables in master trust II allocable to the collateral certificate, there will be a deficit in the nominal liquidation amount of that note. Unless that deficiency is reimbursed through the reinvestment of Available Funds in the collateral certificate, the stated principal amount of that note will not be paid in full.

A subordinated note’s nominal liquidation amount represents the maximum amount of Available Principal Amounts that may be reallocated from such note to pay interest on senior notes or the master trust II servicing fee of the same series and the maximum amount of charge-offs for uncovered defaults on the principal receivables in master trust II that may be allocated to such note. The nominal liquidation amount is also used to calculate the amount of Available Principal Amounts that can be allocated for payment of principal of a class or tranche of notes, or paid to the counterparty to a derivative agreement, if applicable. This means that if the nominal liquidation amount of a class or tranche of notes has been reduced by charge-offs for uncovered defaults on principal receivables in master trust II or by reallocations of Available Principal Amounts to pay interest on senior notes or the master trust II servicing fee, the holders of notes with the reduced nominal liquidation amount will receive less than the full stated principal amount of their notes, either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of their notes in full.

The nominal liquidation amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding subaccount.

If a note held by MBNA, the issuer or any of their affiliates is canceled, the nominal liquidation amount of that note is automatically reduced to zero, with a corresponding automatic reduction in the Investor Interest of the collateral certificate.

The cumulative amount of reductions of the nominal liquidation amount of any class or tranche of notes due to the reallocation of Available Principal Amounts to pay Available Funds shortfalls will be limited as described in the related prospectus supplement.

Allocations of charge-offs for uncovered defaults on principal receivables in master trust II and reallocations of Available Principal Amounts to cover Available Funds shortfalls reduce the nominal liquidation amount of outstanding notes only and do not affect notes that are issued after that time.

Final Payment of the Notes

Noteholders will not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche, or in the case of foreign currency notes, any amount received by the issuer under a derivative agreement with respect to principal.

Following the insolvency of MBNA, following an event of default and acceleration or on the legal maturity date of a series, class or tranche of notes, credit card receivables in an aggregate amount not to exceed the nominal liquidation amount, plus any past due, accrued and additional interest, of the related series, class or tranche will be sold by master trust II. The proceeds of such sale will be applied to the extent available to pay the outstanding principal amount of, plus any accrued, past due and additional interest on, those notes on the date of the sale.

A series, class or tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on those notes;

•	the date on which the outstanding dollar principal amount of the notes is reduced to zero and all accrued, past due and additional interest on those notes is paid in full; or

•	the legal maturity date of those notes, after giving effect to all deposits, allocations, reallocations, sale of credit card receivables and payments to be made on that date.

Subordination of Interest and Principal

Interest and principal payments on subordinated classes of notes of a series may be subordinated as described in the related prospectus supplement.

Available Principal Amounts may be reallocated to pay interest on senior classes of notes of, or a portion of the master trust II servicing fee allocated to, that series. In addition, unless otherwise indicated in the related prospectus supplement, subordinated classes of notes bear the risk of reduction in their nominal liquidation amount due to charge-offs for uncovered defaults on principal receivables in master trust II before senior classes of notes. In a multiple tranche series, charge-offs from uncovered defaults on principal receivables in master trust II are generally allocated first to each class of a series and then reallocated to the subordinated classes of such series, reducing the nominal liquidation amount of such subordinated classes to the extent credit enhancement in the form of subordination is still available for the senior classes. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

Required Subordinated Amount

The required subordinated amount of a senior class or tranche of notes is the amount of a subordinated class that is required to be outstanding and available to provide subordination for that senior class or tranche on the date when the senior class or tranche of notes is issued. Such amount will be specified in the applicable prospectus supplement. No notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance, as described in the related prospectus supplement. The required subordinated amount is also used, in conjunction with usage, to determine whether a subordinated class or tranche of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

The issuer may change the required subordinated amount for any tranche of notes at any time, without the consent of any noteholders, so long as the issuer has (i) received confirmation from the rating agencies that have rated any outstanding notes of the related series that the change in the required subordinated amount will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes in that series and (ii) delivered to the indenture trustee and the rating agencies a master trust II tax opinion and issuer tax opinion, as described under “The Indenture—Tax Opinions for Amendments.”

Early Redemption of Notes

Each series, class and tranche of notes will be subject to mandatory redemption on its expected principal payment date, which will generally be 29 months before its legal maturity date. In addition, if any other early redemption event occurs, the issuer will be required to redeem each series, class or tranche of the affected notes before the expected principal payment date of that series, class or tranche of notes; however, for any such affected notes with the benefit of a derivative agreement, subject to certain exceptions, such redemption will not occur earlier than such notes’ expected principal payment date if so specified in the accompanying prospectus supplement. The issuer will give notice to holders of the affected notes before an early redemption date. See “The Indenture—Early Redemption Events” for a description of the early redemption events and their consequences to noteholders.

Whenever the issuer redeems a series, class or tranche of notes, it will do so only to the extent of Available Funds and Available Principal Amounts allocated to that series, class or tranche of notes, and only to the extent that the notes to be redeemed are not required to provide required subordination for senior notes. A noteholder will have no claim against the issuer if the issuer fails to make a required redemption of notes before the legal maturity date because no funds are available for that purpose or because the notes to be redeemed are required to provide subordination for senior notes. The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

If so specified in the accompanying prospectus supplement, the servicer may direct the issuer to redeem the notes of any series, class or tranche before its expected principal payment date. The prospectus supplement will indicate at what times and under what conditions the issuer may exercise that right of redemption and if the redemption may be made in whole or in part, as well as other terms of the redemption. The issuer will give notice to holders of the affected notes before any optional redemption date.

Issuances of New Series, Classes and Tranches of Notes

Unless otherwise specified in the accompanying prospectus supplement, the issuer may issue new notes of any series, class or tranche only if the conditions of issuance are met (or waived as described below). These conditions include:

•	on or before the third Business Day before a new issuance of notes, the issuer gives the indenture trustee and the rating agencies written notice of the issuance;

•	on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency a certificate to the effect that:

—	the issuer reasonably believes that the new issuance will not at the time of its occurrence or at a future date (i) cause an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or the timing of such distributions or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—	all instruments furnished to the indenture trustee conform to the requirements of the indenture and constitute sufficient authority under the indenture for the indenture trustee to authenticate and deliver the notes;

—	the form and terms of the notes have been established in conformity with the provisions of the indenture;

—

all laws and requirements with respect to the execution and delivery by the issuer of the notes have been complied with, the issuer has the power and authority to issue the notes, and the notes have been duly authorized and delivered by the issuer, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuer enforceable in accordance with their terms (subject to certain limitations and conditions), and are entitled to the benefits of the indenture equally and ratably with all other notes, if any, of such series, class or tranche outstanding subject to the terms of the indenture, each indenture supplement and each terms document; and

—	the issuer shall have satisfied such other matters as the indenture trustee may reasonably request;

•	the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (ii) following the new issuance, master trust II will not be treated as an association, or a publicly traded partnership, taxable as a corporation, and (iii) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of an investor certificate issued by master trust II;

•	the issuer delivers to the indenture trustee and the rating agencies an opinion of counsel that for federal income tax purposes (i) the new issuance will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (ii) following the new issuance, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation, (iii) such issuance will not cause or constitute an event in which gain or loss would be recognized by any holder of such outstanding notes and (iv) except as provided in the related indenture supplement, following the new issuance of a series, class or tranche of notes, the newly issued series, class or tranche of notes will be properly characterized as debt;

•	the issuer delivers to the indenture trustee an indenture supplement and terms document relating to the applicable series, class or tranche of notes;

•	no Pay Out Event with respect to the collateral certificate has occurred or is continuing as of the date of the new issuance;

•	in the case of foreign currency notes, the issuer appoints one or more paying agents in the appropriate countries;

•	each rating agency that has rated any outstanding notes has provided confirmation that the new issuance of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency;

•	the provisions governing required subordinated amounts are satisfied; and

•	any other conditions in the accompanying prospectus supplement are satisfied.

If the issuer obtains confirmation from each rating agency that has rated any outstanding notes that the issuance of a new series, class or tranche of notes will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes rated by that rating agency, then some of the conditions described above may be waived.

The issuer and the indenture trustee are not required to obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding tranche of a multiple tranche series, so long as the conditions described above are met or waived. As of the date of any additional issuance of an outstanding tranche of notes, the stated principal amount, outstanding dollar principal amount and nominal liquidation amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are a tranche of notes that has the benefit of a derivative agreement, the issuer will enter into a derivative agreement for the benefit of the additional notes. The targeted deposits, if any, to the principal funding subaccount will be increased proportionately to reflect the principal amount of the additional notes.

When issued, the additional notes of a tranche will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement applicable to such notes as the other outstanding notes of that tranche without preference, priority or distinction.

Payments on Notes; Paying Agent

The notes offered by this prospectus and the accompanying prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “—Book-Entry Notes” unless the stated principal amount of the notes is denominated in a foreign currency.

The issuer, the indenture trustee and any agent of the issuer or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuer will make payments on a note to the registered holder of the note at the close of business on the record date established for the related payment date.

The issuer will designate the corporate trust office of The Bank of New York in New York City as its paying agent for the notes of each series. The issuer will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche in a supplement to this prospectus. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to the issuer. After funds are paid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.

Denominations

The notes offered by this prospectus will be issued in denominations of $5,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date.

Governing Law

The laws of the State of Delaware will govern the notes and the indenture.

Form, Exchange and Registration and Transfer of Notes

The notes offered by this prospectus will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected principal payment date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuer designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes and other governmental charges described in the indenture before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuer will appoint The Bank of New York as the registrar for the notes. The issuer also may at any time designate additional transfer agents for any series, class or tranche of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. However, the issuer will be required to maintain a transfer agent in each place of payment for a series, class or tranche of notes.

Book-Entry Notes

The notes offered by this prospectus will be delivered in book-entry form. This means that, except under the limited circumstances described below under “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be deposited with a securities depository named The Depository Trust Company and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture.

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuer, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. The issuer, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until Definitive Notes are issued to the beneficial owners as described below under “—Definitive Notes,” all references to “holders” of notes means DTC. The issuer, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the issuer will make all distributions of principal and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required by law to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture, each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. Beneficial owners may also experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating

Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

The issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuer’s paying agent, The Bank of New York, at the office of the paying agent in New York City that the issuer designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event Definitive Notes are issued, distributions of principal and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for Definitive Notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuer is unable to find a qualified replacement for DTC;

•	the issuer, in its sole discretion, elects to terminate the book-entry system through DTC; or

•	any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the “holders” of the notes under the indenture.

Replacement of Notes

The issuer will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. The issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuer and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuer before a replacement note will be issued, and the issuer may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

Sources of Funds to Pay the Notes

The Collateral Certificate

The primary source of funds for the payment of principal of and interest on the notes will be the collateral certificate issued by master trust II to the issuer. The following discussion and certain discussions in the related prospectus supplement summarize the material terms of the collateral certificate. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the master trust II agreement and the collateral certificate. For a description of master trust II and its assets, see “Master Trust II.” The collateral certificate is the only master trust II investor certificate issued pursuant to Series 2001-D.

The collateral certificate represents an undivided interest in the assets of master trust II. The assets of master trust II consist primarily of credit card receivables arising in selected MasterCard and Visa revolving credit card accounts that have been transferred by MBNA.

The amount of credit card receivables in master trust II will fluctuate from day to day as new receivables are generated or added to or removed from master trust II and as other receivables are collected, charged off as uncollectible, or otherwise adjusted.

The collateral certificate has no specified interest rate. The issuer, as holder of the collateral certificate, is entitled to receive its allocable share of defaults and of collections of finance charge receivables and principal receivables payable by master trust II.

Finance charge receivables are all periodic finance charges, annual membership fees, cash advance fees and late charges on amounts charged for merchandise and services and some other fees designated by MBNA, and recoveries on receivables in Defaulted Accounts. Principal receivables are all amounts charged by cardholders for merchandise and services, amounts advanced to cardholders as cash advances and all other fees billed to cardholders on the credit card accounts. Interchange, which represents fees received by MBNA from MasterCard and Visa as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period before initial billing, will be treated as collections of finance charge receivables. Interchange varies from approximately 1% to 2% of the transaction amount, but these amounts may be changed by MasterCard or Visa.

Each month, master trust II will allocate collections of finance charge receivables and principal receivables and defaults to the investor certificates outstanding under master trust II, including the collateral certificate.

Allocations of defaults and collections of finance charge receivables are made pro rata among each series of investor certificates issued by master trust II, including the collateral certificate, based on its respective Investor Interest, and the seller, based on the Seller Interest. In general, the Investor Interest of each series of investor certificates (including the collateral certificate) issued by master trust II will equal the stated dollar amount of the investor certificates (including the collateral certificate) issued to investors in that series, less unreimbursed charge-offs for uncovered defaults on principal receivables in master trust II allocated to those investors, reallocations of collections of principal receivables to cover certain shortfalls in collections of finance charge receivables and principal payments deposited to a master trust II principal funding account or made to those investors.

The collateral certificate has a fluctuating Investor Interest, representing the investment of that certificate in principal receivables. The Investor Interest of the collateral certificate will equal the total nominal liquidation amount of the outstanding notes secured by the collateral certificate. For a discussion of Investor Interest, see the definition of Investor Interest in the glossary. The Seller Interest, which is owned by MBNA, represents the interest in the principal receivables in master trust II not represented by any master trust II series of investor certificates. For example, if the total principal receivables in master trust II at the end of the month is 500, the Investor Interest of the collateral certificate is 100, the Investor Interests of the other investor certificates are 200 and the Seller Interest is 200, the collateral certificate is entitled, in general, to 1/5—or 100/500—of the defaults and collections of finance charge receivables for the applicable month.

Collections of principal receivables are allocated similarly to the allocation of collections of finance charge receivables when no principal amounts are needed for deposit into a principal funding account or needed to pay principal to investors. However, collections of principal receivables are allocated differently when principal amounts need to be deposited into master trust II principal funding accounts or paid to master trust II investors. When the principal amount of a master trust II investor certificate other than the collateral certificate begins to accumulate or amortize, collections of principal receivables continue to be allocated to the series as if the Investor Interest of that series had not been reduced by principal collections deposited to a master trust II principal funding account or paid to master trust II investors. During this time, allocations of collections of principal receivables to the investors in a series of certificates issued by master trust II, other than the collateral certificate, is based on the Investor Interest of the series “fixed” at the time immediately before the first deposit of principal collections into a principal funding account or the time immediately before the first payment of principal collections to investors.

The collateral certificate is allocated collections of principal receivables at all times based on an Investor Interest calculation which is an aggregate of the nominal liquidation amounts for each individual class or tranche of notes. For classes and tranches of notes which do not require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount calculation will be “floating,” i.e. calculated as of the end of the prior month. For classes or tranches of notes which require principal amounts to be deposited into a principal funding account or paid to noteholders, the nominal liquidation amount will be “fixed” immediately before the issuer begins to allocate Available Principal Amounts to the principal funding subaccount for that class or tranche, i.e. calculated as of the end of the month prior to any reductions for deposits or payments of principal.

For a detailed description of the percentage used in allocating finance charge collections and defaults to the collateral certificate, see the definition of “Floating Investor Percentage” in the glossary. For a detailed description of the percentage used in allocating principal collections to the collateral certificate, see the definition of “Principal Investor Percentage” in the glossary.

If collections of principal receivables allocated to the collateral certificate are needed for reallocation to cover certain shortfalls in Available Funds, to pay the notes or to make a deposit into the issuer accounts within a month, they will be deposited into the issuer’s collection account. Otherwise, collections of principal receivables allocated to the collateral certificate will be reallocated to other series of master trust II investor certificates which have principal collection shortfalls—which does not reduce the Investor Interest of the collateral certificate—or reinvested in master trust II to maintain the Investor Interest of the collateral certificate. If the collateral certificate has a shortfall in collections of principal receivables, but other series of investor certificates issued by master trust II have excess collections of principal receivables, a portion of the excess collections of principal receivables allocated to other series of investor certificates issued by master trust II will be reallocated to the collateral certificate and any other master trust II investor certificate which may have a shortfall in collections of principal receivables and the collateral certificate’s share of the excess collections of principal receivables from the other series will be paid to the issuer and treated as Available Principal Amounts.

The collateral certificate will also be allocated a portion of the net investment earnings, if any, on amounts in the master trust II finance charge account and the master trust II principal account, as more specifically described below in “—Deposit and Application of Funds.” Such net investment earnings will be treated as Available Funds.

Upon a sale of credit card receivables, or interests therein, following an insolvency of MBNA, following an event of default and acceleration, or on the applicable legal maturity date for a series, class or tranche of notes, as described in the accompanying prospectus supplement, the portion of the nominal liquidation amount, and thereby the portion of the Investor Interest, related to that series, class or tranche will be reduced to zero and that series, class or tranche will no longer receive any allocations of collections of finance charge receivables or principal receivables from master trust II and any allocations of Available Funds or Available Principal Amounts from the issuer.

Following a Pay Out Event with respect to the collateral certificate, which is an early redemption event for the notes, all collections of principal receivables for any month allocated to the Investor Interest of the collateral certificate will be used to cover principal payments to the issuer as holder of the collateral certificate.

For a detailed description of the application of collections and allocation of defaults by master trust II, see “Master Trust II—Application of Collections” and “—Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Deposit and Application of Funds

Collections of finance charge receivables allocated and paid to the issuer, as holder of the collateral certificate, as described in “—The Collateral Certificate” above and “Master Trust II—Application of Collections” in this prospectus, will be treated as Available Funds. Such Available Funds will be allocated pro rata to each series of notes in an amount equal to the sum of:

•	the sum of the Daily Available Funds Amounts for each day during such month for such series of notes,

•	such series’s pro rata portion of the net investment earnings, if any, in the master trust II finance charge account that are allocated to the collateral certificate with respect to the related Transfer Date, based on the ratio of the aggregate amount on deposit in the master trust II finance charge account with respect to such series of notes to the aggregate amount on deposit in the master trust II finance charge account with respect to all series of notes, and

•

such series’s pro rata portion of the net investment earnings, if any, in the master trust II principal account that are allocated to the collateral certificate with respect to the related Transfer Date, based on the ratio of the aggregate amount on deposit in the master trust II principal account with respect to such series of notes to the aggregate amount on deposit in the master trust II principal account with respect to all series of notes.

Collections of principal receivables allocated and paid to the issuer, as holder of the collateral certificate, as described in “—The Collateral Certificate” above and “Master Trust II—Application of Collections” in this prospectus, will be treated as Available Principal Amounts. Such Available Principal Amounts, after any reallocations of Available Principal Amounts, will be allocated to each series of notes with a monthly principal payment for such month in an amount equal to:

•	such series’s monthly principal payment; or

•	in the event that Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, Available Principal Amounts will be allocated to each series of notes with a monthly principal payment for such month to the extent needed by each such series to cover its monthly principal payment in an amount equal to the lesser of (a) the sum of the Daily Principal Amounts for each day during such month for such series of notes and (b) the monthly principal payment for such series of notes for such month.

If Available Principal Amounts for any month are less than the aggregate monthly principal payments for all series of notes, and any series of notes has excess Available Principal Amounts remaining after its application of its allocation described above, then any such excess will be applied to each series of notes to the extent such series still needs to cover a monthly principal payment pro rata based on the ratio of the Weighted Average Principal Allocation Amount for the related series of notes for such month to the Weighted Average Principal Allocation Amount for all series of notes with an unpaid monthly principal payment for such month.

In the case of a series of notes having more than one class or tranche, Available Principal Amounts and Available Funds allocated to that series will be further allocated and applied to each class or tranche in the manner and order of priority described in the accompanying prospectus supplement.

Issuer Accounts

The issuer will establish a collection account for the purpose of receiving payments of finance charge collections and principal collections and other amounts from master trust II payable under the collateral certificate.

If so specified in the accompanying prospectus supplement, the issuer may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental accounts for any series, class or tranche of notes for the benefit of the related noteholders.

Each month, distributions on the collateral certificate will be deposited into one or more supplemental accounts, to make payments of interest on and principal of the notes, to make payments under any applicable derivative agreements, and for the other purposes as specified in the accompanying prospectus supplement.

The supplemental accounts described in this section are referred to as issuer accounts. Amounts maintained in issuer accounts may only be invested in Permitted Investments.

Derivative Agreements

Some notes may have the benefit of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the issuer will receive payments from counterparties to the derivative agreements in exchange for the issuer’s payments to them, to the extent required under the derivative agreements. Payments received from derivative counterparties with respect to interest payments on dollar notes in a series, class or tranche will generally be treated as Available Funds for such series, class or tranche. The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement.

Sale of Credit Card Receivables

In addition to a sale of receivables following an insolvency of MBNA, if a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, master trust II will sell credit card receivables, or interests therein, if the conditions described in “The Indenture—Events of Default” and “—Events of Default Remedies” are satisfied, and with respect to subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. This sale will take place at the direction of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series, class or tranche.

Any sale of receivables for a subordinated tranche of notes in a multiple tranche series may be delayed until the senior classes of notes of the same series are prefunded, enough notes of senior classes are repaid, or new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a senior tranche of notes directs a sale of credit card receivables, then after the sale that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such sale will be immediately paid to the noteholders of the related tranche.

The amount of credit card receivables sold will be up to the nominal liquidation amount of, plus any accrued, past due and additional interest on, the related notes. The nominal liquidation amount of such notes will be automatically reduced to zero upon such sale. No more Available Principal Amounts or Available Funds will be allocated to those notes. Noteholders will receive the proceeds of such sale in an amount not to exceed the outstanding principal amount of, plus any past due, accrued and additional interest on, such notes. Such notes are no longer outstanding under the indenture once the sale occurs.

After giving effect to a sale of receivables for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche. This deficiency can arise because the nominal liquidation amount of that series, class or tranche was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount and accrued, past due and additional interest. Unless otherwise specified in the prospectus supplement, these types of deficiencies will not be reimbursed.

Limited Recourse to the Issuer; Security for the Notes

Only the portion of Available Funds and Available Principal Amounts allocable to a series, class or tranche of notes after giving effect to all allocations and reallocations thereof, funds on deposit in the applicable issuer accounts, any applicable derivative agreement and proceeds of sales of credit card receivables provide the source of payment for principal of or interest on any series, class or tranche of notes. Noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

The notes of all series are secured by a shared security interest in the collateral certificate and the collection account, but each series, class or tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture and the related indenture supplement. Each series, class or tranche of notes is also secured by a security interest in any applicable supplemental account and any applicable derivative agreement.

The Indenture

The notes will be issued pursuant to the terms of the indenture and a related indenture supplement. The following discussion and the discussions under “The Notes” in this prospectus and certain sections in the prospectus summary summarize the material terms of the notes, the indenture and the indenture supplements. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture and the indenture supplements.

Indenture Trustee

The Bank of New York is the trustee under the indenture for the notes. Its principal corporate trust office is located at 101 Barclay Street, Attention: Asset Backed Securities, New York, New York 10286.

Under the terms of the indenture, the issuer has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the collateral certificate;

•	to establish and maintain necessary issuer accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the issuer accounts at the direction of the issuer;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the issuer, as applicable, in accordance with the terms of the indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require the issuer to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from permitted investments.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “The Indenture—Events of Default Remedies.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by the issuer of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes by the noteholders following an event of default; and

•	cause master trust II to sell credit card receivables (see “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables”).

Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

The indenture trustee may resign at any time. The issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture or if the indenture trustee becomes insolvent. In all circumstances, the issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment.

The issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Issuer Covenants

The issuer will not, among other things:

•	claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law,

•	voluntarily dissolve or liquidate, or

•	permit (A) the validity or effectiveness of the indenture to be impaired, or permit the lien created by the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien created by the indenture) to be created on or extend to or otherwise arise upon or burden the collateral securing the notes or proceeds thereof or (C) the lien of the indenture not to constitute a valid first priority security interest in the collateral securing the notes.

The issuer may not engage in any activity other than the activities described in “The Issuer” in this prospectus. The issuer will not incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the notes.

The issuer will also covenant that if:

•	the issuer defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	the issuer defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

and any such default continues beyond any specified period of grace provided with respect to such series, class or tranche of notes, the issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuer fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Early Redemption Events

The issuer will be required to redeem in whole or in part, to the extent that funds are available for that purpose and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early redemption event. Early redemption events include the following:

•	with respect to any tranche of notes, the occurrence of such note’s expected principal payment date;

•	each of the Pay Out Events applicable to the collateral certificate, as described under “Master Trust II—Pay Out Events”;

•	the issuer becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended; and

•	with respect to any series, class or tranche of notes, any additional early redemption event specified in the accompanying prospectus supplement.

The redemption price of a note so redeemed will be the outstanding principal amount of that note, plus accrued, past due and additional interest to but excluding the date of redemption, which will be the next payment date. If the amount of Available Funds and Available Principal Amounts allocable to the series, class or tranche of notes to be redeemed, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts payable to the issuer under any applicable derivative agreement are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each principal payment date until the outstanding principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier. However, if so specified in the accompanying prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement will not be redeemed prior to such notes’ expected principal payment date.

No Available Principal Amounts will be allocated to a series, class or tranche of notes with a nominal liquidation amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts received from an applicable derivative agreement will still be available to pay principal of and interest on that series, class or tranche of notes. In addition, if Available Funds are available, they can be applied to reimburse reductions in the nominal liquidation amount of that series, class or tranche resulting from reallocations of Available Principal Amounts to pay interest on senior classes of notes or the master trust II servicing fee, or from charge-offs for uncovered defaults on principal receivables in master trust II.

Payments on redeemed notes will be made in the same priority as described in the related prospectus supplement. The issuer will give notice to holders of the affected notes before an early redemption date.

Events of Default

Each of the following events is an event of default for any affected series, class or tranche of notes:

•	with respect to any tranche of notes, the issuer’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

•	with respect to any tranche of notes, the issuer’s failure to pay the principal amount of such notes on the applicable legal maturity date;

•	the issuer’s default in the performance, or breach, of any other of its covenants or warranties in the indenture, for a period of 60 days after either the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of the affected series, class or tranche has provided written notice requiring remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60 day period;

•	the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the issuer; and

•	with respect to any series, class or tranche, any additional events of default specified in the prospectus supplement relating to the series, class or tranche.

Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default. An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

Events of Default Remedies

The occurrence of some events of default involving the bankruptcy or insolvency of the issuer results in an automatic acceleration of all of the notes. If other events of default occur and are continuing with respect to any series, class or tranche, either the indenture trustee or the holders of more than a majority in aggregate outstanding dollar principal amount of the notes of that series, class or tranche may declare by written notice to the issuer the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of that series, class or tranche.

If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that series, class or tranche at any time thereafter will, direct master trust II to sell credit card receivables, in an amount up to the nominal liquidation amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables,” but only if at least one of the following conditions is met:

•	the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series, class or tranche of notes consent; or

•	the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement) would be sufficient to pay all outstanding amounts due on the accelerated series, class or tranche of notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated series, class or tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the holders of not less than 66 2/3% of the aggregate outstanding principal dollar amount of notes of the accelerated series, class or tranche, as applicable, consent to the sale.

In addition, a sale of receivables following an event of default and acceleration of a subordinated tranche of notes of a multiple tranche series may be delayed as described under “Source of Funds to Pay the Notes—Sale of Credit Card Receivables” if the payment is not permitted by the subordination provisions of the senior notes of the same series.

If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, the issuer will automatically direct master trust II to sell credit card receivables on the date, as described in “Sources of Funds to Pay the Notes—Sale of Credit Card Receivables.”

Any money or other property collected by the indenture trustee with respect to a series, class or tranche of notes in connection with a sale of credit card receivables following an event of default will be applied in the following priority, at the dates fixed by the indenture trustee:

•	first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture, reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture, or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of the issuer;

•	second, to pay the amounts of interest and principal then due and unpaid on the notes of that series, class or tranche; and

•	third, any remaining amounts will be paid to the issuer.

If a sale of credit card receivables does not take place following an acceleration of a series, class or tranche of notes, then:

•	The issuer will continue to hold the collateral certificate, and distributions on the collateral certificate will continue to be applied in accordance with the distribution provisions of the indenture and the indenture supplement.

•	Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received from master trust II and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

•	If the accelerated notes are a subordinated tranche of notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated subordinated tranche, prefunding of the senior classes of that series will begin, as provided in the applicable indenture supplement. Thereafter, payment will be made to the extent provided in the applicable indenture supplement.

•	On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will direct master trust II to sell credit card receivables as provided in the applicable indenture supplement.

        The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuer, MBNA or master trust II any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Meetings

The indenture trustee may call a meeting of the holders of notes of a series, class or tranche at any time. The indenture trustee will call a meeting upon request of the issuer or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series, class or tranche. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture.

The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

Notes held by the issuer, MBNA or their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture and Indenture Supplements

The issuer and the indenture trustee may amend, supplement or otherwise modify the indenture or any indenture supplement without the consent of any noteholders to provide for the issuance of any series, class or tranche of notes (as described under “The Notes—Issuances of New Series, Classes and Tranches of Notes”) and to set forth the terms thereof.

In addition, upon delivery of a master trust II tax opinion and issuer tax opinion, as described under “—Tax Opinions for Amendments” below, and upon delivery by the issuer to the indenture trustee of an officer’s certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the notes, the indenture or any indenture supplement may be amended, supplemented or otherwise modified without the consent of any noteholders to:

•	evidence the succession of another entity to the issuer, and the assumption by such successor of the covenants of the issuer in the indenture and the notes;

•	add to the covenants of the issuer, or have the issuer surrender any of its rights or powers under the indenture, for the benefit of the noteholders of any or all series, classes or tranches;

•	cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture, or make any other provisions with respect to matters or questions arising under the indenture;

•	add to the indenture certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

•	establish any form of note, or to add to the rights of the holders of the notes of any series, class or tranche;

•	provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•	add any additional early redemption events or events of default with respect to the notes of any or all series, classes or tranches;

•	provide for the consolidation of master trust II and the issuer or the transfer of assets in master trust II to the issuer after the termination of all series of master trust II investor certificates (other than the collateral certificate);

•	if one or more sellers are added to, or replaced under, the master trust II agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture or any other related document;

•	provide for the addition of collateral securing the notes and the issuance of notes backed by any such additional collateral;

•	provide for additional or alternative credit enhancement for any tranche of notes; or

•	qualify for sale treatment under generally accepted accounting principles.

The indenture or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a master trust II tax opinion and issuer tax opinion, as described under “—Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture or any indenture supplement, provided, however, that the issuer shall (i) deliver to the indenture trustee and the owner trustee an officer’s certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders or any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the notes and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

The issuer and the indenture trustee, upon delivery of a master trust II tax opinion and issuer tax opinion, as described under “—Tax Opinions for Amendments,” may modify and amend the indenture or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of not less than 66 2/3% of the outstanding dollar principal amount of each class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note, or the expected principal payment date or legal maturity date of any note;

•	a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the nominal liquidation amount in a manner that is adverse to any noteholder;

•	a reduction of the amount of a discount note payable upon the occurrence of an early redemption event or other optional or mandatory redemption or upon the acceleration of its maturity;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction of the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of any indenture supplement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•	a modification of any of the provisions governing the amendment of the indenture, any indenture supplement or the issuer’s agreements not to claim rights under any law which would affect the covenants or the performance of the indenture or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral securing any notes ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated with respect to any series, class or tranche of notes where any principal of, or interest on, any note is payable;

•	a change in the method of computing the amount of principal of, or interest on, any note on any date; or

•	any other amendment other than those explicitly permitted by the indenture without the consent of noteholders.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of a series, class or tranche, may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuer with specified restrictive provisions of the indenture or the related indenture supplement.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

No amendment to the indenture, any indenture supplement or the trust agreement will be effective unless the issuer has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that:

•	for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series or class of investor certificates issued by master trust II that were characterized as debt at the time of their issuance, (2) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of investor certificates issued by master trust II, and (3) following the amendment, master trust II will not be an association, or publicly traded partnership, taxable as a corporation; and

•

for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (2) following the amendment, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any such note.

Addresses for Notices

Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuer’s Annual Compliance Statement

The issuer will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture as well as the presence or absence of defaults under the indenture.

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act of 1939, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture,

•	the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “Federal Income Tax Consequences” in this prospectus.

MBNA’s Credit Card Activities

General

The receivables conveyed or to be conveyed to master trust II by MBNA pursuant to the master trust II agreement have been or will be generated from transactions made by holders of selected MasterCard and Visa credit card accounts from the portfolio of MasterCard and Visa accounts owned by MBNA called the Bank Portfolio. MBNA currently services the Bank Portfolio in the manner described below. Certain data processing and administrative functions associated with the servicing of the Bank Portfolio are performed on behalf of MBNA by MBNA Technology, Inc. See “—MBNA Technology, Inc.” below. MBNA Technology, Inc. is a wholly-owned subsidiary of MBNA.

Acquisition and Use of Credit Card Accounts

MBNA primarily relies on affinity marketing in the acquisition of new credit card accounts. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest or a common cause. Affinity marketing is conducted through two approaches: (1) solicitation of members of organized membership groups with the endorsement of such group’s leadership; and (2) direct solicitation of purchased list prospects. This may be supplemented by the purchase of affinity relationships, including related credit card receivables. MBNA also relies on targeted direct response marketing in the acquisition of new accounts.

The credit risk associated with each applicant is evaluated through the combination of human judgment and the application of various credit scoring models and other statistical techniques. The scoring models and other statistical techniques use the information available about the applicant on his or her application and in his or her credit report. This provides a general indication of the applicant’s willingness and ability to repay his or her obligations. Models for credit scoring are developed and modified using statistics to evaluate common applicant characteristics and their correlation to credit risk. Periodically, the scoring models are validated and, if necessary, realigned to maintain their predictability.

Generally, a credit analyst decides whether or not to approve an account, although certain applications are declined through an automated decisioning process. Credit applications that are ultimately approved are generally reviewed by a credit analyst. A limited number of applications from cardholders who already have an account with MBNA are approved through an automated system based on the cardholder’s favorable credit history with MBNA. Credit analysts are encouraged to call applicants when they feel additional information, such as an explanation of delinquencies or debt levels, may assist the analyst in making the appropriate credit decision. The credit analyst approves applications and assigns credit lines based upon an assessment of the applicant’s current and projected capacity to repay, and the applicant’s willingness to repay debt. Important factors in performing this assessment include income, debt-to-income levels, residence and employment stability, rate at which new credit is being acquired and the manner in which the applicant has handled the repayment of previously granted credit. An applicant who has favorable capacity and history characteristics is more likely to be approved and to receive a relatively higher credit line assignment. Favorable characteristics might include low debt-to-income levels, a long history of steady employment, and little or no history of making delinquent payments on other debt.

Once the credit analyst makes a decision, further levels of review are automatically triggered based on an analysis of the risk of each decision. This analysis is derived from previous experiential data and makes use of credit scores and other statistical techniques. Credit analysts also review applications obtained through pre-approved offers to ensure adherence to credit standards and assign an appropriate credit limit as an additional approach to managing credit risk. MBNA’s Loan Review Department independently reviews selected applications to ensure quality and consistency. Less than half of all credit applications are approved.

MBNA and its affiliates have made portfolio acquisitions in the past and may make additional acquisitions in the future. Prior to acquiring a portfolio, MBNA reviews the historical performance and seasoning of the portfolio (including the portfolio’s delinquency and loss characteristics, the average balances, attrition rates and collections performance) and reviews the account management and underwriting policies and procedures of the entity selling the portfolio. Credit card accounts that have been purchased by MBNA were originally opened using criteria established by institutions other than MBNA and may not have been subject to the same level of credit review as accounts established by MBNA. Once these accounts have been purchased and transferred to MBNA for servicing, they are managed in accordance with the same policies and procedures as accounts originated by MBNA. It is expected that portfolios of credit card accounts purchased by MBNA from other credit card issuers will be added to master trust II from time to time.

Each cardholder is subject to an agreement with MBNA governing the terms and conditions of the related MasterCard or Visa account. Under each such agreement, MBNA reserves the right, upon compliance with applicable notice requirements, to add or to change any terms, conditions, services or features of its MasterCard or Visa accounts at any time, including increasing or decreasing periodic finance charges, other charges or minimum payment terms. The agreement with each cardholder provides that MBNA may apply such changes, when applicable, to current outstanding balances as well as to future transactions. The cardholder can avoid certain changes in terms by giving timely written notification to MBNA and by not using the account.

A cardholder may use the credit card for two types of transactions: purchases and cash advances. Cardholders make purchases when using the credit card to pay for goods or services. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine. Cardholders may use special cash advance checks issued by MBNA to draw against their MasterCard or Visa credit lines. Cardholders may draw against their MasterCard or Visa credit lines by transferring funds to a checking account. Cardholders may draw against their MBNA credit lines as a cash advance by transferring balances owed to other creditors to their MBNA accounts.

MBNA Technology, Inc.

Credit card processing services performed by MBNA Technology, Inc. include data processing, payment processing, statement rendering, card production and network services. MBNA Technology, Inc.’s data network provides an interface to MasterCard and Visa for performing authorizations and funds transfers. Most data processing and network functions are performed at MBNA Technology, Inc.’s facility in Addison, Texas.

Interchange

Creditors participating in the Visa and MasterCard associations receive certain fees called interchange from Visa and MasterCard as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the Visa and MasterCard systems, a portion of this interchange in connection with cardholder charges for goods and services is passed from banks which clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by Visa and MasterCard and are based on the number of credit card transactions and the amount charged per transaction. MBNA will be required to transfer to master trust II a percentage of the interchange attributed to cardholder charges for goods and services in the related accounts. Interchange arising under the related accounts will be allocated to the collateral certificate and will be treated as collections of finance charge receivables and will be used to pay required monthly payments to the issuer and to pay a portion of the servicing fee paid to the servicer.

Master Trust II

The following discussion summarizes the material terms of the pooling and servicing agreement—dated August 4, 1994, between MBNA, as seller and servicer, and The Bank of New York, as master trust II trustee, which has been and may be amended from time to time, and is referred to in this prospectus as the master trust II agreement—and the series supplements to the master trust II agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the master trust II agreement and the series supplements.

General

Master trust II has been formed in accordance with the laws of the State of Delaware. Master trust II is governed by the master trust II agreement. Master trust II will only engage in the following business activities:

•	acquiring and holding master trust II assets;

•	issuing series of certificates and other interests in master trust II;

•	receiving collections and making payments on the collateral certificate and other interests; and

•	engaging in related activities (including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

As a consequence, master trust II is not expected to have any need for additional capital resources other than the assets of master trust II.

Master Trust II Trustee

The Bank of New York is the master trust II trustee under the master trust II agreement. MBNA, the servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the master trust II trustee and its affiliates. The master trust II trustee, MBNA, the servicer and any of their respective affiliates may hold certificates in their own names. For purposes of meeting the legal requirements of certain local jurisdictions, the master trust II trustee will have the power to appoint a co-master trust II trustee or separate master trust II trustees of all or any part of master trust II. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust II trustee by the master trust II agreement will be conferred or imposed upon the master trust II trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the master trust II trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust II trustee.

Under the terms of the master trust II agreement, the servicer agrees to pay to the master trust II trustee reasonable compensation for performance of its duties under the master trust II agreement. The master trust II trustee has agreed to perform only those duties specifically set forth in the master trust II agreement. Many of the duties of the master trust II trustee are described in “Master Trust II” and throughout this prospectus and the related prospectus supplement. Under the terms of the master trust II agreement, the master trust II trustee’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the master trust II trustee, as required under the master trust II agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign ineligible receivables and accounts from master trust II;

•	to establish and maintain necessary master trust II accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the master trust II accounts at the direction of the servicer;

•	to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the master trust II agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of master trust II;

•	to cause a sale of receivables on the legal maturity date of any accelerated tranche of notes; and

•	to perform certain other administrative functions identified in the master trust II agreement.

In addition to the responsibilities described above, the master trust II trustee has the discretion to require MBNA to cure a potential pay out event and to declare a pay out event. See “Master Trust II—Pay Out Events.”

In the event that the seller becomes insolvent, if any series of investor certificates issued on or prior to April 25, 2001 is outstanding, the master trust II trustee shall: (1) notify the certificateholders of the insolvency, (2) dispose of the receivables in a commercially reasonable manner, and (3) allocate the proceeds of such sale. See “Master Trust II—Pay Out Events.”

If a servicer default occurs, in addition to the responsibilities described above, the master trust II trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the master trust II agreement. See “Master Trust II—Servicer Default.” In addition, if a servicer default occurs, the master trust II trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the master trust II agreement by a suit, action or other judicial proceeding.

The master trust II trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust II trustee was not negligent. The master trust II trustee may resign at any time, and it may be forced to resign if the master trust II trustee fails to meet the eligibility requirements specified in the master trust II agreement.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the trustee under the master trust II agreement.

The master trust II trustee may resign at any time, in which event MBNA will be obligated to appoint a successor master trust II trustee. MBNA may also remove the master trust II trustee if the master trust II trustee ceases to be eligible to continue as such under the master trust II agreement or if the master trust II trustee becomes insolvent. In such circumstances, MBNA will be obligated to appoint a successor master trust II trustee. Any resignation or removal of the master trust II trustee and appointment of a successor master trust II trustee does not become effective until acceptance of the appointment by the successor master trust II trustee.

The Receivables

The Master Trust II Portfolio consists of receivables which arise in credit card accounts selected from the Bank Portfolio on the basis of criteria set forth in the master trust II agreement as applied on the Cut-Off Date and, with respect to additional accounts, as of the date of their designation. MBNA will have the right (subject to certain limitations and conditions set forth therein), and in some circumstances will be obligated, to designate from time to time additional eligible revolving credit card accounts to be included as accounts and to transfer to master trust II all receivables of such additional accounts, whether such receivables are then existing or thereafter created, or to transfer to master trust II participations in receivables instead.

MBNA, as seller, will be required to designate additional credit card accounts, to the extent available:

(a)  to maintain the Seller Interest so that, during any period of 30 consecutive days, the Seller Interest averaged over that period equals or exceeds the Minimum Seller Interest for the same period; and

(b)  to maintain, for so long as master trust II investor certificates of any series (including the collateral certificate) remain outstanding, an aggregate amount of principal receivables equal to or greater than the minimum aggregate principal receivables. Any additional credit card accounts designated by MBNA must meet certain eligibility requirements on the date of designation.

MBNA also has the right (subject to certain limitations and conditions) to require the master trust II trustee to reconvey all receivables in credit card accounts designated by MBNA for removal, whether such receivables are then existing or thereafter created. Once a credit card account is removed, receivables existing under that credit card account are not transferred to master trust II.

Throughout the term of master trust II, the credit card accounts from which the receivables arise will be the credit card accounts designated by MBNA on the Cut-Off Date plus any additional credit card accounts minus any removed credit card accounts. With respect to each series of certificates issued by master trust II, MBNA will represent and warrant to master trust II that, as of the date of issuance of the related series and the date receivables are conveyed to master trust II, such receivables meet certain eligibility requirements. See “—Representations and Warranties” below.

The prospectus supplement relating to each series, class or tranche of notes will provide certain information about the Master Trust II Portfolio as of the date specified. Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the credit card accounts and the average thereof, the range of credit limits of the credit card accounts and the average thereof, the range of ages of the credit card accounts and the average thereof, the geographic distribution of the credit card accounts, the types of credit card accounts and delinquency statistics relating to the credit card accounts.

Investor Certificates

Each series of master trust II certificates will represent interests in certain assets of master trust II, including the right to the applicable investor percentage of all cardholder payments on the receivables in master trust II. For the collateral certificate, the Investor Interest on any date will be equal to the sum of the nominal liquidation amounts of all notes secured by the collateral certificate.

MBNA initially will own the Seller Interest which represents the interest in master trust II not represented by the investor certificates issued and outstanding under master trust II or the rights, if any, of any credit enhancement providers to receive payments from master trust II. The holder of the Seller Interest, subject to certain limitations, will have the right to the Seller Percentage of all cardholder payments from the receivables in master trust II. The Seller Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the master trust II agreement. At the discretion of MBNA, the Seller Interest may be held either in an uncertificated form or in the form of a certificate representing the Seller Interest, called a seller certificate. See “—Certain Matters Regarding MBNA as Seller and as Servicer” below.

The amount of principal receivables in master trust II will vary each day as new principal receivables are created and others are paid or charged-off as uncollectible. The amount of the Seller Interest will fluctuate each day, therefore, to reflect the changes in the amount of the principal receivables in master trust II. As a result, the Seller Interest will generally increase to reflect reductions in the Investor Interest for such series and will also change to reflect the variations in the amount of principal receivables in master trust II. The Seller Interest will generally decrease as a result of the issuance of a new series of investor certificates by master trust II or as a result of an increase in the collateral certificate due to the issuance of a new series, class or tranche of notes or otherwise. See “—New Issuances” below and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in this prospectus.

Transfer and Assignment of Receivables

MBNA has transferred and assigned all of its right, title and interest in and to the receivables in the credit card accounts and all receivables thereafter created in the accounts.

In connection with each previous transfer of the receivables to master trust II, MBNA indicated, and in connection with each subsequent transfer of receivables to master trust II, MBNA will indicate, in its computer files that the receivables have been conveyed to master trust II. In addition, MBNA has provided to the master trust II trustee computer files or microfiche lists, containing a true and complete list showing each credit card account, identified by account number and by total outstanding balance on the date of transfer. MBNA will not deliver to the master trust II trustee any other records or agreements relating to the credit card accounts or the receivables, except in connection with additions or removals of credit card accounts. Except as stated above, the records and agreements relating to the credit card accounts and the receivables in master trust II maintained by MBNA or the servicer are not and will not be segregated by MBNA or the servicer from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfer of the receivables to master trust II, but the computer records of MBNA are and will be required to be marked to evidence such transfer. MBNA has filed Uniform Commercial Code financing statements with respect to the receivables in master trust II meeting the requirements of Delaware state law. See “Risk Factors” and “Material Legal Aspects of the Receivables” in this prospectus.

Addition of Master Trust II Assets

As described above under “—The Receivables,” MBNA has the right to designate to master trust II, from time to time, additional credit card accounts for the related receivables to be included as receivables transferred to master trust II. MBNA will convey to master trust II its interest in all receivables of such additional credit card accounts, whether such receivables are then existing or thereafter created.

Each additional account, including each such account acquired by MBNA, must be an Eligible Account at the time of its designation. However, additional credit card accounts may not be of the same credit quality as the initial credit card accounts transferred to master trust II. Additional credit card accounts may have been originated by MBNA using credit criteria different from those which were applied by MBNA to the initial credit card accounts transferred to master trust II or may have been acquired by MBNA from an institution which may have had different credit criteria.

In addition to or in lieu of additional credit card accounts, MBNA is permitted to add to master trust II participations representing interests in a pool of assets primarily consisting of receivables arising under consumer revolving credit card accounts owned by MBNA and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement entered into by MBNA which entitles the certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus. The rights and remedies of master trust II as the holder of a participation (and therefore the certificateholders) will be subject to all the terms and provisions of the related participation agreement. The master trust II agreement may be amended to permit the addition of a participation in master trust II without the consent of the related certificateholders if:

•	MBNA delivers to the master trust II trustee a certificate of an authorized officer to the effect that, in the reasonable belief of MBNA, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

•	such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II by any rating agency.

A conveyance by MBNA to master trust II of receivables in additional credit card accounts or participations is subject to the following conditions, among others:

•	MBNA shall give the master trust II trustee, each rating agency and the servicer written notice that such additional accounts or participations will be included, which notice shall specify the approximate aggregate amount of the receivables or interests therein to be transferred;

•	MBNA shall have delivered to the master trust II trustee a written assignment (including an acceptance by the master trust II trustee on behalf of master trust II for the benefit of the certificateholders) as provided in the assignment agreement relating to such additional accounts or participations, and MBNA shall have delivered to the master trust II trustee a computer file or microfiche list, dated as of the Addition Date, containing a true and complete list of such additional accounts or participations transferred to master trust II;

•	MBNA shall represent and warrant that:

—	each additional credit card account is, as of the Addition Date, an Eligible Account, and each receivable in such additional credit card account is, as of the Addition Date, an Eligible Receivable;
—	no selection procedures believed by the seller to be materially adverse to the interests of the certificateholders were utilized in selecting the additional credit card accounts from the available Eligible Accounts from the Bank Portfolio; and
—	as of the Addition Date, MBNA is not insolvent;

•	MBNA shall deliver certain opinions of counsel with respect to the transfer of the receivables in the additional credit card accounts or the participations to master trust II; and

•	each rating agency then rating any series of certificates outstanding under master trust II shall have previously, or, in certain limited circumstances, within a three-month period, consented to the addition of such additional credit card accounts or participations.

In addition to the periodic reports otherwise required to be filed by the servicer with the SEC pursuant to the Securities Exchange Act of 1934, as amended, the servicer intends to file, on behalf of master trust II, a report on Form 8-K with respect to any addition to master trust II of receivables in additional credit card accounts or participations that would have a material effect on the composition of the assets of master trust II.

Removal of Accounts

MBNA may, but shall not be obligated to, designate from time to time certain credit card accounts to be removed accounts, all receivables in which shall be subject to removal from master trust II. MBNA, however, may not make more than one such designation in any month. MBNA will be permitted to designate and require reassignment to it of the receivables from removed accounts only upon satisfaction of the following conditions, among others:

•	the removal of any receivables of any removed accounts shall not, in the reasonable belief of MBNA, cause a Pay Out Event to occur;

•	MBNA shall have delivered to master trust II for execution a written assignment and a computer file or microfiche list, dated as of the Removal Date, containing a true and complete list of all removed accounts identified by account number and the aggregate amount of the receivables in such removed accounts;

•	MBNA shall represent and warrant that no selection procedures believed by MBNA to be materially adverse to the interests of the holders of any series of certificates outstanding under master trust II were utilized in selecting the removed accounts to be removed from master trust II;

•	each rating agency then rating each series of investor certificates outstanding under master trust II shall have received notice of such proposed removal of accounts and MBNA shall have received notice from each such rating agency that such proposed removal will not result in a downgrade or withdrawal of its then-current rating for any such series;

•	the aggregate amount of principal receivables of the accounts then existing in master trust II less the aggregate amount of principal receivables of the removed accounts shall not be less than the amount specified, if any, for any period specified;

•	the principal receivables of the removed accounts shall not equal or exceed 5% of the aggregate amount of the principal receivables in master trust II at such time; except, that if any series of master trust II investor certificates or tranche of notes has been paid in full, the principal receivables in such removed accounts may not equal or exceed the sum of:

—	the initial Investor Interest or the aggregate principal amount of the certificates of such series or tranche, as applicable, of such series; plus

—	5% of the aggregate amount of the principal receivables in master trust II at such time after giving effect to the removal of accounts in an amount approximately equal to the initial Investor Interest of such series; and

•	MBNA shall have delivered to the master trust II trustee an officer’s certificate confirming the items set forth above.

In addition, MBNA’s designation of any account as a removed account shall be random, unless MBNA’s designation of any such account is in response to a third-party action or decision not to act and not the unilateral action of the seller.

MBNA will be permitted to designate as a removed account without the consent of the master trust II trustee, certificateholders, noteholders or rating agencies, and without having to satisfy the conditions described above, any account that has a zero balance and which MBNA will remove from its computer file.

Collection and Other Servicing Procedures

The servicer will be responsible for servicing and administering the receivables in accordance with the servicer’s policies and procedures for servicing credit card receivables comparable to the receivables. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering such actions and in such amounts as the servicer believes to be reasonable from time to time.

The servicer may not resign from its obligations and duties under the master trust II agreement, except upon determination that performance of its duties is no longer permissible under applicable law. No such resignation will become effective until the master trust II trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the master trust II agreement. MBNA, as initial servicer, intends to delegate some of its servicing duties to MBNA Technology, Inc.; however, such delegation will not relieve it of its obligation to perform such duties in accordance with the master trust II agreement.

Master Trust II Accounts

The servicer will establish and maintain, in the name of master trust II, for the benefit of certificateholders of all series, an account established for the purpose of holding collections of receivables, called a master trust II collection account, which will be a non-interest bearing segregated account established and maintained with the servicer or with a Qualified Institution. A Qualified Institution may also be a depository institution, which may include the master trust II trustee, which is acceptable to each rating agency.

In addition, for the benefit of the investor certificateholders of certificates issued by master trust II, the master trust II trustee will establish and maintain in the name of master trust II two separate accounts, called a finance charge account and a principal account, in segregated master trust II accounts (which need not be deposit accounts). Funds in the principal account and the finance charge account for master trust II will be invested, at the direction of the servicer, in Permitted Investments.

Any earnings (net of losses and investment expenses) on funds in the finance charge account or the principal account allocable to the collateral certificate will be included in collections of finance charge receivables allocable to the collateral certificate. The servicer will have the revocable power to withdraw funds from the master trust II collection account and to instruct the master trust II trustee to make withdrawals and payments from the finance charge account and the principal account for the purpose of carrying out the servicer’s duties.

Investor Percentage

The servicer will allocate between the Investor Interest of each series issued and outstanding and the Seller Interest, all amounts collected on finance charge receivables, all amounts collected on principal receivables and all receivables in Defaulted Accounts, based on a varying percentage called the investor percentage. The servicer will make each allocation by reference to the applicable investor percentage of each series and the Seller Percentage, and, in certain circumstances, the percentage interest of certain credit enhancement providers, with respect to such series. For a description of how allocations will be made to the collateral certificate by master trust II, see “Sources of Funds to Pay the Notes—The Collateral Certificate.”

Transfer of Annual Membership Fees

Before the Distribution Date following each annual membership fee processing date, MBNA will accept reassignment of the receivables representing such annual membership fee from master trust II. MBNA will pay to master trust II for such receivable the amount of such annual membership fee. An amount equal to the product of (a) the investor percentages with respect to all series issued by master trust II with respect to finance charge receivables and (b) the amount of such annual membership fee will be deposited by MBNA into the finance charge account, and an amount equal to the product of (a) the Seller Percentage and (b) the amount of such annual membership fee will be paid to the holder of the Seller Interest. Simultaneously with such reassignment, MBNA will retransfer the receivable representing such annual membership fee to master trust II. Upon such retransfer, MBNA will make certain representations and warranties with respect to such receivables, as provided below under “—Representations and Warranties,” as if such receivable were a new receivable created in an existing account of master trust II. Further, the amount of the Seller Interest will be increased to reflect the addition of such annual membership fee receivable to master trust II. Collections with respect to such annual membership fees will be treated as collections of principal receivables.

Application of Collections

Except as otherwise provided below, the servicer will deposit into the master trust II collection account, no later than the second Business Day following the date of processing, any payment collected by the servicer on the receivables in master trust II. On the same day as any such deposit is made, the servicer will make the deposits and payments to the accounts and parties as indicated below. MBNA, as servicer, may make such deposits and payments on a monthly or other periodic basis on each Transfer Date in an amount equal to the net amount of such deposits and payments which would have been made on a daily basis if:

•	(i) the servicer provides to the master trust II trustee a letter of credit covering collection risk of the servicer acceptable to the specified rating agency, and

(ii) MBNA shall not have received a notice from such rating agency that such letter of credit would result in the lowering of such rating agency’s then-existing rating of any series of certificates previously issued by master trust II and then-outstanding; or

•	the servicer has and maintains a certificate of deposit rating of P-1 by Moody’s and of A-1 by Standard & Poor’s and deposit insurance.

Whether the servicer is required to make monthly or daily deposits from the master trust II collection account into the finance charge account or the principal account, with respect to any month:

•	the servicer will only be required to deposit collections from the master trust II collection account into the finance charge account, the principal account or any series account established by a related series supplement up to the required amount to be deposited into any such deposit account or, without duplication, distributed or deposited on or prior to the related Distribution Date to certificateholders; and

•	if at any time prior to such Distribution Date the amount of collections deposited in the master trust II collection account, finance charge account or principal account exceeds the amount required to be deposited pursuant to this section, the servicer, subject to certain limitations, will be permitted to withdraw the excess from the master trust II collection account, finance charge account or principal account, as applicable.

The servicer will withdraw the following amounts from the master trust II collection account for application as indicated:

(a)  An amount equal to the Seller Percentage of the aggregate amount of such deposits in respect of principal receivables will be:

—	paid to the holder of the Seller Interest if, and only to the extent that, the Seller Interest is greater than the Minimum Seller Interest; or

—	deposited in the principal account and treated as Unallocated Principal Collections.

(b)  An amount equal to the Seller Percentage of the aggregate amount of such deposits in respect of finance charge receivables will be:

—	deposited in the finance charge account (in an amount equal to the amount of such deposits times the aggregate prefunded amount, if any, on deposit in the principal funding subaccount for any tranche of notes divided by the Seller Interest) and paid to the issuer on the following Transfer Date (in amount not to exceed the positive difference, if any, between (i) the amount of interest payable to noteholders and derivative counterparties, if any, on such prefunded amount and (ii) the net investment earnings on such prefunded amounts for such month); or

—	otherwise paid to the holder of the Seller Interest.

(c) For master trust II certificates other than the collateral certificate, an amount equal to the applicable investor percentage of the aggregate amount of such deposits with respect to the finance charge receivables will be deposited into the finance charge account and the aggregate amount of such deposits with respect to principal receivables will be deposited into the principal account, in each case, for application and distribution in accordance with the related series supplement. However, so long as certain conditions are satisfied, including that no Pay Out Event has occurred or is continuing, collections of principal receivables allocable to subordinated classes of investor certificates will be deposited in the principal account only up to an amount (not less than zero) equal to:

—	1.5 times the total monthly interest to be deposited during the current month for all classes of investor certificates described in the related series supplement, plus

—	if MBNA or The Bank of New York is not the servicer, the monthly servicing fee, minus

—	the preceding month’s finance charge collections allocated to the related investor certificates (unless the servicer has knowledge that the current month’s finance charge collections will be materially less than the finance charge collections for the prior month, in which case, the lesser amount will be used).

Any collections of principal receivables allocable to subordinated classes of investor certificates in excess of such amount will be commingled with MBNA’s other funds until the following Transfer Date.

(d) For the collateral certificate, deposits in respect of finance charge receivables and principal receivables will be allocated to the collateral certificate as described in “Sources of Funds to Pay the Notes—The Collateral Certificate” in this prospectus. However, so long as certain conditions are satisfied, including that no Pay Out Event with respect to the collateral certificate has occurred or is continuing, and that neither an early redemption event nor an event of default with respect to the notes has occurred or is continuing, collections of principal receivables allocable to subordinated classes of notes will be deposited in the principal account only up to an amount (not less than zero) equal to:

—	1.5 times the aggregate amount targeted to be deposited in the interest funding account during the current month and, following any issuance of notes during such month, the aggregate amount targeted to be deposited in the interest funding account for such newly issued notes during the following month, plus

—	if MBNA or The Bank of New York is not the servicer, the monthly servicing fee, minus

—	the preceding month’s finance charge collections allocated to the collateral certificate (unless the servicer has knowledge that the current month’s finance charge collections will be materially less than the finance charge collections for the prior month, in which case, the lesser amount will be used).

Any collections of principal receivables allocable to subordinated classes of notes in excess of such amount will be commingled with MBNA’s other funds until the following Transfer Date.

The amount of collections of principal receivables to be deposited in the principal account with respect to subordinated classes of investor certificates described in clause (c) above, or subordinated classes of notes as described in clause (d) above, is subject to amendment with rating agency approval.

Any Unallocated Principal Collections will be held in the principal account and paid to the holder of the Seller Interest if, and only to the extent that, the Seller Interest is greater than the Minimum Seller Interest. Unallocated Principal Collections will be held for or distributed to investor certificateholders of the series of certificates issued by master trust II (including the collateral certificate) in accordance with related series supplements.

Defaulted Receivables; Rebates and Fraudulent Charges

On each Determination Date, the servicer will calculate the Aggregate Investor Default Amount for the preceding month, which will be equal to the aggregate amount of the investor percentage of principal receivables in Defaulted Accounts; that is, credit card accounts which in such month were written off as uncollectible in accordance with the servicer’s policies and procedures for servicing credit card receivables comparable to the receivables in master trust II. Recoveries on receivables in Defaulted Accounts will be included as finance charge collections payable to master trust II, provided that if any of such recoveries relates to both receivables in Defaulted Accounts and other receivables, and it cannot be determined with objective certainty whether such recoveries relate to receivables in Defaulted Accounts or other receivables, the amount of recoveries included as finance charge collections payable to master trust II will be the servicer’s reasonable estimate of the amount recovered in respect of receivables in Defaulted Accounts.

If the servicer adjusts the amount of any principal receivable because of transactions occurring in respect of a rebate or refund to a cardholder, or because such principal receivable was created in respect of merchandise which was refused or returned by a cardholder, then the Seller Interest will be reduced by the amount of the adjustment. In addition, the Seller Interest will be reduced as a result of transactions in respect of any principal receivable which was discovered as having been created through a fraudulent or counterfeit charge.

Master Trust II Termination

Master trust II will terminate on the Master Trust II Termination Date. Upon the termination of master trust II and the surrender of the Seller Interest, the master trust II trustee shall convey to the holder of the Seller Interest all right, title and interest of master trust II in and to the receivables and other funds of master trust II.

Pay Out Events

A Pay Out Event will cause the early redemption of the notes. A Pay Out Event refers to any of the following events:

(a)

failure on the part of MBNA (i) to make any payment or deposit on the date required under the master trust II agreement or the Series 2001-D supplement (or within the applicable grace period which shall not exceed 5 days) or (ii) to observe or perform in any material respect any other covenants or agreements of MBNA set forth in the master trust II agreement or the Series 2001-D supplement, which failure has a material adverse effect on the certificateholders and which continues unremedied for a period of 60 days after written notice of such failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the certificateholders for such period;

(b)	any representation or warranty made by MBNA in the master trust II agreement or the Series 2001-D supplement, or any information required to be given by MBNA to the master trust II trustee to identify the credit card accounts, proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of such failure, requiring the same to be remedied, and as a result of which the interests of the certificateholders are materially and adversely affected and continue to be materially and adversely affected for such period, except that a Pay Out Event described in this clause (b) will not occur if MBNA has accepted reassignment of the related receivable or all such receivables, if applicable, during such period (or such longer period as the master trust II trustee may specify) in accordance with the provisions of the master trust II agreement;

(c)	a failure by MBNA to convey receivables arising under additional credit card accounts, or participations, to master trust II when required by the master trust II agreement;

(d)	any Servicer Default occurs which would have a material adverse effect on the certificateholders;

(e)	certain events of insolvency, conservatorship or receivership relating to MBNA;

(f)	MBNA becomes unable for any reason to transfer receivables to master trust II in accordance with the provisions of the master trust II agreement; or

(g)	master trust II becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In the case of any event described in clause (a), (b) or (d) above, a Pay Out Event will occur only if, after any applicable grace period, either the master trust II trustee or the noteholders evidencing interests aggregating not less than 50% of the Adjusted Outstanding Dollar Principal Amount of the outstanding notes, by written notice to MBNA and the servicer (and to the master trust II trustee if given by the certificateholders) declare that a Pay Out Event has occurred as of the date of such notice.

In the case of any event described in clause (c), (e), (f) or (g), a Pay Out Event will occur without any notice or other action on the part of the master trust II trustee or the noteholders immediately upon the occurrence of such event.

In addition to the consequences of a Pay Out Event discussed above and solely to the extent the investor certificates of any series issued on or prior to April 25, 2001 are outstanding, if pursuant to certain provisions of federal law, MBNA voluntarily enters liquidation or a receiver is appointed for MBNA, on the day of such event MBNA will immediately cease to transfer principal receivables to master trust II and promptly give notice to the master trust II trustee of such event. Within 15 days, the master trust II trustee will publish a notice of the liquidation or the appointment stating that the master trust II trustee intends to sell, dispose of, or otherwise liquidate the receivables in master trust II. Unless otherwise instructed within a specified period by certificateholders representing interests aggregating more than 50% of the Investor Interest of each series issued and outstanding, the master trust II trustee will use its best efforts to sell, dispose of, or otherwise liquidate the receivables in master trust II through the solicitation of competitive bids and on terms equivalent to the best purchase offer, as determined by the master trust II trustee. The noteholders will be deemed to have disapproved of such sale, liquidation or disposition. However, neither MBNA, nor any affiliate or agent of MBNA, may purchase the receivables of master trust II in the event of such sale, liquidation or disposition. The proceeds from the sale, disposition or liquidation of such receivables will be treated as collections of the receivables and applied as specified above in “—Application of Collections.”

If the only Pay Out Event to occur is either the insolvency of MBNA or the appointment of a conservator or receiver for MBNA, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of the receivables in master trust II and the commencement of a Rapid Amortization Period. In addition, a conservator or receiver may have the power to cause the early sale of the receivables in master trust II and the early retirement of the certificates. See “Risk Factors.”

On the date on which a Pay Out Event occurs, the Rapid Amortization Period will commence. A Pay Out Event for the collateral certificate is also an early redemption event for the notes. See “The Indenture—Early Redemption Events.”

Servicing Compensation and Payment of Expenses

The share of the master trust II servicing fee allocable to the collateral certificate for any Transfer Date, called the Investor Servicing Fee, will equal one-twelfth of the product of (i) 2.0% and (ii) the Weighted Average Floating Allocation Investor Interest for the collateral certificate for the month preceding such Transfer Date. On each Transfer Date, if MBNA or The Bank of New York is the servicer, servicer interchange for the related month that is on deposit in the finance charge account will be withdrawn from the finance charge account and paid to the servicer in payment of a portion of the Investor Servicing Fee for such month.

The servicer interchange for any month for which MBNA or The Bank of New York is the servicer will be an amount equal to the portion of collections of finance charge receivables allocated to the Investor Interest for the collateral certificate for such month that is attributable to interchange. However, servicer interchange for a month will not exceed one-twelfth of the product of (i) the Weighted Average Floating Allocation Investor Interest for the collateral certificate for such month and (ii) 0.75%. In the case of any insufficiency of servicer interchange on deposit in the finance charge account, a portion of the Investor Servicing Fee allocable to the collateral certificate with respect to such month will not be paid to the extent of such insufficiency and in no event shall master trust II, the master trust II trustee or the collateral certificateholder be liable for the share of the servicing fee to be paid out of servicer interchange.

The share of the Investor Servicing Fee allocable to the collateral certificate for any Transfer Date, called the Net Servicing Fee, is equal to one-twelfth of the product of (i) the Weighted Average Floating Allocation Investor Interest for the collateral certificate and (ii) 1.25%, or if MBNA or The Bank of New York is not the servicer, 2.0%.

The Investor Servicing Fee allocable to the collateral certificate will be funded from collections of finance charge receivables allocated to the collateral certificate. The remainder of the servicing fee for master trust II will be allocable to the Seller Interest, the Investor Interests of any other series of investor certificates issued by master trust II and any other interests in master trust II, if any, with respect to such series. Neither master trust II, the master trust II trustee nor the certificateholders of any series of investor certificates issued by master trust II (including the collateral certificate) will have any obligation to pay the portion of the servicing fee allocable to the Seller Interest.

The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the master trust II trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the master trust II agreement, the trust agreement or the indenture to be payable by master trust II or the investor certificateholders other than federal, state and local income and franchise taxes, if any, of master trust II.

New Issuances

The master trust II agreement provides that the holder of the Seller Interest may cause the master trust II trustee to issue one or more new series of certificates and may define all principal terms of such series. Each series issued may have different terms and enhancements than any other series. None of MBNA, the servicer, the master trust II trustee or master trust II is required or intends to obtain the consent of any certificateholder of any other series previously issued by master trust II or any noteholder of a series previously issued by the issuer prior to the issuance of a new series of master trust II investor certificates. However, as a condition of a new issuance, the holder of the Seller Interest will deliver to the master trust II trustee written confirmation that the new issuance will not result in the reduction or withdrawal by any rating agency of its rating of any outstanding series.

Under the master trust II agreement, the holder of the Seller Interest may cause a new issuance by notifying the master trust II trustee at least three days in advance of the date upon which the new issuance is to occur. The notice will state the designation of any series to be issued and:

•	its initial principal amount (or method for calculating such amount) which amount may not be greater than the current principal amount of the Seller Interest;

•	its certificate rate (or method of calculating such rate); and

•	the provider of any credit enhancement.

The master trust II trustee will authenticate a new series only if it receives the following, among others:

•	a series supplement specifying the principal terms of such series;

•	an opinion of counsel to the effect that, unless otherwise stated in the related series supplement, the certificates of such series will be characterized as indebtedness for federal income tax purposes;

•	a master trust II tax opinion;

•	if required by the related series supplement, the form of credit enhancement;

•	if credit enhancement is required by the series supplement, an appropriate credit enhancement agreement executed by MBNA and the credit enhancer;

•	written confirmation from each rating agency that the new issuance will not result in such rating agency’s reducing or withdrawing its rating on any then outstanding series rated by it; and

•	an officer’s certificate of MBNA to the effect that after giving effect to the new issuance MBNA would not be required to add additional accounts pursuant to the master trust II agreement and the Seller Interest would be at least equal to the Minimum Seller Interest.

Representations and Warranties

MBNA has made in the master trust II agreement certain representations and warranties to master trust II to the effect that, among other things:

•	as of the issuance date, MBNA is duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the master trust II agreement; and

•	as of the Cut-Off Date (or as of the date of the designation of additional accounts), each account is an Eligible Account (as defined in the glossary).

If,

•	any of these representations and warranties proves to have been incorrect in any material respect when made, and continues to be incorrect for 60 days after notice to MBNA by the master trust II trustee or to the seller and the master trust II trustee by the certificateholders holding more than 50% of the Investor Interest of the related series; and

•	as a result the interests of the certificateholders are materially and adversely affected, and continue to be materially and adversely affected during such period;

then the master trust II trustee or certificateholders holding more than 50% of the Investor Interest may give notice to MBNA (and to the master trust II trustee in the latter instance) declaring that a Pay Out Event has occurred, thereby causing an early redemption event to occur with respect to the notes.

MBNA has also made representations and warranties to master trust II relating to the receivables in master trust II to the effect that, among other things:

•	as of the issuance date of the initial series of certificates issued by master trust II, each of the receivables then existing in master trust II is an Eligible Receivable; and

•	as of the date of creation of any new receivable, such receivable is an Eligible Receivable and the representation and warranty that the transfer was a sale or the grant of a perfected security interest, as described below, is true and correct with respect to such receivable.

In the event of a breach of any representation and warranty set forth in the preceding paragraph, within 60 days, or such longer period (not to exceed 120 days) as may be agreed to by the master trust II trustee, of the earlier to occur of the discovery of such breach by MBNA, as seller or as servicer, or receipt by MBNA of written notice of such breach given by the master trust II trustee, or, with respect to certain breaches relating to prior liens, immediately upon the earlier to occur of such discovery or notice and as a result of such breach, the receivables in the accounts of master trust II are charged-off as uncollectible, master trust II’s rights in, to or under the receivables or their proceeds are impaired or the proceeds of such receivables are not available for any reason to master trust II free and clear of any lien (except for certain tax, governmental and other nonconsensual liens), then MBNA will be obligated to accept reassignment of each related principal receivable as an ineligible receivable. Such reassignment will not be required to be made, however, if, on any day within the applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects.

MBNA will accept reassignment of each ineligible receivable by directing the servicer to deduct the amount of each such ineligible receivable from the aggregate amount of principal receivables used to calculate the Seller Interest. In the event that the exclusion of an ineligible receivable from the calculation of the Seller Interest would cause the Seller Interest to be a negative number, on the date of reassignment of such ineligible receivable MBNA shall make a deposit in the collection account in immediately available funds in an amount equal to the amount by which the Seller Interest would be reduced below zero. Any such deduction or deposit shall be considered a repayment in full of the ineligible receivable. The obligation of MBNA to accept reassignment of any ineligible receivable is the sole remedy respecting any breach of the representations and warranties set forth in this paragraph with respect to such receivable available to the certificateholders or the master trust II trustee on behalf of certificateholders.

MBNA has also represented and warranted to master trust II to the effect that, among other things, as of the issuance date of the initial series of certificates issued by master trust II:

•	the master trust II agreement will constitute a legal, valid and binding obligation of MBNA; and

•	the transfer of receivables by it to master trust II under the master trust II agreement will constitute either:

—	a valid transfer and assignment to master trust II of all right, title and interest of MBNA in and to the receivables in master trust II (other than receivables in additional accounts), whether then existing or thereafter created and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders); or

—	the grant of a first priority perfected security interest in such receivables (except for certain tax, governmental and other nonconsensual liens) and the proceeds thereof (including amounts in any of the accounts established for the benefit of certificateholders), which is effective as to each such receivable upon the creation thereof.

In the event of a breach of any of the representations and warranties described in the preceding paragraph, either the master trust II trustee or the holders of certificates evidencing interests in master trust II aggregating more than 50% of the aggregate Investor Interest of all series outstanding under master trust II may direct MBNA to accept reassignment of Master Trust II Portfolio within 60 days of such notice, or within such longer period specified in such notice. MBNA will be obligated to accept reassignment of such receivables in master trust II on a Distribution Date occurring within such applicable period. Such reassignment will not be required to be made, however, if at any time during such applicable period, or such longer period, the representations and warranties shall then be true and correct in all material respects. The deposit amount for such reassignment will be equal to:

•	the Investor Interest for each series outstanding under master trust II on the last day of the month preceding the Distribution Date on which the reassignment is scheduled to be made; minus

•	the amount, if any, previously allocated for payment of principal to such certificateholders (or other interest holders) on such Distribution Date; plus

•	an amount equal to all accrued and unpaid interest less the amount, if any, previously allocated for payment of such interest on such Distribution Date.

The payment of this reassignment deposit amount and the transfer of all other amounts deposited for the preceding month in the distribution account will be considered a payment in full of the Investor Interest for each such series required to be repurchased and will be distributed upon presentation and surrender of the certificates for each such series. If the master trust II trustee or certificateholders give a notice as provided above, the obligation of MBNA to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to the master trust II trustee or such certificateholders.

It is not required or anticipated that the master trust II trustee will make any initial or periodic general examination of the receivables or any records relating to the receivables for the purpose of establishing the presence or absence of defects, compliance with MBNA’s representations and warranties or for any other purpose. The servicer, however, will deliver to the master trust II trustee on or before March 31 of each year (or such other date specified in the accompanying prospectus supplement), an opinion of counsel with respect to the validity of the security interest of master trust II in and to the receivables and certain other components of master trust II.

Certain Matters Regarding MBNA as Seller and as Servicer

The master trust II agreement provides that the servicer will indemnify master trust II and the master trust II trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions or alleged acts or omissions of the servicer with respect to the activities of master trust II or the master trust II trustee. The servicer, however, will not indemnify:

•	the master trust II trustee for liabilities imposed by reason of fraud, negligence, or willful misconduct by the master trust II trustee in the performance of its duties under the master trust II agreement;

•	master trust II, the certificateholders or the certificate owners for liabilities arising from actions taken by the master trust II trustee at the request of certificateholders;

•	master trust II, the certificateholders or the certificate owners for any losses, claims, damages or liabilities incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of defaulted receivables or receivables which are written off as uncollectible; or

•	master trust II, the certificateholders or the certificate owners for any liabilities, costs or expenses of master trust II, the certificateholders or the certificate owners arising under any tax law, including without limitation, any federal, state or local income or franchise tax or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by master trust II, the certificateholders or the certificate owners in connection with the master trust II agreement to any taxing authority.

In addition, the master trust II agreement provides that, subject to certain exceptions, MBNA will indemnify an injured party for any losses, claims, damages or liabilities (other than those incurred by a certificateholder as an investor in the certificates or those which arise from any action of a certificateholder) arising out of or based upon the arrangement created by the master trust II agreement as though the master trust II agreement created a partnership under the Delaware Uniform Partnership Law in which MBNA is a general partner.

Neither MBNA, the servicer nor any of their respective directors, officers, employees or agents will be under any liability to master trust II, the master trust II trustee, the investor certificateholders of any certificates issued by master trust II or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the master trust II agreement. Neither MBNA, the servicer nor any of their respective directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of MBNA, the servicer or any such person in the performance of its duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the master trust II agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the master trust II agreement and which in its opinion may expose it to any expense or liability.

MBNA may transfer its interest in all or a portion of the Seller Interest, provided that prior to any such transfer:

•	the master trust II trustee receives written notification from each rating agency that such transfer will not result in a lowering or withdrawal of its then-existing rating of the certificates of each outstanding series rated by it; and

•	the master trust II trustee receives a written opinion of counsel confirming that such transfer would not adversely affect the treatment of the certificates of each outstanding series issued by master trust II as debt for federal income tax purposes.

Any person into which, in accordance with the master trust II agreement, MBNA or the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which MBNA or the servicer is a party, or any person succeeding to the business of MBNA or the servicer, upon execution of a supplement to the master trust II agreement and delivery of an opinion of counsel with respect to the compliance of the transaction with the applicable provisions of the master trust II agreement, will be the successor to MBNA or the servicer, as the case may be, under the master trust II agreement.

Servicer Default

In the event of any Servicer Default, either the master trust II trustee or certificateholders representing interests aggregating more than 50% of the Investor Interests for all series of certificates of master trust II, by written notice to the servicer (and to the master trust II trustee if given by the certificateholders), may terminate all of the rights and obligations of the servicer under the master trust II agreement and the master trust II trustee may appoint a new servicer. Any such termination and appointment is called a service transfer. The rights and interest of MBNA under the master trust II agreement and in the Seller Interest will not be affected by such termination. The master trust II trustee shall as promptly as possible appoint a successor servicer. Because MBNA, as servicer, has significant responsibilities with respect to the servicing of the receivables, the master trust II trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform such duties for the amount of the servicing fee currently payable under the master trust II agreement. If no such servicer has been appointed and has accepted such appointment by the time the servicer ceases to act as servicer, all authority, power and obligations of the servicer under the master trust II agreement will pass to the master trust II trustee. The Bank of New York, the master trust II trustee, does not have credit card operations. If The Bank of New York is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the master trust II agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. Except when the Servicer Default is caused by certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, if the master trust II trustee is unable to obtain any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that it cannot in good faith cure the Servicer Default which gave rise to a transfer of servicing, and if the master trust II trustee is legally unable to act as successor servicer, then the master trust II trustee shall give MBNA the right of first refusal to purchase the receivables on terms equivalent to the best purchase offer as determined by the master trust II trustee.

Upon the occurrence of any Servicer Default, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the master trust II agreement. The servicer is required to provide the master trust II trustee, any provider of enhancement and/or any issuer of any third-party credit enhancement, MBNA and the holders of certificates of each series issued and outstanding under master trust II prompt notice of such failure or delay by it, together with a description of the cause of such failure or delay and its efforts to perform its obligations.

In the event of a Servicer Default, if a conservator or receiver is appointed for the servicer and no Servicer Default other than such conservatorship or receivership or the insolvency of the servicer exists, the conservator or receiver may have the power to prevent either the master trust II trustee or the majority of the certificateholders from effecting a service transfer. See “Risk Factors—Regulatory action could cause delays or reductions in payment of your notes.”

Evidence as to Compliance

On or before August 31 of each calendar year, the servicer is required to cause a firm of independent certified public accountants to furnish to the master trust II trustee a report, based upon established criteria that meets the standards applicable to accountants’ reports intended for general distribution, attesting to the fairness of the assertion of the servicer’s management that its internal controls over the functions performed as servicer of master trust II are effective, in all material respects, in providing reasonable assurance that master trust II assets are safeguarded against loss from unauthorized use or disposition, on the date of such report, and that such servicing was conducted in compliance with the sections of the master trust II agreement during the period covered by such report (which shall be the period from July 1 (or for the initial period, the relevant issuance date) of the preceding calendar year to and including June 30 of such calendar year), except for such exceptions or errors as such firm believes to be immaterial and such other exceptions as shall be set forth in such statement.

The servicer is also required to provide an annual statement signed by an officer of the servicer to the effect that the servicer has fully performed its obligations under the master trust II agreement throughout the preceding year, or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

Amendments to the Master Trust II Agreement

By accepting a note, a noteholder will be deemed to acknowledge that MBNA and the master trust II trustee may amend the master trust II agreement and any series supplement without the consent of any investor certificateholder (including the issuer) or any noteholder, so long as the amendment will not, as evidenced by an opinion of counsel to the master trust II trustee, materially adversely affect the interest of any investor certificateholder (including the holder of the collateral certificate).

For purposes of any provision of the master trust II agreement or the Series 2001-D supplement requiring or permitting actions with the consent of, or at the direction of, certificateholders holding a specified percentage of the aggregate unpaid principal amount of investor certificates:

•	each noteholder will be deemed to be an investor certificateholder;

•	each noteholder will be deemed to be the holder of an aggregate unpaid principal amount of the collateral certificate equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes;

•	each series of notes under the indenture will be deemed to be a separate series of master trust II certificates and the holder of a note of such series will be deemed to be the holder of an aggregate unpaid principal amount of such series of master trust II certificates equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes of such series;

•	each tranche of notes under the indenture will be deemed to be a separate class of master trust II certificates and the holder of a note of such tranche will be deemed to be the holder of an aggregate unpaid principal amount of such class of master trust II certificates equal to the Adjusted Outstanding Dollar Principal Amount of such noteholder’s notes of such tranche; and

•	any notes owned by the issuer, the seller, the servicer, any other holder of the Seller Interest or any affiliate thereof will be deemed not to be outstanding, except that, in determining whether the master trust II trustee shall be protected in relying upon any such consent or direction, only notes which the trustee knows to be so owned shall be so disregarded.

However, a noteholder will not have any right to consent to any amendment to the master trust II agreement or the Series 2001-D supplement providing for (i) the replacement of MBNA as seller under the master trust II agreement with a bankruptcy-remote special purpose entity, or (ii) so long as the only series of master trust II investor certificates outstanding is Series 2001-D, the consolidation of master trust II and the issuer or the transfer of assets in master trust II to the issuer.

No amendment to the master trust II agreement will be effective unless the issuer delivers the opinions of counsel described under “The Indenture—Tax Opinions for Amendments.”

The master trust II agreement and any series supplement may be amended by MBNA, the servicer and the master trust II trustee, without the consent of certificateholders of any series then outstanding, for any purpose, so long as:

•	MBNA delivers an opinion of counsel acceptable to the master trust II trustee to the effect that such amendment will not adversely affect in any material respect the interest of such certificateholders;

•	such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II; and

•	such amendment will not cause a significant change in the permitted activities of master trust II, as set forth in the master trust II agreement.

The master trust II agreement and any related series supplement may be amended by MBNA, the servicer and the master trust II trustee, without the consent of the certificateholders of any series then outstanding, to provide for additional enhancement or substitute enhancement with respect to a series, to change the definition of Eligible Account or to provide for the addition to master trust II of a participation, so long as:

•	MBNA delivers to the master trust II trustee a certificate of an authorized officer to the effect that, in the reasonable belief of MBNA, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

•	such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II.

The master trust II agreement and the related series supplement may be amended by MBNA, the servicer and the master trust II trustee (a) with the consent of holders of certificates evidencing interests aggregating not less than 50% (or such other percentage specified in the related prospectus supplement) of the Investor Interests for all series of master trust II, for the purpose of effectuating a significant change in the permitted activities of master trust II which is not materially adverse to the certificateholders, and (b) in all other cases, with the consent of the holders of certificates evidencing interests aggregating not less than 66 2/3% (or such other percentage specified in the accompanying prospectus supplement) of the Investor Interests for all series of master trust II, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the master trust II agreement or the related series supplement or of modifying in any manner the rights of certificateholders of any outstanding series of master trust II. No such amendment, however, may:

•	reduce in any manner the amount of, or delay the timing of, distributions required to be made on the related series or any series;

•	change the definition of or the manner of calculating the interest of any certificateholder of such series or any certificateholder of any other series issued by master trust II; or

•	reduce the aforesaid percentage of interests the holders of which are required to consent to any such amendment,

in each case without the consent of all certificateholders of the related series and certificateholders of all series adversely affected.

In addition, subject to any other applicable conditions described above, the Series 2001-D supplement may be amended by MBNA without the consent of the servicer, the master trust II trustee, the collateral certificateholder or any noteholder if MBNA provides the master trust II trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that master trust II would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that such amendment or modification would not materially and adversely affect any certificateholder, except that no such amendment (i) shall be deemed effective without the master trust II trustee’s consent, if the master trust II trustee’s rights, duties and obligations under the Series 2001-D supplement are thereby modified or (ii) shall cause a significant change in the permitted activities of master trust II, as set forth in the master trust II agreement. Promptly after the effectiveness of any such amendment, MBNA shall deliver a copy of such amendment to each of the servicer, the master trust II trustee and each rating agency described in the Series 2001-D supplement.

Promptly following the execution of any amendment to the master trust II agreement, the master trust II trustee will furnish written notice of the substance of such amendment to each certificateholder. Any series supplement and any amendments regarding the addition or removal of receivables from master trust II will not be considered an amendment requiring certificateholder consent under the provisions of the master trust II agreement and any series supplement.

Certificateholders Have Limited Control of Actions

Certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Investor Interest of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the master trust II agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of MBNA’s representations and warranties. The interests of the certificateholders of any such series may not coincide with yours, making it more difficult for any particular certificateholder to achieve the desired results from such vote.

Material Legal Aspects of the Receivables

Transfer of the Receivables and the Collateral Certificate

MBNA will represent and warrant that its transfer of receivables to master trust II is either (1) an absolute sale of those receivables or (2) the grant of a security interest in those receivables. For a description of master trust II’s rights if these representations and warranties are not true, see “Master Trust II—Representations and Warranties” in this prospectus. In addition, MBNA will represent and warrant that its transfer of the collateral certificate to the issuer is either (1) an absolute sale of the collateral certificate or (2) the grant of a security interest in the collateral certificate.

MBNA will take steps under the UCC to perfect master trust II’s interest in the receivables and the issuer’s and the indenture trustee’s interest in the collateral certificate. Nevertheless, if the UCC does not govern these transfers and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

MBNA will represent, warrant, and covenant that both its transfer of receivables to master trust II and its transfer of the collateral certificate to the issuer is perfected and free and clear of the lien or interest of any other entity. If this is not true, master trust II’s interest in the receivables and the issuer’s and the indenture trustee’s interest in the collateral certificate could be impaired, and payments to you could be delayed or reduced. For instance,

•	a prior or subsequent transferee of receivables could have an interest in the receivables superior to the interest of master trust II, or a prior or subsequent transferee of the collateral certificate could have an interest in the collateral certificate superior to the interest of the issuer and the indenture trustee;

•	a tax, governmental, or other nonconsensual lien that attaches to the property of MBNA could have priority over the interest of master trust II in the receivables and the interest of the issuer and the indenture trustee in the collateral certificate; and

•	the administrative expenses of a conservator or receiver for MBNA could be paid from collections on the receivables or distributions on the collateral certificate before master trust II, the issuer or the indenture trustee receives any payments.

Certain Matters Relating to Conservatorship or Receivership

MBNA is chartered as a national banking association and is regulated and supervised by the Office of the Comptroller of the Currency, which is authorized to appoint the Federal

Deposit Insurance Corporation as conservator or receiver for MBNA if certain events occur relating to MBNA’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for MBNA.

Although MBNA will treat both its transfer of the receivables to master trust II and its transfer of the collateral certificate to the issuer as sales for accounting purposes, each of these transfers may constitute the grant of a security interest under general applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables and the collateral certificate if (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. The master trust II agreement and MBNA’s transfer of the receivables, as well as the trust agreement and MBNA’s transfer of the collateral certificate, are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could reclaim, recover, or recharacterize MBNA’s transfer of the receivables or the collateral certificate. The FDIA would limit master trust II’s, the issuer’s or the indenture trustee’s damages in this event to its “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for MBNA. The FDIC, moreover, could delay its decision whether to reclaim, recover, or recharacterize MBNA’s transfer of the receivables or the collateral certificate for a reasonable period following its appointment as conservator or receiver for MBNA. Therefore, if the FDIC were to reclaim, recover, or recharacterize MBNA’s transfer of the receivables or the collateral certificate, payments to you could be delayed or reduced.

Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize MBNA’s transfer of the receivables or the collateral certificate, you could suffer a loss on your investment if (i) the master trust II agreement, the trust agreement, or MBNA’s transfer of the receivables or the collateral certificate were found to violate the regulatory requirements of the FDIA, (ii) master trust II, the master trust II trustee, the issuer, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables or the collateral certificate, (iii) the FDIC were to request a stay of any action by master trust II, the master trust II trustee, the issuer, or the indenture trustee to enforce the master trust II agreement, the trust agreement, the indenture, the collateral certificate, or the notes, or (iv) the FDIC were to repudiate other parts of the master trust II agreement or the trust agreement, such as any obligation to collect payments on or otherwise service the receivables or to manage the issuer.

In addition, regardless of the terms of the master trust II agreement, the trust agreement, or the indenture, and regardless of the instructions of those authorized to direct the master trust II trustee’s, the issuer’s or the indenture trustee’s actions, the FDIC as conservator or receiver for MBNA may have the power (i) to prevent or require the commencement of a Rapid Amortization Period, (ii) to prevent, limit, or require the early liquidation of receivables or the collateral certificate and termination of master trust II or the issuer, or (iii) to require, prohibit, or limit the continued transfer of receivables or payments on the collateral certificate. Furthermore, regardless of the terms of the master trust II agreement or the trust agreement, the FDIC (i) could prevent the appointment of a successor servicer or another manager for the issuer, (ii) could authorize MBNA to stop servicing the receivables or managing the issuer, or (iii) could increase the amount or the priority of the servicing fee due to MBNA or otherwise alter the terms under which MBNA services the receivables or manages the issuer. If any of these events were to occur, payments to you could be delayed or reduced.

In addition, if insolvency proceedings were commenced by or against MBNA, or if certain time periods were to pass, master trust II, the issuer and the indenture trustee may lose any perfected security interest in collections held by MBNA and commingled with its other funds. See “Sources of Funds to Pay the Notes—The Collateral Certificate” and “Master Trust II—Application of Collections.”

Certain Regulatory Matters

The operations and financial condition of MBNA are subject to extensive regulation and supervision under federal and state law. The appropriate banking regulatory authorities, including the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation, have broad enforcement powers over MBNA. These enforcement powers may adversely affect the operation and financial condition of master trust II and the issuer, and your rights under the master trust II agreement, the trust agreement and the indenture prior to the appointment of a receiver or conservator.

If federal bank regulatory authorities supervising any bank were to find that any obligation of such bank or an affiliate under a securitization or other agreement, or any activity of such bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the related bank, such federal bank regulatory authorities have the power under the Federal Deposit Insurance Act to order such bank or affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, MBNA may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the relevant regulatory authority.

Recently, after the OCC found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order requires that bank, among other things, to resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While MBNA has no reason to believe that any appropriate banking regulatory authority, including the OCC, would consider provisions relating to MBNA acting as servicer or the payment or amount of a servicing fee to MBNA, or any other obligation of MBNA under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a regulatory authority did reach such a conclusion, and ordered MBNA to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

The relationships of the cardholder and credit card issuer and the lender are extensively regulated by federal and state consumer protection laws. With respect to credit cards issued by MBNA, the most significant laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting, Fair Debt Collection Practice, Graham-Leach-Bliley and Electronic Funds Transfer Acts, and with respect to members of the military on active duty, the Servicemembers Civil Relief Act. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, and at year end. In addition, these statutes limit customer liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be assessed, and regulate the use of cardholder information. Cardholders are entitled under these laws to have payments and credits applied to the credit card accounts promptly, to receive prescribed notices and to require billing errors to be resolved promptly.

Master trust II may be liable for certain violations of consumer protection laws that apply to the receivables, either as assignee from MBNA with respect to obligations arising before transfer of the receivables to master trust II or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of receivables owing. MBNA has represented and warranted in the master trust II agreement that all of the receivables have been and will be created in compliance with the requirements of such laws. The servicer also agrees in the master trust II agreement to indemnify master trust II, among other things, for any liability arising from such violations caused by the servicer. For a discussion of master trust II’s rights arising from the breach of these warranties, see “Master Trust II—Representations and Warranties” in this prospectus.

Certain jurisdictions may attempt to require out-of-state credit card issuers to comply with such jurisdiction’s consumer protection laws (including laws limiting the charges imposed by such credit card issuers) in connection with their operations in such jurisdictions. A successful challenge by such a jurisdiction could have an adverse impact on MBNA’s credit card operations or the yield on the receivables in master trust II.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectible. The certificateholders could suffer a loss if no funds are available from credit enhancement or other sources. See “Master Trust II—Defaulted Receivables; Rebates and Fraudulent Charges” in this prospectus.

Federal Income Tax Consequences

General

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular tranche may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the issuer (“Special Tax Counsel”). The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Characterization of the Issuer and the Notes

Treatment of the Issuer and Master Trust II as Entities Not Subject to Tax

Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of the issuer and master trust II will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that each of the issuer and master trust II will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

The precise tax characterization of the issuer and master trust II for federal income tax purposes is not certain. They might be viewed as merely holding assets on behalf of the beneficiary as collateral for notes issued by the beneficiary. On the other hand, they could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on noteholders except as stated below under “Possible Alternative Characterizations.”

Treatment of the Notes as Debt

Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuer will agree by entering into the indenture, and the noteholders will agree by their purchase and holding of notes, to treat the notes as debt secured by the collateral certificate and other assets of the issuer for United States federal income tax purposes.

Possible Alternative Characterizations

If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuer, master trust II or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of the collateral certificate and any other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its notes were held to constitute partnership interests rather than debt. Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuer and master trust II are permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The beneficiary intends to take measures designed to reduce the risk that either of the issuer or master trust II could be classified as a publicly traded partnership; although the beneficiary expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the beneficiary. As a result, there can be no assurance that the measures the beneficiary intends to take will in all circumstances be sufficient to prevent the issuer and master trust II from being classified as publicly traded partnerships. If the issuer or master trust II were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related noteholders or other security holders were treated as payments of interest thereon. Further, distributions to noteholders not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuer and master trust II as entities not subject to federal income tax is correct.

Consequences to Holders of the Offered Notes

Interest and Original Issue Discount

Stated interest on a note will be includible in gross income as it accrues or is received in accordance with a noteholder’s usual method of tax accounting. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of such a note (including a cash basis holder) would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a note is “unconditionally payable” and hence that all of such interest should be included in the note’s stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount

A holder of a note who purchases an interest in a note at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

Market Premium

A holder of a note who purchases an interest in a note at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

Disposition of the Notes

Subject to exceptions such as in the case of “wash sales,” upon the sale, exchange or retirement of a note, the holder of the note will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder’s adjusted tax basis in the note. The holder’s adjusted tax basis in the note generally will equal the cost of the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

Foreign Holders

Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuer to a holder of a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) will be considered “portfolio interest” and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the beneficiary, the issuer or master trust II, (b) a “controlled foreign corporation” with respect to which the beneficiary, the issuer or master trust II is a “related person” within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Holders of Notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

The United States federal income tax discussion set forth above may not be applicable depending upon a holder’s particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of the issuer or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax adviser regarding state and local tax consequences.

Benefit Plan Investors

Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, known as ERISA, and/or section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan—referred to as “plan assets.” A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

In general, a benefit plan for these purposes includes:

•	a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

•	an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees—such as a pension, profit-sharing, section 401(k) or Keogh plan; and

•	a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity—including an insurance company general account—considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

Prohibited Transactions

ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a benefit plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of MBNA and MBNA is a party in interest as to the benefit plan. A prohibited transaction could also arise if MBNA, the master trust II trustee, the indenture trustee, the servicer or another party with an economic relationship to the issuer or master trust II either:

•	is involved in the investment decision for the benefit plan to purchase notes or

•	is otherwise a party in interest as to the benefit plan.

If a prohibited transaction might result from the benefit plan’s purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

•	96-23, available to “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to “qualified professional asset managers.”

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuer or Master Trust II and a Party in Interest

The second category of prohibited transactions could arise if:

•	a benefit plan acquires notes, and

•	under the “look-through” rules of the U.S. Department of Labor plan asset regulation, assets of the issuer are treated as if they were plan assets of the benefit plan.

In this case, every transaction by the issuer would be treated as a transaction by the benefit plan using its plan assets.

If assets of the issuer are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuer itself engages in a transaction with a party in interest as to the benefit plan. For example, if the issuer’s assets are treated as assets of the benefit plan and master trust II holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

As a result, if assets of the issuer are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuer or master trust II from the prohibited transaction rules. In addition, because all the assets of the issuer or master trust II would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

Under an exemption in the plan asset regulation, assets of the issuer would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

•	is treated as indebtedness under local law, and

•	has no “substantial equity features.”

The issuer expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuer believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the issuer to be treated as plan assets.

Investment by Benefit Plan Investors

For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or master trust II is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Plan of Distribution

The issuer may offer and sell the notes of a series in one or more of the following ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuer, and offers and sales of notes may include secondary market transactions by affiliates of the issuer. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The issuer will specify in a prospectus supplement the terms of each offering, including

•	the name or names of any underwriters or agents,

•	the managing underwriters of any underwriting syndicate,

•	the public offering or purchase price,

•	the net proceeds to the issuer from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuer, directly or through agents, solicits offers to purchase notes, the issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

Any underwriter or agent participating in a distribution of securities, including notes offered by the issuer, may be deemed to be an “underwriter” of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

MBNA and the issuer may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuer’s notes.

Underwriters and agents participating in the distribution of the issuer’s notes, and their controlling persons, may engage in transactions with and perform services for MBNA, the issuer or their respective affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the issuance of the notes and the collateral certificate will be passed upon for MBNA by Louis J. Freeh, Senior Vice Chairman and General Counsel of MBNA, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to MBNA. Certain legal matters relating to the issuance of the notes under the laws of the State of Delaware will be passed upon for MBNA by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the federal tax consequences of the issuance of the notes will be passed upon for MBNA by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the issuance of the notes will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Mr. Freeh owns beneficially in excess of 500,000 shares of common stock of MBNA Corporation, including options exercisable within sixty days under MBNA Corporation’s 1991 and 1997 Long Term Incentive Plans.

Where You Can Find More Information

We filed a registration statement relating to the notes with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about master trust II and the issuer.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

We “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of master trust II or the issuer until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Investor Relations; MBNA America Bank, National Association; Wilmington, Delaware 19884-0131; (800) 362-6255.

Glossary of Defined Terms

“Addition Date” means the date of any assignment of receivables in additional accounts to the Master Trust II Portfolio.

“Adjusted Outstanding Dollar Principal Amount” means, for any series, class or tranche of notes, the outstanding dollar principal amount of such series, class or tranche, less any funds on deposit in the principal funding account or the related subaccount, as applicable, for such series, class or tranche.

“Aggregate Investor Default Amount” means, for any month, the sum of the Investor Default Amounts for such month.

“Available Funds” means (a) with respect to all series of notes, the collections of finance charge receivables (and certain amounts to be treated as finance charge receivables) payable to the issuer, as holder of the collateral certificate, plus the collateral certificate’s allocable portion of investment earnings (net of losses and expenses) on amounts on deposit in the master trust II finance charge account, minus, if MBNA or The Bank of New York is the servicer, any servicer interchange attributable to the collateral certificate as described in “Master Trust II—Servicing Compensation and Payment of Expenses” and (b) with respect to any series, class or tranche of notes, the amount of collections in clause (a) allocated to such series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Available Funds with respect to such series, class or tranche as described in the applicable supplement to this prospectus.

“Available Funds Allocation Amount” means, on any date during any month for any tranche, class or series of notes (exclusive of (a) any notes within such tranche, class or series which will be paid in full during such month and (b) any notes which will have a nominal liquidation amount of zero during such month), an amount equal to the sum of (i) the nominal liquidation amount for such tranche, class or series, as applicable, as of the last day of the preceding month, plus (ii) the aggregate amount of any increases in the nominal liquidation amount of such tranche, class or series, as applicable, as a result of (x) the issuance of a new tranche of notes or the issuance of additional notes in an outstanding tranche of notes, (y) the accretion of principal on discount notes of such tranche, class or series, as applicable or (z) the release of prefunded amounts (other than prefunded amounts deposited during such month) for such tranche, class or series, as applicable, from a principal funding subaccount, in each case during such month.

“Available Principal Amounts” means, (a) with respect to all series of notes, the collections of principal receivables allocated and paid to the issuer, as holder of the collateral certificate, and (b) with respect to any series, class or tranche of notes, the amount of collections in clause (a) allocated to such series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Available Principal Amounts with respect to such series, class or tranche as described in the applicable supplement to this prospectus.

“Bank Portfolio” means the portfolio of MasterCard and Visa accounts owned by MBNA.

“Business Day” is, unless otherwise indicated, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Newark, Delaware are authorized or obligated by law, executive order or governmental decree to be closed.

“Cut-Off Date” means June 22, 1994.

“Daily Available Funds Amount” means, for any day during any month, an amount equal to the product of (a) the amount of collections of finance charge receivables (together with certain amounts to be treated as finance charge receivables) processed for any series, class or tranche of notes, minus, if MBNA or The Bank of New York is the servicer, the amount of interchange paid to the servicer for each month, and (b) the percentage equivalent of a fraction, the numerator of which is the Available Funds Allocation Amount for the related series, class or tranche of notes for such day and the denominator of which is the Available Funds Allocation Amount for all series of notes for such day.

“Daily Principal Amount” means, for any day during any month on which collections of principal receivables are processed for any series, class or tranche of notes, an amount equal to the product of (a) the aggregate amount of collections of principal receivables allocated to the issuer on such day and (b) the percentage equivalent of a fraction, the numerator of which is the Principal Allocation Amount for the related series, class or tranche of notes for such day and the denominator of which is the Principal Allocation Amount for all series of notes for such day.

“Default Amount” means the aggregate amount of principal receivables (other than ineligible receivables) in a Defaulted Account on the day such account became a Defaulted Account.

“Defaulted Accounts” means certain accounts in the Master Trust II Portfolio, the receivables of which have been written off as uncollectible by the servicer.

“Definitive Notes” means notes in definitive, fully registered form.

“Determination Date” means the fourth Business Day preceding each Transfer Date.

“Distribution Date” means the 15th day of each month (or, if such 15th day is not a Business Day, the next succeeding Business Day).

“Eligible Account” means, as of the Cut-Off Date (or, with respect to additional accounts, as of their date of designation for inclusion in master trust II), each account owned by MBNA:

•	which was in existence and maintained with MBNA;

•	which is payable in United States dollars;

•	the customer of which has provided, as his most recent billing address, an address located in the United States or its territories or possessions;

•	which has not been classified by MBNA as cancelled, counterfeit, deleted, fraudulent, stolen or lost; and

•	which has not been charged-off by MBNA in its customary and usual manner for charging-off accounts as of the Cut-Off Date and, with respect to additional accounts, as of their date of designation for inclusion in master trust II;

provided, however, the definition of Eligible Account may be changed by amendment to the master trust II agreement without the consent of the certificateholders if:

•	MBNA delivers to the trustee a certificate of an authorized officer to the effect that, in the reasonable belief of MBNA, such amendment will not as of the date of such amendment adversely affect in any material respect the interest of such certificateholders; and

•	such amendment will not result in a withdrawal or reduction of the rating of any outstanding series under master trust II by any rating agency.

“Eligible Receivable” means each receivable:

•	which has arisen under an Eligible Account;

•	which was created in compliance, in all material respects, with all requirements of law applicable to MBNA, and pursuant to a credit card agreement which complies in all material respects with all requirements of law applicable to MBNA;

•	with respect to which all consents, licenses or authorizations of, or registrations with, any governmental authority required to be obtained or given by MBNA in connection with the creation of such receivable or the execution, delivery, creation and performance by MBNA of the related credit card agreement have been duly obtained, effected or given and are in full force and effect as of the date of the creation of such receivable;

•	as to which, at the time of and all times after its creation, MBNA or master trust II had good and marketable title free and clear of all liens and security interests arising under or through MBNA or any of its affiliates (other than certain tax liens for taxes not then due or which MBNA is contesting);

•	which is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms (with certain bankruptcy-related exceptions); and

•	which constitutes an “account” under Article 9 of the UCC.

“Excess Available Funds” means, with respect to any series of notes, the amount by which Available Funds allocable to such series exceed the sum of (1) the aggregate amount targeted to be deposited in the interest funding account with respect to such series, (2) the portion of the master trust II servicing fee allocable to such series, (3) the defaults on receivables in master trust II allocable to such series and (4) the aggregate amount of any nominal liquidation amount deficits with respect to such series.

“Floating Investor Percentage” means, for any date of determination, a percentage based on a fraction, the numerator of which is the aggregate Available Funds Allocation Amounts for all series of notes for such date and the denominator of which is the greater of (a) the aggregate amount of principal receivables in master trust II at the end of the prior month and (b) the sum of the Investor Interests for all outstanding master trust II series of investor certificates on such date of determination. However, with respect to any month in which there is a new issuance of notes, an accretion of principal on discount notes, a release of prefunded amounts from a principal funding subaccount, an addition of accounts, or a removal of accounts where the receivables in such removed accounts approximately equal the initial Investor Interest of a series of master trust II investor certificates that has been paid in full, the denominator described in clause (a) of the previous sentence will be, on and after such date, the aggregate amount of principal receivables in master trust II as of the beginning of the day on the most recently occurring event described above (after adjusting for the aggregate amount of principal receivables, if any, added to or removed from master trust II on such date).

“Investor Default Amount” means, for any receivable, the product of:

•	the Floating Investor Percentage on the day the applicable account became a Defaulted Account; and

•	the Default Amount.

“Investor Interest” means, for any date of determination:

•	with respect to the collateral certificate, the sum of the nominal liquidation amounts for each series of notes outstanding as of such date; and

•	with respect to all other series of master trust II investor certificates, the initial outstanding principal amount of the investor certificates of that series, less the amount of principal paid to the related investor certificateholders and the amount of unreimbursed charge-offs for uncovered defaults and reallocations of principal collections.

“Investor Servicing Fee” has the meaning described in “Master Trust II—Servicing Compensation and Payment of Expenses” in this prospectus.

“Master Trust II Portfolio” means the credit card accounts selected from the Bank Portfolio and included in master trust II as of the Cut-Off Date and, with respect to additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the master trust II agreement and which accounts have not been removed from master trust II.

“Master Trust II Termination Date” means, unless the servicer and the holder of the Seller Interest instruct otherwise, the earliest of:

•	the first Business Day after the Distribution Date on which the outstanding amount of the interests in master trust II (excluding the Seller Interest), if any, with respect to each series outstanding is zero;

•	December 31, 2024 or such later date as the servicer and the seller may determine (which will not be later than August 31, 2034); or

•	if the receivables are sold, disposed of or liquidated following the occurrence of an event of insolvency or receivership of MBNA, immediately following such sale, disposition or liquidation.

“Minimum Seller Interest” for any period means 4% of the average principal receivables for such period. MBNA may reduce the Minimum Seller Interest to not less than 2% of the average principal receivables for such period upon notification that such reduction will not cause a reduction or withdrawal of the rating of any outstanding investor certificates issued by master trust II that are rated by the rating agencies rating those investor certificates and certain other conditions to be set forth in the master trust II agreement.

“Net Servicing Fee” has the meaning described in “Master Trust II—Servicing Compensation and Payment of Expenses” in this prospectus.

“Pay Out Events” with respect to a series of investor certificates (including the collateral certificate) are the events described in “Master Trust II—Pay Out Events” in this prospectus and any other events described in the related prospectus supplement.

“Permitted Investments” means:

•	obligations of, or fully guaranteed by, the United States of America;

•	time deposits or certificates of deposit of depositary institutions or trust companies, the certificates of deposit of which have the highest rating from Moody’s, Standard & Poor’s and, if rated by Fitch, Fitch;

•	commercial paper having, at the time of master trust II’s or the issuer’s investment, a rating in the highest rating category from Moody’s, Standard & Poor’s and, if rated by Fitch, Fitch;

•	bankers’ acceptances issued by any depository institution or trust company described in the second clause above;

•	money market funds which have the highest rating from, or have otherwise been approved in writing by, each rating agency;

•	certain open end diversified investment companies; and

•	any other investment if each rating agency confirms in writing that such investment will not adversely affect its then-current rating or ratings of the certificates.

“Principal Allocation Amount” shall mean, on any date during any month for any tranche, class or series of notes (exclusive of (x) any notes within such tranche, class or series which will be paid in full during such month and (y) any notes which will have a nominal liquidation amount of zero during such month), an amount equal to the sum of (a) for any notes within such tranche, class or series of notes in a note accumulation period, the sum of the nominal liquidation amounts for such notes as of the close of business on the day prior to the commencement of the most recent note accumulation period for such notes, and (b) for all other notes outstanding within such tranche, class or series of notes, (i) the sum of the nominal liquidation amounts for such notes, each as of the close of business on the last day of the immediately preceding month (or, with respect to the first month for any such tranche of notes, the initial dollar principal amount of such notes), plus (ii) the aggregate amount of any increases in the nominal liquidation amount of such notes as a result of (x) the issuance of additional notes in an outstanding series, class or tranche of notes, (y) the accretion of principal on discount notes of such series, class or tranche, as applicable, or (z) the release of prefunded amounts (other than prefunded amounts deposited during such month) for such series, class or tranche, as applicable, from a principal funding subaccount, in each case during such month on or prior to such date.

“Principal Investor Percentage” means, for any date of determination, a percentage based on a fraction, the numerator of which is the aggregate Principal Allocation Amounts for such date and the denominator of which is the greater of (a) the total principal receivables in master trust II at the end of the prior month and (b) the sum of the Investor Interests at the end of the prior month for all outstanding master trust II series of investor certificates on such date of determination. However, this Principal Investor Percentage will be adjusted for certain Investor Interest increases, as well as additions and certain removals of accounts, during the related month. In calculating the Principal Investor Percentage, the Investor Interest is the sum of (i) for each tranche of notes which is not accumulating or paying principal, the Investor Interest at the end of the prior month and (ii) for each tranche of notes which is accumulating or paying principal, the Investor Interest prior to any reductions for accumulations or payments of principal.

“Qualified Institution” means either:

•	a depository institution, which may include the indenture trustee or the owner trustee (so long as it is a paying agent), organized under the laws of the United States of America or any one of the states thereof or the District of Columbia, the deposits of which are insured by the FDIC and which at all times has a short-term unsecured debt rating in the applicable investment category of each rating agency; or

•	a depository institution acceptable to each rating agency.

“Rapid Amortization Period” means for Series 2001-D the period beginning on and including the pay out commencement date and ending on the earlier of the Series 2001-D termination date and the Master Trust II Termination Date.

“Removal Date” means the date of any removal of receivables in accounts removed from the Master Trust II Portfolio.

“Seller Interest” means the interest in master trust II not represented by the investor certificates issued and outstanding under master trust II or the rights, if any, of any credit enhancement providers to receive payments from master trust II.

“Seller Percentage” means a percentage equal to 100% minus the aggregate investor percentages and, if applicable, the percentage interest of credit enhancement providers, for all series issued by master trust II that are then outstanding.

“Servicer Default” means any of the following events:

(a)  failure by the servicer to make any payment, transfer or deposit, or to give instructions to the master trust II trustee to make certain payments, transfers or deposits,

on the date the servicer is required to do so under the master trust II agreement or any series supplement (or within the applicable grace period, which will not exceed 10 Business Days);

(b)  failure on the part of the servicer duly to observe or perform in any respect any other covenants or agreements of the servicer which has a material adverse effect on the certificateholders of any series issued and outstanding under master trust II and which continues unremedied for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders; or the delegation by the servicer of its duties under the master trust II agreement, except as specifically permitted thereunder;

(c)  any representation, warranty or certification made by the servicer in the master trust II agreement, or in any certificate delivered pursuant to the master trust II agreement, proves to have been incorrect when made which has a material adverse effect on the certificateholders of any series issued and outstanding under master trust II, and which continues to be incorrect in any material respect for a period of 60 days after written notice and continues to have a material adverse effect on such certificateholders;

(d)  the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer; or

(e)  such other event specified in the accompanying prospectus supplement.

Notwithstanding the foregoing, a delay in or failure of performance referred to in clause (a) above for a period of 10 Business Days, or referred to under clause (b) or (c) for a period of 60 Business Days, will not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

“Transfer Date” means the Business Day immediately prior to the Distribution Date in each month.

“Unallocated Principal Collections” means any amounts collected in respect of principal receivables that are allocable to, but not paid to, MBNA because the Seller Interest is less than the Minimum Seller Interest.

“Weighted Average Available Funds Allocation Amount” shall mean, with respect to any month for any tranche, class or series of notes, the sum of the Available Funds

Allocation Amount for such tranche, class or series, as applicable, as of the close of business on each day during such month divided by the actual number of days in such month.

“Weighted Average Floating Allocation Investor Interest” means, for any month, the sum of the aggregate Available Funds Allocation Amounts for all series of notes as of the close of business on each day during such month divided by the actual number of days in such month.

“Weighted Average Principal Allocation Amount” shall mean, with respect to any period for any tranche, class or series of notes, the sum of the Principal Allocation Amount for such series, class or tranche, as applicable, as of the close of business on each day during such period divided by the actual number of days in such period.

MBNA Credit Card Master Note Trust

Issuer

MBNA America Bank, National Association

Originator of the Issuer

MBNAseries

$200,000,000

Class B(2004-1) Notes

PROSPECTUS SUPPLEMENT

Underwriters

Citigroup

Banc of America Securities LLC

JPMorgan

Lehman Brothers

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.

This document is printed entirely on recycled paper.